    As filed with the Securities and Exchange Commission on November 23, 1999
                              Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          ALLIED WASTE INDUSTRIES, INC.
                        ALLIED WASTE NORTH AMERICA, INC.
          SUBSIDIARY GUARANTORS LISTED ON SCHEDULES A THROUGH DD HERETO
             (Exact name of registrant as specified in its charter)

ALLIED WASTE INDUSTRIES, INC.             ALLIED WASTE NORTH AMERICA, INC.
           DELAWARE                                   DELAWARE
  (STATE OR OTHER JURISDICTION              (STATE OR OTHER JURISDICTION
OF INCORPORATION OR ORGANIZATION)           OF INCORPORATION OR ORGANIZATION)
          88-0228636                                 86-0843596
 (I.R.S. EMPLOYER IDENTIFICATION NO.)      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                      4953
                          (Primary Standard Industrial
                           Classification Code Number)


                   15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                            SCOTTSDALE, ARIZONA 85260
                                 (480) 627-2700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                                HENRY L. HIRVELA
                             CHIEF FINANCIAL OFFICER
                          ALLIED WASTE INDUSTRIES, INC.
                   15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                            SCOTTSDALE, ARIZONA 85260
                                 (480) 627-2700
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                               PETER GOLDEN, ESQ.
                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                               ONE NEW YORK PLAZA
                            NEW YORK, NEW YORK 10004
                                 (212) 859-8000


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED EXCHANGE OFFER: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                         CALCULATION OF REGISTRATION FEE

   TITLE OF EACH CLASS OF SECURITIES                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TO BE REGISTERED                  AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING    AMOUNT OF REGISTRATION
                                              REGISTERED           PER NOTE(1)           PRICE(1)                FEE(1)(2)
-----------------------------------------  ----------------     ---------------     ------------------    -----------------------
10% Series B Senior Subordinated Notes
due 2009 .............................     $2,000,000,000           100%               $2,000,000,000          $ 556,000
Guarantees ...........................                 --            --                            --               None(2)
       Total .........................     $2,000,000,000           100%               $2,000,000,000          $ 556,000(1)


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act").

(2)      Pursuant to Rule 457(n) under the Securities Act.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                   SCHEDULE A
                              SUBSIDIARY GUARANTORS


A-1 Service, Inc.
Aaro Waste Paper Company
Able Sanitation, Inc.
Adrian Landfill, Inc.
ADS of Illinois, Inc.
Affordable Dumpsters, Inc.
Alabama Recycling Services, Inc.
Alaska Street Associates, Inc.
Allied Cartage, Inc.
Allied Waste Industries (Arizona), Inc.
Allied Waste Industries (Southwest), Inc.
Allied Waste Industries of Illinois, Inc.
Allied Waste of California, Inc.
Allied Waste of New Jersey, Inc.
Allied Waste Rural Sanitation, Inc.
Allied Waste Systems, Inc. (Ohio)
Allied Waste Systems (Texas) Inc.
American Disposal Services of Illinois, Inc.
American Disposal Services of Kansas, Inc.
American Disposal Services of New Jersey, Inc.
American Disposal Services of West Virginia, Inc.
American Disposal Transfer Services of Illinois, Inc.
American Materials Recycling Corp.
American Transfer Company, Inc.
Apache Junction Landfill Corporation
Automated Modular Systems, Inc.
B & L Waste Handling, Inc.
Beattie's Rubbish Disposal, Inc.
Belleville Landfill, Inc.
BFI Medical Waste Systems of Washington, Inc.
BFI Transfer Systems of New Jersey, Inc.
BFI Waste Systems of New Jersey, Inc.
Borrego Landfill, Inc.
Bowers Phase II, Inc.
Brickyard Disposal & Recycling, Inc.
Browning-Ferris Industries of California, Inc.
Browning-Ferris Industries of Connecticut, Inc.
Browning-Ferris Industries of Florida, Inc.
Browning-Ferris Industries of Hawaii, Inc.
Browning-Ferris Industries of New Jersey, Inc.
Browning-Ferris Industries of New York, Inc.
Browning-Ferris Industries of Ohio, Inc.
Browning-Ferris Industries of Tennessee, Inc.
Browning-Ferris Industries, Inc. (MA corp.)
CC Landfill, Inc.
CCAI, Inc.
CDF Consolidated Corporation
Celina Landfill, Inc.
Central Sanitary Landfill, Inc.
Chambers Development of North Carolina, Inc.
Champion Recycling, Inc.
Charter Evaporation Resource Recovery Systems
Cherokee Run Landfill, Inc.
Chicago Disposal, Inc.
Citizens Disposal, Inc.
City-Star Services, Inc.
Clarkston Disposal, Inc.
Clinton Disposal Co.
Cocopah Landfill, Inc.
Copper Mountain Landfill, Inc.
County Disposal (Ohio), Inc.
County Landfill, Inc.
D & D Garage Services, Inc.
DeFeo Enterprises, Inc.
Delta Container Corporation
Delta Paper Stock, Co.
Denver Regional Landfill, Inc.
Dinverno Recycling, Inc.
Dinverno, Inc.
Douglas County Disposal, Inc.
Draw Enterprises II, Inc.
Draw Enterprises Real Estate, Inc.
Duncan Disposal Service, Inc.
Eagle Industries Leasing, Inc.
East Coast Waste Systems, Inc.
ECDC Environmental of Humbolt County, Inc.
ECDC Holdings, Inc.
Elmhurst Disposal Company
Enviro Carting Inc.
Enviro Recycling Corp.
Environmental Development Corp. (DE)
Environmental Reclamation Company
Environtech, Inc.
Evergreen Scavenger Service, Inc.
F.P. McNamara Rubbish Removal, Inc.
Forward, Inc.
Fred Barbara Trucking Co., Inc.
G. Van Dyken Disposal Inc.
Garofalo Brothers, Inc.
Garofalo Recycling and Transfer Station Co., Inc.
Gary Recycling Services, Inc.
General Refuse Rolloff Corp.
Georgia Recycling Services, Inc.
Giordano Recycling Corp.
Golden Eagle Disposals, Inc.
Golden Waste Disposal, Inc.
Great Lakes Disposal Service, Inc.
Great Midwestern Recovery Systems, Inc.
Harland's Sanitary Landfill, Inc.
Hawkeye Disposal Services, Inc.
Illinois Bulk Handlers, Inc.
Illinois Landfill, Inc.
Illinois Recycling Services, Inc.
Imperial Landfill, Inc.
Independent Trucking Company
Indiana Recycling Services, Incorporated

Industrial Services of Illinois, Inc.
Ingrum Waste Disposal, Inc.
International Disposal Corp. of California
Joe Di Rese & Sons, Inc.
Keller Canyon Landfill Company
Lake Norman Landfill, Inc.
Lake Shore Distributions, Inc.
Lathrop Sunrise Sanitation Corporation
Lee County Landfill, Inc.
Loop Express, Inc.
Loop Recycling, Inc.
Loop Transfer, Incorporated
Louis Pinto & Son, Inc., Sanitation Contractors
Maui Disposal Co., Inc.
MCM Sanitation, Inc.
Medical Disposal Services, Inc.
Mesa Disposal, Inc.
Metropolitan Disposal, Inc.
Mississippi Waste Paper Company
MJS Associates, Inc.
Monarch Disposal, Inc.
NationsWaste Catawba Regional Landfill, Inc.
NationsWaste, Inc.
New Morgan Landfill Company, Inc.
Newco Waste Systems of New Jersey, Inc.
Nimishillen Industrial Park, Inc.
Northeast Sanitary Landfill, Inc.
Northwest Recycling, Inc.
Northwest Waste Industries, Inc.
Oakland Heights Development, Inc.
Oklahoma Refuse, Inc.
Otay Landfill, Inc.
Ottawa County Landfill, Inc.
Packman, Inc.
Palomar Transfer Station, Inc.
Paper Fibers, Inc.
Pima Environmental Services, Inc.
Pittsburg County Landfill, Inc.
PM Recycling, Inc.
Price & Sons Recycling Company
R. 18, Inc.
R.C. Miller Enterprises, Inc.
R.C. Miller Refuse Service, Inc.
Rabanco Connections International, Inc.
Rabanco Intermodal/B.C., Inc.
Rabanco Recycling, Inc.
Rabanco Regional Landfill Company
Rabanco, Ltd.
Ramona Landfill, Inc.
RCS, Inc.
Recycling Associates Inc.
Refuse Service, Inc.
Reliable Rubbish Disposal, Inc.
Resource Recovery, Inc.
Ridgeline Trucking, Inc.
Ross Bros. Waste & Recycling Co.
Roxana Landfill, Inc.
Royal Holdings, Inc.
Rural Sanitation Service, Inc. of North Carolina
S & L, Inc.
S & S Environmental, Inc.
Saline County Landfill, Inc.
San Marcos NCRRF, Inc.
Sangamon Valley Landfill, Inc.
Sanitary Disposal Service, Inc.
Sanitran Inc.
Saugus Disposal, Inc.
Sauk Trail Development, Inc.
Seattle Disposal Company, Inc.
Selas Enterprises Ltd.
Shred-All Recycling Systems, Inc.
South Chicago Disposal, Inc. of Indiana
SSWI, Inc.
Standard Disposal Services, Inc.
Standard Environmental Services, Inc.
Standard Waste, Inc.
Stark Recycling Center, Inc.
Streator Area Landfill, Inc.
Suburban Transfer, Inc.
Suburban Warehouse, Inc.
Sun Valley Environmental Services, Inc.
Sunrise Sanitation Service, Inc.
Sunset Disposal, Inc.
Sunset Disposal Service, Inc.
Sycamore Landfill, Inc.
T & G Container, Inc.
Tates Transfer Systems, Inc.
Taylor Ridge Landfill, Inc.
Tennessee Union county Landfill, Inc.
Tom Luciano's Disposal Service, Inc.
Top Disposal Service, Inc.
Tri-State Recycling Services, Inc.
Tri-State Refuse Corporation
Tri-State Refuse Equipment Sales & Service, Inc.
Turnpike Leasing, Inc.
United Waste Control Corp.
United Waste Systems of Central Michigan, Inc.
Upper Rock Island County Landfill, Inc.
USA Waste of Illinois, Inc.
Vining Disposal Service, Inc.
Vinnie Monte's Waste Systems, Inc.
Waste Associates, Inc.
Waste Reclaiming Service, Inc.
Wayne County Landfill IL, Inc.
Williams County Landfill, Inc.
WJR Environmental, Inc.
World Sanitation Corporation
Yavapai Environmental Services, Inc.

                                   SCHEDULE B
                              SUBSIDIARY GUARANTORS

AAWI, Inc.
ADS, Inc.
Allied Acquisition Pennsylvania, Inc.
Allied Acquisition Two, Inc.
Allied Enviro Engineering, Inc. (TX corp.)
Allied Enviroengineering, Inc. (DE corp.)
Allied Waste Alabama, Inc.
Allied Waste Company, Inc.
Allied Waste Hauling of Georgia, Inc.
Allied Waste Industries (New Mexico), Inc.
Allied Waste Industries of Georgia, Inc.
Allied Waste Industries of Northwest Indiana, Inc.
Allied Waste Industries of Tennessee, Inc.
Allied Waste Landfill Holdings, Inc.
Allied Waste of Long Island, Inc.
Allied Waste Services, Inc. (MA corp.)
Allied Waste Services, Inc. (TX corp.)
Allied Waste Systems, Inc. (DE corp.)
Allied Waste Transportation, Inc.
Americal Co.
American Disposal Services, Inc.
American Disposal Services of Missouri, Inc.
Area Disposal Inc.
Attwoods of North America, Inc.
Autoshred, Inc.
AWIN Management, Inc.
BFI Atlantic, Inc.
BFI Energy Systems of Albany, Inc.
BFI Energy Systems of Delaware County, Inc.
BFI Energy Systems of Essex County, Inc.
BFI Energy Systems of Hempstead, Inc.
BFI Energy Systems of Niagra, Inc.
BFI Energy Systems of Niagra II, Inc.
BFI Energy Systems of SEMASS, Inc.
BFI Energy Systems of Southeastern Connecticut, Inc.
BFI International, Inc.
BFI Medical Waste, Inc. (Delaware)
BFI Medical Waste Systems of Washington, Inc.
BFI Properties, Inc.
BFI Ref-Fuel, Inc.
BFI Trans River (GP), Inc.
BFI Waste Systems of North America, Inc.
Browning-Ferris Financial Services, Inc.
Browning-Ferris Gas Services, Inc.
Browning-Ferris, Inc.
Browning-Ferris Industries, Inc. (DE corp.)
Browning-Ferris Industries Chemical Services, Inc.
Browning-Ferris Industries of Illinois, Inc.
Browning-Ferris Industries of Milwaukee, Inc.
Browning-Ferris Services, Inc.
CECOS International, Inc.
City Garbage, Inc.
Community Refuse Disposal, Inc.
Containerized, Inc. of Texas
County Disposal, Inc.
Cousins Carting Corp.
EOS Environmental, Inc.
Liberty Waste Holdings, Inc.
New York Waste Services, Inc.
Organized Sanitary Collectors and Recyclers, Inc.
Oscar's Collection Systems of Fremont, Inc.
Pinal County Landfill Corp.
Queen City Transfer, Inc.
Risk Services, Inc.
S & S Recycling, Inc.
Southwest Waste, Inc.
Super Services Waste Management, Inc.
Tricil (N.Y.), Inc.
Wastehaul, Inc.
Woodlake Sanitary Service, Inc.

     SCHEDULE C
SUBSIDIARY GUARANTORS

Allied Waste Systems Holdings, Inc.

     SCHEDULE D
SUBSIDIARY GUARANTORS

Draw Acquisition Company Twenty Three

     SCHEDULE E
SUBSIDIARY GUARANTORS

Allied Nova Scotia, Inc.

     SCHEDULE F
SUBSIDIARY GUARANTORS

AWIN Leasing Company, Inc.

     SCHEDULE G
SUBSIDIARY GUARANTORS

Allied Waste of New Jersey, LLC
Allied Waste Sycamore Landfill, LLC
Anderson Regional Landfill, LLC
Anson County Landfill NC, LLC
Bridgeton Landfill, LLC
Brundidge Landfill, LLC
Brunswick Waste Management Facility, LLC
Butler County Landfill, LLC
Chilton Landfill, LLC
Courtney Ridge Landfill, LLC
Ellis Scott Landfill MO, LLC
Forest View Landfill, LLC
Great Plains Landfill OK, LLC
Jefferson City Landfill, LLC
Lee County Landfill SC, LLC
Lemons Landfill, LLC
Northeast Landfill, LLC
Pinecrest Landfill OK, LLC
Show-Me Landfill, LLC
Southeast Landfill, LLC

      SCHEDULE H
SUBSIDIARY GUARANTORS

Consolidated Processing, Inc.

      SCHEDULE I
SUBSIDIARY GUARANTORS

Camelot Landfill TX, LP
Crow Landfill TX, L.P.
Ellis County Landfill TX, L.P.
Fort Worth Landfill TX, LP
Houston Towers TX, LP
Mars Road TX, LP
Mesquite Landfill TX, LP
Pleasant Oaks Landfill TX, LP
Pine Hill Farms Landfill TX, LP
Turkey Creek Landfill TX, LP

      SCHEDULE J
SUBSIDIARY GUARANTORS

Allied Gas Recovery Systems, L.L.C.

      SCHEDULE K
SUBSIDIARY GUARANTORS

BFI Energy Systems of Boston, Inc.
BFI Energy Systems of Plymouth, Inc.
BFI Trans River (LP), Inc.
Browning-Ferris Industries Asia Pacific, Inc.

      SCHEDULE L
SUBSIDIARY GUARANTORS

County Line Landfill Partnership
Illiana Disposal Partnership
Key Waste Indiana Partnership
Newton County Landfill Partnership

      SCHEDULE M
SUBSIDIARY GUARANTORS

Allied Services, LLC

      SCHEDULE N
SUBSIDIARY GUARANTORS

D & L Disposal, L.L.C.
Envotech-Illinois, L.L.C.
Liberty Waste Services of McCook, L.L.C.

      SCHEDULE O
SUBSIDIARY GUARANTORS

Draw Enterprises Real Estate, L.P.

      SCHEDULE P
SUBSIDIARY GUARANTORS

Evergreen Scavenger Service, L.L.C.
Liberty Waste Services of Illinois, L.L.C.
Packerton Land Company, L.L.C.

      SCHEDULE Q
SUBSIDIARY GUARANTORS

Liberty Waste Services Limited, L.L.C.

      SCHEDULE R

SUBSIDIARY GUARANTORS

Paper Fibres Company

      SCHEDULE S
SUBSIDIARY GUARANTORS

BFI Services Group, Inc.

      SCHEDULE T
SUBSIDIARY GUARANTORS

ECDC Environmental, L.C.

      SCHEDULE U
SUBSIDIARY GUARANTORS

Oklahoma City Landfill, L.L.C.

      SCHEDULE V
SUBSIDIARY GUARANTORS

Rabanco Companies

      SCHEDULE W
SUBSIDIARY GUARANTORS

U.S. Disposal II

      SCHEDULE X
SUBSIDIARY GUARANTORS

Recycle Seattle II

      SCHEDULE Y
SUBSIDIARY GUARANTORS

Regional Disposal Company

      SCHEDULE Z
SUBSIDIARY GUARANTORS

Browning-Ferris Industries Europe, Inc.

      SCHEDULE AA
SUBSIDIARY GUARANTORS

VHG, Inc.

      SCHEDULE BB
SUBSIDIARY GUARANTORS

Warner Hill Development Company

      SCHEDULE CC
SUBSIDIARY GUARANTORS

Allied Waste Holdings (Canada) Ltd.

      SCHEDULE DD
SUBSIDIARY GUARANTORS

Blue Ridge Landfill General Partnership
and Moorhead Landfill General Partnership

PROSPECTUS
                                    OFFER FOR

         ALL OUTSTANDING 10% SERIES A SENIOR SUBORDINATED NOTES DUE 2009

                                 IN EXCHANGE FOR

                 10% SERIES B SENIOR SUBORDINATED NOTES DUE 2009

                                       OF

                        ALLIED WASTE NORTH AMERICA, INC.

                 THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
                     NEW YORK CITY TIME, ON         , 1999.

THE REGISTERED NOTES

- The terms of each of the series B senior subordinated notes to be issued are substantially identical to each of the outstanding series A senior subordinated notes that Allied Waste North America, Inc. (the "Company") issued on July 30, 1999, except for certain transfer restrictions, registration rights and special interest provisions relating to the outstanding series A senior subordinated notes. Sometimes, we will refer to the series A senior subordinated notes and the series B senior subordinated notes together in this Prospectus as the notes. We also refer to the series B senior subordinated notes exchanged in the exchange offer as the exchange notes.

- Interest on the notes is payable semi-annually in arrears on each May 1 and November 1, commencing November 1, 1999.

- The notes are guaranteed on a senior subordinated basis by our parent, Allied Waste Industries, Inc. ("Allied"), a Delaware corporation of which we are a direct wholly-owned subsidiary. In addition, so long as our senior credit facility is similarly guaranteed, the notes will be guaranteed on a senior subordinated basis by substantially all our subsidiaries. If we cannot make payments on the notes when they are due, the subsidiary guarantors or Allied must make them instead.

- The notes and the guarantees are general unsecured obligations of the Company and:

      - are subordinate in right of payment to all of our and the guarantors' existing and future senior debt;

      - are subordinate to indebtedness under our senior credit facility to the extent of the assets securing such indebtedness, except for the Tranche D Subordinated Term Loan under the senior credit facility;

      - are equal in right of payment to our and the guarantors' other existing and future senior subordinated indebtedness; and

      -     are senior to our senior convertible preferred stock.

MATERIAL TERMS OF THE EXCHANGE OFFER

-     Expires at 5:00 p.m., New York City time, on         , 1999, unless
      extended.

- Not subject to any condition other than that the Exchange Offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

- All outstanding series A senior subordinated notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of series B senior subordinated notes which are registered under the Securities Act of 1933, as amended.

- The exchange of notes will not be a taxable exchange for the U.S. federal income tax purposes.

-     We will not receive any proceeds from the Exchange Offer.

- Tenders of outstanding series A senior subordinated notes may be withdrawn at any time prior to the expiration of the Exchange Offer.


          CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 14 OF
                                THIS PROSPECTUS.


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
               SECURITIES COMMISSION HAS APPROVED THE NOTES TO BE
            DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE
          ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR
       COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS         , 1999.

                                TABLE OF CONTENTS

                                                                     Page
Where You Can Find More Information..............................      3
Incorporation of Certain Documents by Reference..................      3
Forward-Looking Statements.......................................      4
Prospectus Summary...............................................      5
  The Exchange Offer.............................................      5
  The Company....................................................      5
  Summary of the Terms of the Exchange Offer.....................      7
  Consequences of Not Exchanging Old Notes.......................     10
  Summary Description of the New Notes...........................     11
Risk Factors.....................................................     14
Ratio of Earnings to Fixed Charges of Allied.....................     26
The Exchange Offer...............................................     27
Certain Indebtedness.............................................     35
Description of the New Notes.....................................     41
United States Federal Income Tax Consequences....................     80
Plan of Distribution.............................................     85
Validity of the New Notes........................................     85
Experts..........................................................     85


NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER TO SELL OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                       WHERE YOU CAN FIND MORE INFORMATION

     Allied is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with these rules, we file annual, quarterly and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy the reports and other information that we file with the SEC at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain information about Allied and the Company from the following regional offices of the SEC:
Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511. Copies of these materials also can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549 at prescribed rates. Our filings with the SEC are also available to the public on the SEC's home page on the Internet at http://www.sec.gov.

     We have filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") with respect to our 10% series B senior subordinated notes due 2009. This Prospectus, which is a part of the Registration Statement, omits certain information included in the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, we refer you to such exhibit for a more complete description of the matter involved, and each such statement is deemed qualified in its entirety to such reference.

     The indenture governing the outstanding notes provides that we will furnish to the holders of the notes copies of the periodic reports required to be filed by Allied or us with the SEC under the Exchange Act. Even if neither Allied nor us is subject to the periodic reporting and informational requirements of the Exchange Act, Allied or we will make such filings to the extent that such filings are accepted by the SEC. Allied or we will make these filings regardless of whether we have a class of securities registered under the Exchange Act. Furthermore, we will provide the Trustee for the notes within 15 days after such filings with annual reports containing the information required to be contained in Form 10-K, and quarterly reports containing the information required to be contained in Form 10-Q promulgated by the Exchange Act. From time to time, Allied or we will also provide such other information as is required to be contained in Form 8-K promulgated by the Exchange Act. If the filing of such information is not accepted by the SEC or is prohibited by the Exchange Act, we will then provide promptly upon written request copies of such reports to prospective purchasers of the notes.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We hereby incorporate by reference into this Prospectus the following documents or information filed with the SEC:

      (a) Allied's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998 ("Allied's 1998 Form 10-K") except for Part II, Items 6, 7, 7A and 8;

      (b) Allied's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

      (c) Allied's Current Reports on Form 8-K filed on March 16, 1999, July 19, 1999, August 10, 1999, September 14, 1999 and November 22, 1999
            respectively;

      (d) Allied's Proxy Statement for its annual meeting of shareholders held on May 26, 1999;

      (e) Allied's Proxy Statement for its special meeting of shareholders to be held on November 17, 1999 and supplements to the Proxy Statement dated October 28, 1999 and November 2, 1999; and

      (f) all documents filed by Allied pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Registration Statement of which this Prospectus is part and prior to the effectiveness thereof or subsequent to the date of this Prospectus and prior to the expiration of the Exchange Offer.

     Any statement contained herein, or in any documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a subsequent statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available without charge upon written or oral request from Henry L. Hirvela, Chief Financial Officer of Allied at Allied's principal executive offices located at 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, telephone number (480) 627-2700. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in the document. TO OBTAIN TIMELY DELIVERY OF ANY COPIES OF FILINGS REQUESTED, PLEASE WRITE OR TELEPHONE NO LATER
THAN           , 1999, TEN DAYS PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

     This Exchange Offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the Securities or Blue Sky laws of such jurisdiction.


                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains both historical and forward-looking statements. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee" or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. Our operations are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Examples of these risks and uncertainties include:

      - whether we can successfully integrate acquired companies, including the ongoing integration of Browning-Ferris Industries, Inc. ("BFI");

      -     whether we can achieve anticipated cost savings;

      -     whether we can successfully sell non-strategic assets;

      - whether the proceeds of sales from non-strategic assets will permit us to pay down enough debt to improve our ability to service our remaining debt;

      - whether acquisitions will be accretive to our earnings and cash flow;

      - whether the combined business of Allied and BFI will generate sufficient cash flow to service the substantial amount of debt we incurred to pay for the BFI acquisition;

      -     whether we can assimilate and retain BFI employees;

      -     whether we can retain BFI's customers;

      - whether we can successfully continue to pursue our vertical integration business strategy; and

      - whether we can successfully continue to pursue a disciplined market development program.


     Other factors that could materially affect these forward-looking statements can be found in Allied's and BFI's periodic reports filed with the SEC. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements, including the factors described below under "Risk Factors" and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this document are made only as of the date of this Prospectus and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this Prospectus, but does not contain all information that may be important to you. This Prospectus includes or incorporates by reference specific terms of the Exchange Offer, as well as information regarding our business and detailed financial data. We encourage you to read the detailed information and financial statements appearing elsewhere or incorporated by reference in this Prospectus. Unless the context requires otherwise, reference in this Prospectus to:

      - "Allied NA" refers to Allied Waste North America, Inc., the issuer of the notes, and its direct and indirect subsidiaries;

      -     "BFI" refers to Browning-Ferris Industries, Inc.;

      - "Allied" or "we," "us," or "our," refers to Allied Waste Industries, Inc., the parent of Allied NA, and its direct and indirect subsidiaries on a consolidated basis, including Allied NA and BFI; and

      - "Company" refers to Allied and BFI after the acquisition of BFI, giving effect to the offering of the notes and pending sales consisting of BFI's Canadian solid waste operations, substantially all the assets of BFI Gas Services, Inc., a wholly-owned subsidiary of BFI, and the completed sale of BFI's medical waste operations and sale of all of the shares of SITA, S.A. previously owned by BFI (together, the "BFI Dispositions").

     Additionally, unless the context otherwise requires, the information contained in this Prospectus gives pro forma effect to the acquisition of BFI by Allied and the BFI Dispositions. The term "old notes" refers to the 10% series A senior subordinated notes due 2009 that were issued on July 30, 1999 and the term "new notes" refers to the series B senior subordinated notes due 2009 offered pursuant to this Prospectus. The term "notes" on its own refers to the old notes and the new notes collectively.


                               THE EXCHANGE OFFER


     We completed on July 30, 1999 the private offering of an aggregate of $2 billion of 10% senior subordinated notes due 2009. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to deliver to you this Prospectus and to complete the Exchange Offer within 210 days of the issuance of the old notes. You are entitled to exchange in the Exchange Offer your outstanding old notes for registered new notes with substantially identical terms. If the Exchange Offer is not completed by February 25, 2000, then special interest, in addition to the base interest that would otherwise accrue on the notes, shall accrue at a per annum rate of 0.25% for the first 90 days after February 25, 2000, at a per annum rate of 0.50% for the second 90 days after February 25, 2000, at a per annum rate of 0.75% for the third 90 days after February 25, 2000 and after that, at a per annum rate of 1.0%. You should read the discussion under the headings "Summary -- Description of the New Notes" and "Description of the New Notes" for further information regarding the registered notes.


     We believe that the new notes issued in the Exchange Offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the headings "-- Summary of the Terms of Exchange Offer" and "The Exchange Offer" for further information regarding the Exchange Offer and resale of the notes.


                                   THE COMPANY

         Allied NA, a Delaware corporation, is a wholly-owned subsidiary of Allied. The principal executive offices of Allied and the Company are located at 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, and the telephone number is (480) 627-2700. Through its subsidiaries, the Company owns substantially all of the assets, and engages in substantially all of the businesses, owned or engaged in by Allied. Our common stock is traded on the New York Stock Exchange under the symbol "AW."

Acquisition of BFI and Recent Developments

     On July 30, 1999, Allied completed its acquisition of BFI for approximately $7.7 billion of cash and the assumption of approximately $1.9 billion of BFI debt. Prior to the acquisition, BFI was the second largest nonhazardous solid waste company in North America and provided integrated solid waste management services including residential, commercial and industrial collection, transfer, disposal and recycling.

     As a result of the acquisition of BFI, we are the second largest non-hazardous solid waste management company in the United States and operate as a vertically integrated company that provides collection, transfer, recycling and disposal services for residential, commercial and industrial customers. We serve approximately 9.9 million customers nationwide in 64 markets in 46 states, excluding the effect of the BFI Dispositions. As of September 30, 1999, we conducted our operations through a network of 362 collection companies, 164 transfer stations, 166 landfills and 129 recycling facilities giving effect to the acquisition.

     After the acquisition of BFI, we entered into definitive agreements to divest certain non-core and non-integrated assets including: (1) the medical waste operations of BFI to Stericycle, Inc. for approximately $410.5 million, which was completed in November 1999, (2) the Canadian operations of BFI to Waste Management, Inc. for approximately $225.0 million, (3) certain assets of BFI Gas Services, Inc. to Gas Recovery Systems, Inc. for approximately $63.0 million and (4) certain government mandated and other identified non-core or non-integrated operations for an aggregate of approximately $700.5 million. Each of these transactions is subject to customary closing conditions. We cannot assure you whether these transactions will be completed or the timing of the closing of these transactions. Upon closing of these transactions, net proceeds from the transactions will be used to reduce indebtedness under our senior credit facility. See "Certain Indebtedness."

BUSINESS STRATEGY

    The major components of our business strategy consist of:

     - operating vertically integrated non-hazardous solid waste service businesses with a high rate of waste internalization, by which we mean transferring waste we collect to our own landfills;

     - managing these businesses locally with a strong focus on local operations;

     - maintaining growth through internal growth and acquisitions in existing and selected new markets; and

     - maintaining the financial capacity, management capabilities and administrative systems and controls to support on-going operations and future growth.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

     The Exchange Offer relates to the exchange of up to $2 billion aggregate principal amount of outstanding old notes for an equal aggregate principal amount of new notes. The new notes will be obligations of the Company entitled to the benefits of the indenture governing the outstanding notes. The form and terms of the new notes are identical in all material respects to the form and terms of the outstanding old notes except that the new notes have been registered under the Securities Act, and therefore are not entitled to the benefits of the registration rights granted under the registration rights agreement, executed as part of the offering of the outstanding old notes, dated July 30, 1999 among the Company and the initial purchasers in the private offering, including Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities Inc., Salomon Smith Barney Inc., CIBC World Markets Corp., Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, ABN AMRO Incorporated, BancBoston Robertson Stephens Inc, Banc One Capital Markets Corp., Credit Lyonnais Securities (USA) Inc., First Union Capital Markets Corp. and Scotia Capital Markets (USA) Inc., relating to certain contingent increases in the interest rates provided for pursuant to the terms of the registration rights agreement. As a result of this registration, the new notes will not bear legends restricting their transfer.

Registration Rights Agreement..............  You are entitled to exchange your old notes for registered new notes
                                             with substantially identical terms.
                                             The Exchange Offer is intended to
                                             satisfy these rights. After the
                                             Exchange Offer is complete, you
                                             will no longer be entitled to any
                                             exchange or registration rights
                                             with respect to your notes.

The Exchange Offer .......................   We are offering to exchange $1,000
                                             principal amount of the 10% series
                                             A senior subordinated notes due
                                             2009 in exchange for 10% series B
                                             senior subordinated notes due 2009
                                             which have been registered under
                                             the Securities Act for each $1,000
                                             principal amount of 10% series A
                                             senior subordinated notes due 2009
                                             outstanding issued in July 1999.

                                             In order to be exchanged, an
                                             outstanding old note must be
                                             properly tendered and accepted. All
                                             outstanding old notes that are
                                             validly tendered and not validly
                                             withdrawn will be exchanged.

                                             We will issue registered notes on
                                             or promptly after the expiration of
                                             the Exchange Offer.

Resale of the New Notes..................    Based on an interpretation by the
                                             staff of the SEC set forth in
                                             no-action letters issued to third
                                             parties, including "Exxon Capital
                                             Holdings Corporation" (available
                                             May 13, 1988), "Morgan Stanley &
                                             Co. Incorporated" (available June
                                             5, 1991), "Mary Kay Cosmetics,
                                             Inc." (available June 5, 1991) and
                                             "Warnaco, Inc." (available October
                                             11, 1991), we believe that the new
                                             notes issued in the exchange offer
                                             may be offered for resale, resold
                                             and otherwise transferred by you
                                             without compliance with the
                                             registration and prospectus
                                             delivery provisions of the
                                             Securities Act if:

                                             -    the new notes issued in the
                                                  Exchange Offer are being
                                                  acquired by you in the
                                                  ordinary course of your
                                                  business;

                                             -    you are not participating, do
                                                  not intend to participate, and
                                                  have no arrangement
                                                  understanding with any person
                                                  to participate, in the
                                                  distribution of the new notes
                                                  issued to you in the Exchange
                                                  Offer;

                                             -    you are not a broker-dealer
                                                  who purchased such outstanding
                                                  old notes directly from us for
                                                  resale pursuant to Rule 144A
                                                  or any other available
                                                  exemption under the Securities
                                                  Act; and

                                             -    you are not an "affiliate"
                                                  of ours or of Allied NA.

                                             If our belief is inaccurate and you
                                             transfer any note issued to you in
                                             the Exchange Offer without
                                             delivering a prospectus meeting the
                                             requirement of the Securities Act
                                             or without an exemption from
                                             registration of your old notes from
                                             such requirements, you may incur
                                             liability under the Securities Act.
                                             We do not assume or indemnify you
                                             against such liability. Each
                                             broker-dealer that is issued new
                                             notes in the Exchange Offer for its
                                             own account in exchange for old
                                             notes which were acquired by such
                                             broker-dealer as a result of
                                             market-making or other trading
                                             activities must acknowledge that it
                                             will deliver a prospectus meeting
                                             the requirements of the Securities
                                             Act, in connection with any resale
                                             of the new notes issued in the
                                             Exchange Offer. The Letter of
                                             Transmittal states that by so
                                             acknowledging and by delivering a
                                             prospectus, such broker-dealer will
                                             not be deemed to admit that it is
                                             an "underwriter" within the meaning
                                             of the Securities Act. A
                                             broker-dealer may use this
                                             Prospectus for an offer to resell,
                                             resale or other retransfer of the
                                             new notes issued to it in the
                                             Exchange Offer. We have agreed to
                                             use our best efforts to make this
                                             Prospectus and any amendment or
                                             supplement to this Prospectus
                                             available to any such broker-dealer
                                             for use in connection with any such
                                             resales. We believe that no
                                             registered holder of the
                                             outstanding old notes is an
                                             affiliate (as such term is defined
                                             in Rule 405 of the Securities Act)
                                             of the Company. The Exchange Offer
                                             is not being made to, nor will we
                                             accept surrenders for exchange
                                             from, holders of outstanding old
                                             notes in any jurisdiction in which
                                             this Exchange Offer or the
                                             acceptance thereof would not be in
                                             compliance with the securities or
                                             blue sky laws of such jurisdiction.

Expiration Date.........................     The Exchange Offer will expire at
                                             5:00 p.m., New York City time, on
                                                              ,  1999, unless we
                                             decide to extend the Expiration
                                             Date.

Accrued Interest on the New Notes
    and the Outstanding Old Notes.......     The old notes and the new notes
                                             will bear interest from July 30,
                                             1999. Old notes that are accepted
                                             for exchange will cease to accrue
                                             interest from the date of
                                             completion of the Exchange Offer.
                                             Consequently, holders who exchange
                                             their outstanding old notes for new
                                             notes will receive the same
                                             interest payment on November 1,
                                             1999 (the first interest payment
                                             date with respect to the
                                             outstanding old notes and the new
                                             notes to be issued in the Exchange
                                             Offer) that they would have
                                             received had they not accepted the
                                             Exchange Offer.

Termination of the Exchange Offer .......    We may terminate the Exchange Offer
                                             if we determine that our ability to
                                             proceed with the Exchange Offer
                                             could be materially impaired due to
                                             any legal or governmental action,
                                             new law, statute, rule or
                                             regulation or any interpretation of
                                             the staff of the SEC of any
                                             existing law, statute, rule or
                                             regulation. We do not expect any of
                                             the foregoing conditions to occur,
                                             although we cannot assure you that
                                             such conditions will not occur.
                                             Holders of outstanding old notes
                                             will
                                             have certain rights against Allied
                                             and us under the registration
                                             rights agreement executed as part
                                             of the offering of the outstanding
                                             old notes should we fail to
                                             consummate the Exchange Offer.

Procedures for Tendering Outstanding
   old notes............................     If you are a holder of an old note
                                             and you wish to tender your old
                                             note for exchange pursuant to the
                                             Exchange Offer, you must transmit
                                             to U.S Bank Trust National
                                             Association, as exchange agent, on
                                             or prior to the Expiration Date:
                                             either

                                             -    a properly completed and
                                                  duly executed Letter of
                                                  Transmittal, which accompanies
                                                  this Prospectus, or a
                                                  facsimile of the Letter of
                                                  Transmittal, including all
                                                  other documents required by
                                                  the Letter of Transmittal, to
                                                  the Exchange Agent at the
                                                  address set forth on the cover
                                                  page of the Letter of
                                                  Transmittal; or

                                              -   a computer-generated message
                                                  transmitted by means of The
                                                  Depository Trust Company's
                                                  ("DTC") Automated Tender Offer
                                                  Program system and received by
                                                  the Exchange Agent and forming
                                                  a part of a confirmation of
                                                  book entry transfer in which
                                                  you acknowledge and agree to
                                                  be bound by the terms of the
                                                  Letter of Transmittal; and,
                                                  either

                                                  -    a timely confirmation
                                                       of book-entry transfer of
                                                       your outstanding old
                                                       notes into the Exchange
                                                       Agent's account at DTC
                                                       pursuant to DTC's
                                                       procedure for book-entry
                                                       transfers described in
                                                       this Prospectus under the
                                                       heading "The Exchange
                                                       Offer -- Procedure for
                                                       Tendering," must be
                                                       received by the Exchange
                                                       Agent on or prior to the
                                                       Expiration Date; or

                                                  -    the documents necessary
                                                       for compliance with the
                                                       guaranteed delivery
                                                       procedures described
                                                       below.

                                             By executing the Letter of
                                             Transmittal, each holder will
                                             represent to us that, among other
                                             things,

                                             -    the new notes to be issued
                                                  in the Exchange Offer are
                                                  obtained in the ordinary
                                                  course of business of the
                                                  person receiving such new
                                                  notes whether or not such
                                                  person is the holder,

                                             -    neither the holder nor any
                                                  such other person has an
                                                  arrangement or understanding
                                                  with any person to participate
                                                  in the distribution or such
                                                  new note and

                                              -   neither the holder nor any
                                                  such other person is an
                                                  "affiliate," as defined in
                                                  Rule 405 under the Securities
                                                  Act of the Company or of
                                                  Allied.

Special Procedures for Beneficial
    Owners..............................     If you are the beneficial owner of
                                             old notes and your name does not
                                             appear on a security position
                                             listing of DTC as the holder of
                                             such old notes or if you are a
                                             beneficial owner of registered old
                                             notes that are registered in the
                                             name of a broker, dealer,
                                             commercial bank, trust company or
                                             other nominee and you wish to
                                             tender such old notes or registered
                                             old notes in the Exchange Offer,
                                             you should promptly
                                             contact the person in whose name
                                             your old notes are registered and
                                             instruct such person to tender on
                                             your behalf. If such beneficial
                                             holder wishes to tender on his own
                                             behalf such beneficial holder must,
                                             prior to completing and executing
                                             the Letter of Transmittal and
                                             delivering its outstanding old
                                             notes, either make appropriate
                                             arrangements to register ownership
                                             of the outstanding old notes in
                                             such holder's name or obtain a
                                             properly completed bond power from
                                             the registered holder. The transfer
                                             of record ownership may take
                                             considerable time.

Guaranteed Delivery Procedures .........     If you wish to tender your old
                                             notes and time will not permit your
                                             required documents to reach the
                                             Exchange Agent by the Expiration
                                             Date, or the procedure for
                                             book-entry transfer cannot be
                                             completed on time or certificates
                                             for registered old notes cannot be
                                             delivered on time, you may tender
                                             your old notes pursuant to the
                                             procedures described in this
                                             Prospectus under the heading "The
                                             Exchange Offer -- Guaranteed
                                             Delivery Procedure."

Withdrawal Rights ......................     You may withdraw the tender of your
                                             old notes at any time prior to 5:00
                                             p.m., New York City time, on
                                                         , 1999, the business
                                             day prior to the Expiration Date,
                                             unless your old notes were
                                             previously accepted for exchange.

Acceptance of Outstanding Old Notes and
    Delivery of Exchange Notes..........     Subject to certain conditions (as
                                             summarized above in "Termination of
                                             the Exchange Offer" and described
                                             more fully under the "The Exchange
                                             Offer -- Termination"), we will
                                             accept for exchange any and all
                                             outstanding old notes which are
                                             properly tendered in the Exchange
                                             Offer prior to 5:00 p.m., New York
                                             City time, on the Expiration Date.
                                             The new notes issued pursuant to
                                             Exchange Offer will be delivered
                                             promptly following the Expiration
                                             Date.

Certain U.S. Federal Income Tax
  Consequences .........................     An exchange of old notes for new
                                             notes will not be taxable to
                                             holders. See "Certain United States
                                             Federal Tax Consequences -- Certain
                                             Federal Income Tax Consequences of
                                             the Exchange Offer."

Use of Proceeds ........................     We will not receive any proceeds
                                             from the issuance of new notes
                                             pursuant to the Exchange Offer. We
                                             will pay all expenses incident to
                                             the Exchange Offer.

Exchange Agent..........................     The U.S. Bank Trust National
                                             Association is serving as exchange
                                             agent in connection with the
                                             Exchange Offer. The Exchange Agent
                                             can be reached at Corporate Trust
                                             Trustee Administration, 100 Wall
                                             Street, New York, NY 10005. For
                                             more information with respect to
                                             the Exchange Offer, the telephone
                                             number for the Exchange Agent is
                                             (651) 244-5011 and the facsimile
                                             number for the Exchange Agent is
                                             (651) 244-1537.

                    CONSEQUENCES OF NOT EXCHANGING OLD NOTES

     If you do not exchange your old notes in the Exchange Offer, your old notes will continue to be subject to the restrictions on transfer set forth in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only if they are registered under, offered or sold pursuant to an exemption from, or offered or sold in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently intend to register the old notes under the Securities Act. See "The Exchange Offer -- Consequences of Exchanging or Failing to Exchange Old Notes."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

Notes Offered...........................     $2 billion in aggregate principal
                                             amount at maturity of 10% series B
                                             senior subordinated notes due 2009.

Maturity Date ..........................     The notes will mature on August 1,
                                             2009.

Interest Payments Dates ................     The notes will bear interest at the
                                             rate of 10% compounded
                                             semi-annually on May 1 and November
                                             1 of each year, commencing November
                                             1, 1999.


Ranking.................................     The notes and the guarantees are
                                             general unsecured obligations of
                                             and:

                                             -    are subordinate in right of
                                                  payment to all of our and the
                                                  guarantors' existing and
                                                  future senior debt;

                                             -    are subordinate to
                                                  indebtedness under our senior
                                                  credit facility to the extent
                                                  of the assets securing such
                                                  indebtedness, except for the
                                                  Tranche D Subordinated Term
                                                  Loan under our senior credit
                                                  facility;

                                             -    are equal in right of
                                                  payment to our and the
                                                  guarantors' other existing and
                                                  future senior subordinated
                                                  indebtedness; and

                                             -    are senior to our senior
                                                  convertible preferred stock.

                                             As of September 30, 1999, on a pro
                                             forma basis after giving effect to
                                             the issuance of the notes and the
                                             application of the proceeds
                                             therefrom, including the BFI
                                             Dispositions, the notes and the
                                             guarantees would have been
                                             subordinated to $6,758.0 million of
                                             senior debt and approximately
                                             $1,056.9 million would have been
                                             available for borrowing as
                                             additional senior debt under our
                                             revolving senior credit facility.
                                             We will be permitted to borrow
                                             substantial additional
                                             indebtedness, including senior
                                             debt, in the future under the terms
                                             of the indenture. The terms
                                             "indebtedness" and "subordinated
                                             indebtedness" are defined in the
                                             "Description of the New Notes --
                                             Subordination" and "Description of
                                             the New Notes -- Certain
                                             Definitions" sections of this
                                             Prospectus.


Optional Redemption.....................     Before August 1, 2004, we may
                                             redeem the notes at any time, at
                                             the redemption price equal to the
                                             greater of

                                             -    100% of their principal
                                                  amount or

                                             -    the sum of the present
                                                  values of the remaining
                                                  scheduled payments of
                                                  principal and interest on the
                                                  notes discounted to maturity
                                                  on a semi-annual basis
                                                  (assuming a 360-day year
                                                  consisting of twelve 30-day
                                                  months) at the Treasury Yield
                                                  plus 50 basis points,

                                             plus in each case accrued but
                                             unpaid interest (including Special
                                             Interest).

                                             On or after August 1, 2004, we may
                                             redeem all or part of the notes, at
                                             redemption prices that decline over
                                             time until the maturity date.

Public Equity Offering Optional
   Redemption...........................     Before August 1, 2002, we may
                                             redeem on any one or more occasions
                                             up to 33 1/3% of the aggregate
                                             principal amount of the notes with
                                             the net proceeds of one or more
                                             public equity offerings at a price
                                             equal to 110.0% of the principal
                                             amount of the notes, plus accrued
                                             and unpaid interest and Special
                                             Interest, if any. See "Description
                                             of the New Notes -- Optional
                                             Redemption."

Change of Control ......................     Upon certain change of control
                                             events, each holder of notes may
                                             require us to repurchase all or a
                                             portion of its notes at a purchase
                                             price equal to 101% of the
                                             principal amount of such notes,
                                             plus accrued interest. See
                                             "Description of the New Notes --
                                             Certain Definitions" for the
                                             definition of a Change of Control.

Guarantees .............................     Our obligations under the notes are
                                             fully guaranteed on a senior
                                             unsecured basis by Allied and, so
                                             long as our senior credit facility
                                             is similarly guaranteed, all of our
                                             existing and future restricted
                                             subsidiaries (as defined herein).
                                             See "Description of the New Notes
                                             -- Guarantees."

Certain Covenants ......................     The Indenture contains certain
                                             covenants that, among other things,
                                             limit our ability and the ability
                                             of our restricted subsidiaries to:

                                             -    pay certain dividends,
                                                  redeem capital stock or make
                                                  certain other restricted
                                                  payments or investments;

                                             -    incur additional
                                                  indebtedness or issue
                                                  preferred equity interests;

                                             -    merge, consolidate or sell
                                                  all or substantially all of
                                                  its assets;

                                             -    create liens on assets; and

                                             -    enter into certain
                                                  transactions with affiliates
                                                  or related persons.

                                             These covenants are subject to
                                             important exceptions and
                                             qualifications, which are described
                                             under the heading "Description of
                                             the New Notes" in this Prospectus.

Exchange Offer; Registration Rights.....     Under the registration rights
                                             agreement executed as part of the
                                             offering of the outstanding old
                                             notes, we have agreed to:

                                             -    file a registration
                                                  statement within 120 days
                                                  after the issue date of the
                                                  old notes enabling holders to
                                                  exchange the privately placed
                                                  old notes for publicly
                                                  registered notes with
                                                  identical terms,

                                             -    use our best efforts to
                                                  cause the registration
                                                  statement to become effective
                                                  within 210 days after the
                                                  issue date of the old notes,

                                             -    consummate the exchange
                                                  offer within 45 days after the
                                                  effective date of our
                                                  registration date, and

                                             -    use our best efforts to file
                                                  a shelf registration statement
                                                  for the resale of the old
                                                  notes if we cannot effect an
                                                  exchange offer
                                                  within the time periods listed
                                                  above and in certain other
                                                  circumstances.

                                             The interest rate on the notes will
                                             increase if we do not comply with
                                             our obligations under the
                                             registration rights agreement under
                                             certain circumstances. See "The
                                             Exchange Offer -- Registration
                                             Rights Agreement."

Risk Factors............................     See "Risk Factors" for a discussion
                                             of factors you should carefully
                                             consider before deciding to invest
                                             in the new notes.

                                  RISK FACTORS

     You should consider carefully the following risks and all of the information set forth in this Prospectus before tendering your old notes in the Exchange Offer and making an investment in the new notes. The risk factors set forth below (other than " -- Consequences of Not Exchanging Old Notes") are generally applicable to the old notes as well as the new notes.

YOU MAY BE ADVERSELY AFFECTED BY THE CONSEQUENCES OF NOT EXCHANGING NOTES.

     If you do not exchange your old notes for the new notes pursuant to the Exchange Offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on your old notes. The restrictions on transfer of your old notes arise because we issued the old notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. We do not intend to register the old notes under the Securities Act. In addition, if you exchange your old notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent old notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the old notes would be adversely affected. See "The Exchange Offer -- Consequences of Exchanging or Failing to Exchange Old Notes."

HOLDERS WILL BE RESPONSIBLE FOR COMPLIANCE WITH EXCHANGE OFFER PROCEDURES AND THERE MAY BE CONSEQUENCES OF YOUR FAILURE TO EXCHANGE YOUR NOTES.

     We will issue the new notes in exchange for the old notes pursuant to this Exchange Offer only after we have timely received such old notes, along with a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, if you want to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to the tender of old notes for exchange. The Exchange Offer will expire at 5:00 p.m., New York City
time, on              , 1999, or on a later extended date and time as we may
decide (the "Expiration Date"). Old notes that are not tendered or are tendered but not accepted for exchange will, following the Expiration Date and the consummation of this Exchange Offer, continue to be subject to the existing restrictions upon transfer of the old notes. In general, the old notes may not be offered or sold, unless registered under the Securities Act or except pursuant to an exemption from or in a transaction not subject to, the Securities Act. In addition, if you are still holding any old notes after the Expiration Date and the Exchange Offer has been consummated, subject to certain exceptions, you will not be entitled to any rights to have such old notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to limited exceptions, if applicable). We do not currently anticipate that we will register the old notes under the Securities Act.

     The new notes and any old notes having the same maturity which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether Holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the Indenture.

YOU MUST MEET REQUIREMENTS FOR TRANSFER OF NEW NOTES.

     Based on interpretations by staff of the SEC, as set forth in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include that you are not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, that you acquire your new notes in the ordinary course of your business and that you have no arrangement with any person to participate in the distribution of such new notes. However, we have not submitted a no-action letter to the SEC regarding this Exchange Offer and we cannot assure you that the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. If you are an affiliate of the Company, are engaged in or intend to engage in or have any arrangement or understanding with respect to a distribution of the new notes to be acquired pursuant to the Exchange Offer, you

     - may not rely on the applicable interpretations of the staff of the SEC and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements under the Securities Act in connection with any resale of such new notes. The Letter of Transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes where the old notes exchanged for such new notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to use our best efforts to make this Prospectus available to any participating broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the new notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available.

OUR SUBSTANTIAL INDEBTEDNESS COULD RESTRICT OUR OPERATIONS, MAKE US MORE VULNERABLE TO ADVERSE ECONOMIC CONDITIONS AND MAKE IT MORE DIFFICULT FOR US TO MAKE PAYMENTS ON THE NOTES.

    We have had and will continue to have a substantial amount of outstanding indebtedness with significant debt service requirements. The following chart shows specified important credit statistics and is presented giving effect to the offering of the old notes in July 1999 and the acquisition of BFI, including the BFI Dispositions, as of the date specified below:

                                                                          PRO FORMA
                                                                      SEPTEMBER 30, 1999
                                                                  ---------------------------
                                                                  (IN MILLIONS, EXCEPT RATIO)
             Senior Credit facility...........................         $    4,181.0
             Assumed BFI debt.................................              1,218.4
             1998 Senior Notes................................              1,698.2
             1999 Notes.......................................              2,008.3
             Capital leases and other notes...................                136.4
             Current portion of long-term debt................                 24.0
                                                                       ------------
                       Total indebtedness.....................         $    9,266.3
                                                                       ============
             Stockholders' equity.............................         $    1,601.4
                                                                       ============
             Debt to equity ratio.............................                  5.8x

    On a pro forma basis, earnings were insufficient to cover fixed charges for the year ended December 31, 1998 and for the nine months ended September 30, 1999 by $417.6 million and $473.6 million, respectively. The insufficiency for the year ended December 31, 1998 was primarily due to non-recurring, acquisition related and unusual costs and asset impairments included in earnings.

    Our substantial indebtedness could have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to these notes;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, therefore reducing the availability of our cash flow to fund working capital, capital expenditures and for other general corporate purposes;

     - increase our vulnerability to economic downturns and competitive pressures in the industry in which we operate;

     - increase our vulnerability to interest rate increases for the portion of unhedged debt under our senior credit facility;

     - place us at a competitive disadvantage compared to our competitors that have less debt in relation to cash flow;

     - limit our flexibility in planning for, or reacting to changes in our business and the industry in which we operate;

     -    limit, among other things, our ability to borrow additional funds; and

     - subject us to financial and other restrictive covenants in our indebtedness. The failure to comply with these covenants could result in an event of default which, if not cured or waived, could have a material negative effect on us.

     See "Certain Indebtedness" and "Description of Notes -- Repurchase at the Option of Holders."

TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

    Our ability to make payments on our indebtedness, including the notes, will depend on our ability to generate cash flow in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and available borrowings under our senior credit facility, will be adequate to meet our liquidity needs for the foreseeable future.

    We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule, or at all, or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including these notes on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our new senior credit facility and these notes, on commercially reasonable terms or at all.

DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD INCREASE THE RISKS DESCRIBED ABOVE.

    We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. Pro forma for the acquisition, as of September 30, 1999, our revolving senior credit facility will permit additional borrowings of up to approximately $1,056.9 million, and all of those borrowings would be senior to the notes and the guarantees. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

     See "Selected Financial Data of Allied," "Certain Indebtedness -- The Senior Credit Facility" and "Description of Notes -- Repurchase at the Option of Holders."

WE MAY NOT BE ABLE TO FINANCE FUTURE NEEDS OR ADAPT OUR BUSINESS PLAN TO CHANGES BECAUSE OF RESTRICTIONS PLACED ON US BY THE OUR SENIOR CREDIT FACILITY AND THE INDENTURE AND INSTRUMENTS GOVERNING OUR OTHER INDEBTEDNESS.

    Our senior credit facility, the indenture and certain of our other indebtedness agreements contain covenants that restrict our ability to make distributions or other payments to our investors and creditors unless certain financial tests or other criteria are satisfied. We must also comply with certain specified financial ratios and tests. In some cases our subsidiaries are subject to similar restrictions which may restrict their ability to make distributions to us. If we do not comply with these or other covenants and restrictions contained in the senior credit facility or the indenture, we could be in default under those agreements and the debt, together with accrued interest, could then be declared immediately due and payable. If we default under the senior credit facility, the lenders could cause all our outstanding debt obligations under the senior credit facility to become due and payable, require us to apply all of our available cash to repay the indebtedness or prevent us from making debt service payments on any other indebtedness we owe. If we are unable to repay any borrowings when due, the lenders under the senior credit facility could proceed against their collateral. Our ability to comply with these provisions of the senior credit facility and the indenture may be affected by changes in the economic or business conditions or other events beyond our control.

    Our senior credit facility, the indenture and certain other indebtedness agreements contain additional affirmative and negative covenants, including limitations on our ability to incur additional indebtedness and to make acquisitions and capital expenditures which could affect our ability to operate our business. The indenture for the notes will restrict, among other things, our ability to incur additional debt, sell assets, create liens or other encumbrances, make certain payments and dividends or merge or consolidate. All of these restrictions could affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise. A failure to comply with these covenants and restrictions could result in an event of default under either the senior credit facility or the indenture which could lead to an acceleration of debt under other debt instruments that may contain cross-acceleration or cross-default provisions. If the indebtedness under our senior credit facility, $1.7 billion of the 1998 senior notes issued in December 1998 (the "1998 Senior Notes") or the notes is accelerated, we may not have sufficient assets to repay amounts due under our senior credit facility, the 1998 Senior Notes, the notes or on other debt securities then outstanding.

HOLDERS OF SENIOR INDEBTEDNESS WILL BE PAID BEFORE HOLDERS OF THE NOTES ARE
PAID.

    The notes and the guarantees rank behind all of our and the guarantors' existing indebtedness, except the Tranche D Subordinated Term Loan under the senior credit facility, and all of our and their future borrowings and any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our senior debt and senior debt of the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to these notes or the guarantees.

    In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

    In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the notes and all other holders of our and the guarantors' subordinated indebtedness will participate in the assets remaining after we and the guarantors have paid all of the senior debt. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of senior debt in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors and holders of notes may receive less, ratably, than the holders of senior debt.

    As of September 30, 1999, pro forma for the BFI acquisition, including the BFI Dispositions, the notes and the guarantees would have been subordinated to $6,758.0 million of senior debt and approximately $1,056.9 million would have been available for borrowing as additional senior debt under our revolving senior credit facility. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

HOLDERS OF SECURED DEBT WILL HAVE A PRIOR CLAIM TO A MAJORITY OF OUR ASSETS AND, THEREFORE, WILL BE PAID BEFORE THE HOLDERS OF THE NOTES ARE PAID.

    Our senior credit facility is secured by a substantial majority of the assets of Allied NA and our domestic subsidiaries (including BFI and its domestic subsidiaries). In addition, the senior credit facility is secured by a pledge of (1) 100% of the capital stock of Allied NA and 100% of the capital stock of a substantial majority of our other domestic subsidiaries (including BFI and its domestic subsidiaries), and (2) 65% of the capital stock of substantially all of our foreign subsidiaries. The assets of BFI and its domestic subsidiaries, to the extent they are pledged to provide collateral security to the lenders, will also be pledged to provide equal and ratable collateral security to the holders of the 1998 Senior Notes and the holders of specified existing debt of BFI. As a result, a substantial majority of the assets of Allied NA and our wholly-owned domestic subsidiaries, together with the capital stock of Allied NA and the capital stock of a substantial majority of our other subsidiaries, will only be available for payment of obligations with respect to the notes after the holders of debt under our senior credit facility, and, in the case of a substantial majority of the assets and capital stock of BFI and its subsidiaries, the holders of 1998 Senior Notes and the holders of specified existing debt of BFI, have been paid in full. Accordingly, there may not be sufficient funds remaining to pay amounts due on the notes.

YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES COULD BE ADVERSELY AFFECTED IF ANY OF OUR NON-GUARANTOR SUBSIDIARIES DECLARE BANKRUPTCY, LIQUIDATE, OR REORGANIZE.

    Most, but not all, of our subsidiaries have guaranteed the notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. The non-guarantor subsidiaries represent in the aggregate approximately 1% of our combined company revenues and assets.

WE MAY NOT BE ABLE TO COMPLETE EXPECTED ASSET SALES AND/OR MAY ALSO BE RESTRICTED IN OUR ABILITY TO USE PROCEEDS FROM THE ASSETS SALES TO REPAY DEBT OTHER THAN OUR SENIOR CREDIT FACILITY.

    In connection with the BFI acquisition we have identified potential asset sales which are expected to result in net proceeds of approximately $1.8 billion within the first year after the acquisition. We have received approximately $854.5 million from such asset sales to date which was used to reduce indebtedness. The net proceeds of the other asset sales are required to be used first to reduce debt under the Asset Sale Term Loan and second to reduce other amounts outstanding under our senior credit facility. The Asset Sale Term Loan matures two years after the date of the acquisition of BFI or initial borrowings. We cannot assure you that the balance of these asset sales will be completed or that the timing of a sale of assets or receipt of the proceeds from a sale will occur in time to repay the Asset Sale Term Loan according to its terms. See "Certain Indebtedness."

    In addition, we will lose the revenues we receive from the assets we sell. We are depending on the receipt of proceeds from selling these assets to make principal payments on our debt. If we do not receive the price we want for these assets, our financial condition could deteriorate.

WE CANNOT ASSURE YOU THAT ALLIED AND BFI WILL BE SUCCESSFULLY INTEGRATED OR THAT ALLIED'S OTHER RECENT ACQUISITIONS WILL BE SUCCESSFULLY INTEGRATED INTO A SINGLE ENTITY.

    If we cannot successfully integrate BFI operations we may experience material negative consequences to our business, financial condition or results of operations. The integration of companies that have previously operated separately involves a number of risks, including:

     - demands on management related to the significant increase in size of Allied after the acquisition, including the combining of operations resulting from Allied's other recent acquisitions;

     - the diversion of management's attention from the management of daily operations to the integration of operations;

     -    difficulties in the assimilation and retention of employees;

     -    challenges in keeping customers; and

     -    potential adverse effects on operating results.

    Before the acquisition, Allied and BFI operated as separate entities. We may not be able to maintain the levels of operating efficiency that Allied or BFI had achieved or might achieve separately. Successful integration of BFI's operations will depend upon our ability to manage those operations and to eliminate redundant and excess costs. Because of difficulties in combining operations, we may not be able to achieve the cost savings and other size related benefits that we hope to achieve after the acquisition.

WE HAVE A LIMITED OPERATING HISTORY WITH REGARD TO RECENTLY ACQUIRED BUSINESSES.

    During 1997 and 1998, Allied acquired many other companies, with revenues of approximately $1.1 billion at the time of acquisition, and sold operations with revenues of approximately $134.9 million; therefore, we have only a limited history of operating a significant portion of our business. We plan to continue acquiring landfills, collection operations and transfer stations in the future. We cannot assure you that our efforts to integrate acquired operations will be effective, or that expected financial benefits and operational efficiencies will be realized. Our failure to effectively integrate the acquired operations could have a material negative effect on our future results of operations and financial position. As we continue to grow, we cannot assure you that our management group will be able to oversee the company, effectively implement our operating or growth strategies. As a result, our financial position and results of operations may fluctuate significantly from period to period. During 1998, Allied acquired 54 businesses, which collectively had annual revenues of approximately $741.9 million, and sold operations representing approximately $7.0 million in annual revenues. In addition, through September 30, 1999, we completed 44 additional acquisitions, excluding the acquisition of BFI. BFI's operations were and are significantly larger than the operations of any previous acquisitions and represent a substantial increase in the scope of Allied's business.

WE MAY NOT ACHIEVE THE EXPECTED COST SAVINGS AND OTHER BENEFITS OF THE ACQUISITION OF BFI AND WE WILL HAVE SIGNIFICANT ACQUISITION RELATED COSTS, OTHER THAN TRANSACTION RELATED COSTS, THAT WILL HAVE A MATERIAL NEGATIVE EFFECT ON OUR RESULTS OF OPERATIONS.

    We expect to have achieved annual cost savings of approximately $360.0 million by the second year following the acquisition of BFI. The potential cost savings are based on analyses completed by members of our management and are based, in part, on 1999 cost estimates for BFI and us. These analyses necessarily involve assumptions as to future events, including general business and industry conditions, competitive factors, the availability of funds for investment and the timing of events, local labor markets and labor productivity as well as general economic conditions and other matters many of which are beyond our control and may not materialize. While we believe these analyses and their underlying assumptions to be reasonable, they are inherently estimates which are difficult to predict and are necessarily speculative in nature. In addition, the inability to achieve sales levels and operating results that support the cost savings and unforeseen operational efficiencies resulting from steps taken to implement the cost savings could adversely affect our ability to achieve the cost savings. In addition, we cannot assure you that unforeseen factors will not offset the estimated cost savings or other components of our business plan. As a result, our actual cost savings, if any, could differ considerably or be considerably delayed, compared to our estimates.

    We may have substantial costs in connection with the acquisition of BFI. The costs of combining our companies will also result in other one-time charges to the results of operations of the combined company. The actual amount of these charges cannot be determined until after the acquisition. We also expect to have significant charges resulting from the acquisition in the future.

IN ORDER TO OBTAIN GOVERNMENTAL AND REGULATORY APPROVALS UNDER ANTITRUST LAWS, WE HAVE AGREED TO THE SALE OR DIVESTITURE OF CERTAIN OF ALLIED'S OR BFI'S OPERATIONS WHICH MAY RESULT IN A COMBINED COMPANY WITH FEWER ASSETS AND LOWER REVENUES AND NET INCOME THAN WOULD BE THE CASE IF SUCH SALES OR DIVESTITURES WERE NOT EFFECTED.

    On July 20, 1999, Allied, BFI and the Antitrust Division of the Department of Justice executed a consent order which allows the consummation of the acquisition. The consent order requires the sale of certain assets of Allied and BFI with combined reported revenues of approximately $197 million.

OUR BUSINESS STRATEGY MAY NOT BE SUCCESSFUL AND WE MAY HAVE POTENTIAL DIFFICULTIES IN OBTAINING SUITABLE LANDFILLS, COLLECTION OPERATIONS, TRANSFER STATIONS AND PERMITS.

    Our ability to continue to implement our vertical integration strategy successfully will depend on our ability to identify and acquire or develop appropriate landfills, collection operations and transfer stations. We cannot assure you that we will be able to find appropriate acquisition candidates, acquire those acquisition candidates that we find, or integrate the acquisition candidates effectively or profitably.

    Acquisitions may increase our capital requirements because acquisitions require sizable amounts of capital, and competition with other solid waste companies that have a similar acquisition strategy may increase prices. If acquisition candidates are unavailable or too costly, we may need to change our business strategy. In addition, we cannot assure you that we will successfully obtain the permits we require to operate our business because permits to operate non-hazardous solid waste landfills have become increasingly difficult and expensive to obtain. Permits often take years to obtain as a result of numerous hearings and compliance with zoning, environmental and other regulatory measures. These permits are also often subject to resistance from citizen or other groups. Our failure to obtain the required permits to operate non-hazardous solid waste landfills could have a material negative effect on our future results of operations.

    In connection with our acquisition of existing landfills, we may also have to spend considerable time, effort and money to obtain permits required to increase the capacity of existing landfills. We cannot predict if we will be able to obtain the governmental approvals necessary to establish new or expand existing landfills and, if we do, whether or not it will be economically beneficial to do so. Further, we cannot assure you that we will be successful in obtaining new landfill sites or expanding the permitted capacity of our current landfills once our landfill capacity is full. In such event, we may have to dispose collected waste at landfills operated by our competitors or haul the waste long distances at a higher cost to another of our landfills, which could have a material negative effect on our waste disposal expenses.

THE SOLID WASTE INDUSTRY IS A CAPITAL INTENSIVE INDUSTRY THAT MAY CONSUME OUR CASH FROM OUR OPERATIONS AND BORROWINGS.

    Our ability to remain competitive, sustain our growth and operations, and expand operations largely depends on our access to capital. We intend to fund our cash needs through cash flow from operations and borrowings under the our senior credit facility. However, we may require additional equity and/or debt financing to fund our growth and for debt repayment obligations. During 1999, we expect to spend approximately $450 million for capital expenditures and closure and post-closure and remediation expenditures related to our landfill operations. If we acquire or expand our operations, the amount we expend on capital, closure and post-closure and remediation expenditures will increase. The increase in expenditures may result in low levels of working capital or require us to finance working capital deficits.

    Our cash needs will increase if the expenditures for closure and post-closure monitoring increase above the current reserves taken for these costs. Expenditures for these costs may increase as a result of any federal, state or local government regulatory action taken to accelerate such expenditures. These factors, together with those discussed above, could substantially increase our operating costs and therefore impair our ability to invest in our existing facilities or in new facilities.

    Our ability to pay our debt obligations or to refinance our indebtedness depends on our future performance. Our future performance may be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control. We believe that our current available cash flow and borrowings available under the senior credit facility and other sources of liquidity will meet our anticipated future requirements for working capital, letters of credit, closure, post-closure and remediation expenditures, borrowings under our senior credit facility, the 1998 Senior Notes, the assumed BFI debt and the notes.

    We may need to refinance our senior credit facility, 1998 Senior Notes, the notes and/or other indebtedness to pay the principal amounts due at maturity. In addition, we may need additional capital to fund future acquisitions and integrations of solid waste businesses. We cannot assure you that our business will generate sufficient cash flow or obtain sufficient funds to enable us to pay our debt obligations and capital expenditures or that refinancing will be available on commercially reasonable terms or at all.

WE COMPETE WITH LARGE COMPANIES AND MUNICIPALITIES WHICH MAY HAVE GREATER FINANCIAL AND OPERATIONAL RESOURCES. WE ALSO COMPETE WITH THE USE OF ALTERNATIVES TO LANDFILL DISPOSAL BECAUSE OF STATE REQUIREMENTS TO REDUCE LANDFILL DISPOSAL AND WE CANNOT ASSURE YOU THAT WE WILL CONTINUE TO OPERATE OUR LANDFILLS AT FULL CAPACITY.

    The non-hazardous waste collection and disposal industry is highly competitive. Our competitors include national, regional and local waste management companies and municipalities. The non-hazardous waste collection and disposal industry is led by three large national waste management companies:
Waste Management, Inc., our company, and Republic Services, Inc. It also includes numerous regional and local companies, including Superior Services, Inc., which was acquired by Vivendi S.A. in July 1999, and Waste Industries, Inc. Some of our competitors have considerably greater financial and operational resources. In addition, many counties and municipalities that operate their own waste collection and disposal facilities have the benefits of tax-exempt financing and may control the disposal of waste collected within their jurisdictions.

    We also encounter increased competition due to the use of alternatives to landfill disposal, such as recycling and composting. In addition, incineration is an alternative used in some markets. Further, most of the states in which Allied and BFI operate landfills have adopted plans or requirements that will require counties to adopt comprehensive plans within the next few years to reduce the volume of solid waste deposited in landfills through waste planning, composting and recycling or other programs. State and local governments are increasingly mandating waste reduction at the source and prohibiting the disposal of certain types of wastes, such as yard wastes, at landfills. These trends may reduce the volume of waste going to landfills in certain areas. If this occurs, we cannot assure you that we will be able to operate our landfills at their full capacity or charge current prices for landfill disposal services due to the decrease in demand for services.

    We also encounter competition with our acquisition of landfills and collection operations. This competition is due to the significant consolidation of companies in the solid waste collection and disposal industry. As a result we cannot assure you that we will be able to locate or acquire suitable acquisition candidates at economical prices and terms in the current markets we serve or new markets.

FEDERAL AND STATE STATUTES MAY ALLOW COURTS TO FURTHER SUBORDINATE OR VOID THE GUARANTEES. FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID OR SUBORDINATE GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

    Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee (1) issued the guarantee with the intent of hindering, delaying or defrauding any current or future creditor or contemplated insolvency with a design to favor one or more creditors to the total or partial exclusion of other creditors, or (2) received less than reasonably equivalent value or fair consideration for issuing its guarantee and:

    -   was insolvent or rendered insolvent by reason of such incurrence; or

    - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

    - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

    In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

    The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

    - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

    - the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

    -   it could not pay its debts as they become due.

    On the basis of historical financial information, recent operating history and other factors, we believe, after giving effect to the debt incurred by us and the guarantors under the notes and the acquisition of BFI neither we nor the guarantors will be insolvent, will not have unreasonably small capital for the business in which we are engaged and will not have incurred debts beyond each of our ability to pay such debts as they mature. However, we cannot assure you as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

WE CANNOT ASSURE YOU THAT UNDER LAWS APPLICABLE TO FRAUDULENT TRANSFERS THAT THE PAYMENT OF THE MERGER CONSIDERATION IN THE ACQUISITION TO BFI STOCKHOLDERS WILL NOT BE DEEMED TO BE A "FRAUDULENT TRANSFER."

    If at the effective time and after giving effect to the acquisition (including the proposed financing of the acquisition), BFI is, as a matter of United States federal or state law, determined to have (1) been insolvent or rendered insolvent by reason of the financing contemplated by the merger agreement, (2) engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business, or (3) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the transfer of the consideration in the acquisition to BFI's stockholders may be deemed to be a "fraudulent transfer," or an otherwise impermissible dividend or distribution under applicable United States federal or state law, and therefore may be subject to claims of the respective creditors or trustees in bankruptcy of BFI, Allied and Allied NA or any of such corporations as a debtor-in-possession. In addition, a trustee in Bankruptcy may seek to have the obligations represented by the notes and the guarantees by the guarantors voided in whole, or in part.

    The measures of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction that is being applied. Generally, however, a debtor will be considered insolvent at a particular time if the sum of its debts is then greater than all of its property at a fair valuation or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities with respect to its existing debts as they became absolute and matured. In connection with the funding of our senior credit facility, The Chase Manhattan Bank received a letter from an independent evaluation firm satisfactory to the initial lenders which set forth that firm's opinion as to the solvency of Allied after giving effect to the acquisition. BFI also received a solvency letter to BFI reasonably satisfactory in form and substance to BFI and also received a certificate from Allied regarding the solvency of Allied and its subsidiaries, taken as a whole, giving effect to the acquisition and the transactions contemplated by the merger agreement, including the related financing. We cannot assure you, however, that a court passing on these same issues would reach the same conclusion.

WE MAY NOT BE ABLE TO REPURCHASE NOTES UPON A CHANGE OF CONTROL WHICH WOULD BE AN EVENT OF DEFAULT UNDER THE INDENTURE.

    Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes. Our senior credit facility restricts us from repurchasing the notes without the approval of the lenders. In addition, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our senior credit facility will not allow such repurchases. Certain corporate events would also constitute a change of control under the senior credit facility which might not constitute a change of control under our other debt instruments, including these notes. This would constitute an event of default under the senior credit facility, entitling the lenders to, among other things, cause all our outstanding debt obligations thereunder to become due and payable, and proceed against their collateral. For example, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would constitute a change of control under our senior credit facility but would not constitute a "Change of Control" under the indenture. Our failure to repurchase the notes would constitute an event of default under the indenture. See "Description of Notes -- Repurchase at the Option of Holders."

LOSS OF KEY EXECUTIVES AND FAILURE TO ATTRACT QUALIFIED MANAGEMENT COULD LIMIT OUR GROWTH AND NEGATIVELY IMPACT OUR OPERATIONS.

    We depend highly upon our senior management team. As we grow, we will increasingly require operations management with waste industry experience. We do not know the availability of such experienced management or the compensation levels that will be within industry norms. The loss of the services of any member of senior management or the inability to hire experienced operations management could materially adversely affect our operations and financial condition. See "Management."

WE ARE SUBJECT TO COSTLY ENVIRONMENTAL REGULATIONS AND MAY HAVE FUTURE
LITIGATION.

    Our equipment, facilities and operations are subject to extensive and changing federal, state and local environmental laws and regulations relating to environmental protection and occupational health and safety. These include, among other things, laws and regulations governing the use, treatment, storage and disposal of solid and hazardous wastes and materials, air quality, water quality and the remediation of contamination associated with the release of hazardous substances.

    Our compliance with regulatory requirements is costly. We are often required to enhance or replace our equipment and to modify landfill operations or, in some cases, to close landfills. We cannot assure you that we will be able to implement price increases sufficient to offset the cost of complying with these standards. In addition, environmental regulatory changes could accelerate or increase expenditures for closure and post-closure monitoring at solid waste facilities and obligate us to spend sums in addition to those presently accrued for such purposes.

    In addition to the costs of complying with environmental regulations, we are involved in administrative and judicial proceedings related to environmental matters. As a result we may be required to pay fines or may lose certain permits and licenses. For example, BFI recently discovered and self-reported to the Michigan Department of Natural Resources certain violations of the federal Clean Air Act in connection with the operation of a medical waste incinerator in Michigan. Although there has been no final resolution of the matter, and the parties are still negotiating, the Michigan Department of Natural Resources has proposed penalties of approximately $200,000. In addition, we may have to defend ourselves against governmental agencies and surrounding landowners who assert claims alleging environmental damage, personal injury, property damage and/or violations of permits and licenses by us. Citizens' groups have become increasingly active in challenging the grant or renewal of permits and licenses, and responding to such challenges has further increased the costs associated with permitting new facilities and expanding current facilities. A significant judgment against us, the loss of a significant permit or license or the imposition of a significant fine could have a material negative effect on our financial condition.

    Certain of Allied's and BFI's waste disposal operations traverse state and county boundaries. In the future, our collection, transfer and landfill operations may also be affected by proposed federal legislation that authorizes the states to enact legislation governing interstate shipments of waste. Such proposed federal legislation may allow individual states to prohibit or limit importing out-of-state waste to be disposed of and may require states, under certain circumstances, to reduce the amounts of waste exported to other states. If this or similar legislation is enacted in states in which we operate landfills that receive a significant portion of waste originating from out-of-state, our operations could be negatively affected. We believe that several states have proposed or have considered adopting legislation that would regulate the interstate transportation and disposal of waste in the states' landfills. Our collection, transfer and landfill operations may also be affected by "flow control" legislation which may be proposed in the United States Congress. This proposed federal legislation may allow states and local governments to direct waste generated within their jurisdiction to a specific facility for disposal or processing. If this or similar legislation is enacted, state or local governments with jurisdiction over our landfills could act to limit or prohibit disposal or processing of waste in our landfills.

WE MAY HAVE HAZARDOUS SUBSTANCES LIABILITY.

    Each of Allied and BFI has been identified as a potentially responsible party at numerous sites under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"). CERCLA has been interpreted to impose strict, joint and several liability on current and former owners or operators of a facility at which there has been a release or a threatened release of a "hazardous substance" and on persons who generate, transport or arrange for the disposal of such substances at the facility. Hundreds of substances are defined as "hazardous" under CERCLA and their presence, even in minute amounts, can result in substantial liability. The statute provides for the remediation of contaminated facilities and imposes costs on the responsible parties. The expense of conducting such a cleanup can be significant. Notwithstanding our efforts to comply with applicable regulations and to avoid transporting and receiving hazardous substances, such substances may be present in waste collected by us or disposed of in our landfills, or in waste collected, transported or disposed of in the past by acquired companies. Cleanup liability may also arise under various state laws similar to CERCLA. As used in this prospectus, "non-hazardous waste" means substances that are not defined as hazardous waste under federal regulations.

THERE MAY BE POTENTIAL UNDISCLOSED LIABILITIES ASSOCIATED WITH OUR ACQUISITIONS, INCLUDING THE ACQUISITION OF BFI.

    We may be exposed to liabilities that we fail or are unable to discover in connection with acquisitions. These liabilities may arise from non-compliance with environmental laws by prior owners, and for which we, as a successor owner, are responsible. In connection with any acquisition made by us, including the acquisition of BFI, there may be liabilities that we fail to discover or are unable to discover including liabilities arising from non-compliance with environmental laws by prior owners and for which we, as successor owner, may be responsible. There may also be liabilities arising from transactions by BFI prior to our acquisition of BFI which we may fail to discover and/or for which we may be responsible. Additionally, as is typical in agreements for the acquisition of a public company, our merger agreement with BFI does not provide for indemnification of us by BFI for any environmental liabilities or for other potential liabilities.

WE MAY BE UNINSURED AND/OR WE MAY BE UNDERINSURED FOR ENVIRONMENTAL LIABILITIES.

    As is typically the case in the solid waste industry, we are able to obtain only very limited environmental impairment insurance regarding our landfills. Allied carries environmental impairment liability insurance for substantially all of its operating landfills. The environmental impairment liability insurance is in the amount of up to $5.0 million for the policy term in excess of a $1.0 million deductible per claim. We have obtained higher limits of $10.0 million in excess of a $1.0 million deductible per claim where required by state law. After the acquisition, the cost of such liability insurance may increase or may not be available to us on commercially reasonable terms. Although BFI has environmental impairment insurance to the extent it is required to do so by applicable law, its policy requires it to reimburse the insurer for any losses, and accordingly, BFI has been, from a practical viewpoint, self-insured. An uninsured or underinsured claim of sufficient magnitude would require us to fund such claim from cash flow generated by operations or borrowings under our senior credit facility or other sources of liquidity. We cannot assure you that we would be able to fund any such claim from cash provided by operations, our senior credit facility or elsewhere.

WE MAY BE AFFECTED BY ADVERSE WEATHER CONDITIONS.

    Our collection and landfill operations could be adversely affected by long periods of inclement weather which interfere with collection and landfill operations, delay the development of landfill capacity and/or reduce the volume of waste generated by our customers. In addition, certain of our operations may be temporarily suspended as a result of particularly harsh weather conditions. We cannot assure you that long periods of inclement weather will not have a material adverse effect on our future results of operations.

YOU MAY NOT BE ABLE TO SELL YOUR NOTES IF A TRADING MARKET FOR THE EXCHANGE NOTES DOES NOT DEVELOP.

    There is no existing trading market for the Exchange Notes, and we cannot assure you regarding the future development of a market for the Exchange Notes, or the ability of the holders of the Exchange Notes to sell their Exchange Notes, or the price at which such holders may be able to sell their Exchange Notes. If such a market were to develop, the Exchange Notes could trade at prices that may be higher or lower than the initial offering price of the Notes depending on many factors, including prevailing interest rates, Allied's or our operating results and the market for similar securities. Each of the initial purchasers has advised us that it intends to make a market in the Exchange Notes. The initial purchasers are not obligated to do so, however, and any market making with respect to the Exchange Notes may be discontinued at any time without notice. Therefore, we cannot assure you as to the liquidity of any trading market for the Exchange Notes or that an active trading market for the Exchange Notes will develop. The notes are eligible for trading in the PORTAL market. However, we do not intend to apply for listing of the notes or, if issued, the exchange notes, on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

    Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. We cannot assure you that the market for the Exchange Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the Exchange Notes.

                  RATIO OF EARNINGS TO FIXED CHARGES OF ALLIED

    The following table sets forth the ratio of earnings to fixed charges of Allied for the nine months ended September 30, 1999 and for each of the five years in the period ended December 31, 1998.

                                  Nine Months
                                     Ended
                                 September 30,                      Year Ended December 31,
                               -------------------    -------------------------------------------------------
                                      1999             1998       1997          1996      1995        1994
                                      ----             ----       ----          ----      ----        ----
Ratio of earnings to
   fixed charges.........            *                  **        1.5x          ***       1.9x        1.2x

---------------------------

(1) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income (loss) before taxes and fixed charges, exclusive of preferred stock dividends. Fixed charges include interest expense and capitalized interest.

*   Earnings were inadequate to cover fixed charges by $313,690.

**  Earnings were inadequate to cover fixed charges by $121,977.

*** Earnings were inadequate to cover fixed charges by $65,519.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

Summary: The Company will accept for exchange old notes that are validly tendered to the exchange agent before the earliest of:

    -   5:00 p.m., New York City time, on            , 1999, or such later date
        and time to which it is extended, except that it may not be extended
        beyond          , 1999,

    -   the date when all old notes have been tendered, or

    -   the date on which the Company terminates the Exchange Offer.

The Company will return any old note that it does not accept for exchange for any reason, as promptly as practicable after expiration or termination of the Exchange Offer, without charge to the holder of the old note.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept for exchange old notes that are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. "Expiration Date" means 5:00 p.m., New York City time, on , 1999, or, if the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open, the latest time and date to which the Exchange Offer is extended.

     As of the date of this Prospectus, $2 billion aggregate principal amount of the old notes was outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page to all holders of old notes at the addresses set forth in the securities register with respect to old notes maintained by the Trustee. The Company's obligation to accept old notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth below. See "-- Acceptance of Old Notes; Delivery of New Notes."

     The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any old notes, by mailing written notice of such extension to the holders thereof as described below. During any extension, all old notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any old notes not accepted for exchange for any reason will be returned without expense to the Note holder as promptly as practicable after the expiration or termination of the Exchange Offer.

     Old notes tendered in the Exchange Offer must be $1,000 in principal amount or any integral multiple thereof.

     The Company will mail written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable, such notice to be mailed to the holders of record of the old notes no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date or other event giving rise to such notice requirement.

PROCEDURES FOR TENDERING OLD NOTES

Summary: The Trustee is serving as Exchange Agent in connection with the Exchange Offer. Holders of old notes that wish to participate in the Exchange Offer must complete and sign a Letter of Transmittal according to the instructions contained in the Letter of Transmittal, and forward it to the Exchange Agent (not to the Company) in compliance with the procedures set forth in the Letter of Transmittal. Broker-dealers, commercial banks, trust companies and other nominees may tender old notes which they hold as nominee by book-entry transfer. Questions regarding the Exchange Offer, tender of the old notes, or the Exchange Offer generally, must be directed to the Exchange Agent.

     Letter of Transmittal. The tender to the Company of old notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the

Company upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal. Except as set forth below, a holder who wishes to tender old notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, together with all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date.

     Other Documents. In addition,

    - the Exchange Agent must receive certificates for the old notes along with the Letter of Transmittal,

    - the Exchange Agent must receive prior to the Expiration Date a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of the old notes, if such procedure is available, into the Exchange Agent's account at the DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, or

    - the holder must comply with the guaranteed delivery procedures described in "-- Guaranteed Delivery Procedures," below.

         Note: The method of delivery of old notes, Letters of Transmittal and all other required documents is at the election and risk of the holders. If the delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used in all cases. Sufficient time should be allowed to assure timely delivery. No Letters of Transmittal or old notes should be sent to the Company.

     Signatures. Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange pursuant thereto are tendered (1) by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(2) for the account of an Eligible Institution (as defined herein). If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by a firm that is an eligible guarantor institution (bank, stockbroker, national securities exchange, registered securities association, savings and loan association or credit union with membership in a signature medallion program) pursuant to Exchange Act Rule 17Ad-15 (collectively, "Eligible Institutions"). If old notes are registered in the name of a person other than the person signing the Letter of Transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution.

     Powers of Attorney. If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of old notes, the old notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old notes.

     Representatives. If the Letter of Transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     Required Acknowledgments; Resales by Broker-Dealers. By tendering old notes, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes. If any holder of old notes is an "affiliate" of the Company, as defined in Rule 405 under the Securities Act, or is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the new notes to be acquired pursuant to the Exchange Offer, the holder:

    - could not rely on the applicable interpretations of the staff of the SEC, and

    - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of the new notes. Any such broker-dealer may be deemed to be an "underwriter" under the Securities Act. See "Plan of Distribution -- Broker-Dealers." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     The Company will accept, promptly after the Expiration Date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. For each old note accepted for exchange, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note. The new notes will bear interest from the most recent date to which interest has been paid on the old notes or, if no interest has been paid on the old notes, from July 30, 1999. Accordingly, if the relevant record date for interest payment occurs after the completion of the Exchange Offer, registered holders of new notes on the record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from July 30, 1999. If, however, the relevant record date for interest payment occurs prior to the completion of the Exchange Offer, registered holders of old notes on the record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from July 30, 1999. Old notes accepted for exchange will cease to accrue interest from and after the date of completion of the Exchange Offer, except as set forth in the immediately preceding sentence. Holders of old notes whose old notes are accepted for exchange will not receive any payment in respect of interest on the old notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the Exchange Offer.

     In all cases, issuance of new notes for old notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of:

     - certificates for the old notes or a timely Book-Entry Confirmation of the old notes into the Exchange Agent's account at the Book-Entry Transfer Facility,

     -    a properly completed and duly executed Letter of Transmittal, and

     -    all other required documents.

     If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if certificates representing old notes are submitted for a greater principal amount than the holder desires to exchange, certificates representing the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder thereof (or, in the case of old notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, the non-exchanged old notes will be credited to an account maintained with the Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular old notes not properly tendered or not to accept any particular old notes if acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any defects or irregularities or conditions of the Exchange Offer as to any particular old notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular old notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time that the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor shall any of them incur any liability for failure to give any notification.

BOOK-ENTRY TRANSFER

     The Exchange Agent will ask to establish an account with respect to the old notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of old notes by causing the Book-Entry Transfer Facility to transfer the old notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Facility's procedures for transfer.

         Note: Although delivery of old notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or a facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of old notes desires to tender the old notes and the old notes are not immediately available, or time will not permit the holder's old notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     -    the tender is made through an Eligible Institution,

     - prior to the Expiration Date, the Exchange Agent receives from the Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of old notes and the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and

     - the certificates for all physically tendered old notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective, a written or facsimile notice of withdrawal must be received by the Exchange Agent at the address set forth below under "-- Exchange Agent." Any notice of withdrawal must specify the name of the person having tendered the old notes to be withdrawn, identify the old notes to be withdrawn (including the principal amounts of such old notes), and (where certificates for old notes have been transmitted) specify the name in which such old notes are registered, if different from that of the withdrawing holder.

     If certificates for old notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless the holder is an Eligible Institution. If old notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility. All questions as to the validity, form and eligibility (including time of receipt) of the notices will be determined by the Company, whose determination shall be final and binding on all parties. Certificates for any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any old notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder (or, in the case of old notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, the old notes will be credited to an account maintained with the Book-Entry Transfer Facility for the old notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "-- Procedure for Tendering Old Notes," above, at any time on or prior to the Expiration Date.

EXCHANGE AGENT

     All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

         By Registered or Certified Mail:        U.S. Bank Trust Center
                                                 180 East Fifth Street
                                                 St. Paul, Minnesota 55101

         By Overnight Courier or By Hand:        U.S. Bank Trust Center
                                                 180 East Fifth Street
                                                 St. Paul, Minnesota 55101

         Confirm by Telephone:                   (651) 244-5011

         Note: Delivery of the Letter of Transmittal to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery of the Letter of Transmittal.

FEES AND EXPENSES

     The Company will not make any payment to brokers-dealers or others soliciting acceptances of the Exchange Offer.

TRANSFER TAXES

     Holders who tender old notes for exchange will not be obligated to pay any transfer tax in connection therewith, except that Holders who instruct the Company to register new notes in the name of, or request that old notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon.

APPRAISAL RIGHTS

     Holders of old notes will not have dissenters' rights or appraisal rights in connection with the Exchange Offer.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Holders of old notes who do not exchange their old notes for new notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of the old notes. In general, the old notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company does not anticipate that it will register old notes under the Securities Act.

RESALE OF THE NEW NOTES

     Based on interpretations by the staff of the SEC issued to third parties, new notes issued pursuant to the Exchange Offer in exchange for old notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Company as defined in Rule 405 under the Securities Act, and other than any broker-dealer) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

     - the new notes are acquired in the ordinary course of the holders' business, and

     - the holders have no arrangement with any person to participate in the distribution of the new notes.

     Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes. This analysis is based upon the SEC's position in no-action letters that the SEC has issued previously regarding other transactions that were substantially similar to the Exchange Offer. Although the SEC has not indicated that it has changed its position on this issue, the Company has not sought its own interpretive letter from the SEC. There is no assurance that the SEC would make a similar determination with respect to the resale of the new notes. See "Risk Factors -- Resale of the new notes".

     If any holder is an affiliate of the Company, or if any holder is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the new notes to be acquired pursuant to the Exchange Offer, the holder

     - could not rely on the applicable interpretations of the staff of the SEC, and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of the new notes. Any such broker-dealer may be deemed to be an "underwriter" under the Securities Act. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, it may be necessary to qualify for sale or to register the new notes in that jurisdiction prior to offering or selling the new notes.

REGISTRATION RIGHTS AGREEMENT

Summary: The Company is making the Exchange Offer to comply with its obligation under the Registration Rights Agreement to register the exchange of the new notes for the old notes. In the Registration Rights Agreement, the Company also agreed under limited circumstances to file the Shelf Registration Statement to register the resale of certain old notes and new notes. If the Company defaults on certain of its registration obligations under the Registration Rights Agreement, the affected note holders will be entitled to Special Interest.


This summary of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Registration Rights Agreement, a copy of which is an exhibit to the Registration Statement.


REGISTRATION STATEMENT

Obligations of the Company. In the Registration Rights Agreement, the Company and the Guarantors agreed to:

     - use their best efforts to keep the Registration Statement effective continuously, and the Exchange Offer open, for a period of not less than 30 business days, and

     - cause the Exchange Offer to be consummated no later than the 45th business day after the SEC declares the Registration Statement to be effective (the "Consummation Deadline"); and

     - use their best efforts to keep the Prospectus available for use by broker-dealers for 90 days after the Consummation Deadline.

     Representations by the Note Holders. To participate in the Exchange Offer, each holder of old notes must represent that it:

     -    is not an affiliate of the Company,

     - is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of new notes issued in the Exchange Offer, and

     - is acquiring the new notes in the Exchange Offer in the ordinary course of its business.


SHELF REGISTRATION STATEMENT

     Obligation to File. In the Registration Rights Agreement, the Company and the Guarantors agreed to file with the SEC a Shelf Registration Statement covering the public resale, by any holder who provides the Company with certain information for inclusion in the Shelf Registration Statement, of:

     - the old notes if the Exchange Offer is not permitted by applicable law or SEC policy, or

     - any new notes or Transfer Restricted Securities held by any holder who notifies the Company prior to the 20th business day following the consummation of the Exchange Offer that:

          (1) such holder is prohibited by law or SEC policy from participating in the Exchange Offer, or

          (2) such holder may not resell the new notes acquired by it in the Exchange Offer to the public without delivering a prospectus, and the prospectus contained in the Registration Statement is not appropriate or available for such resales by it.

"Transfer Restricted Securities" means each old note until the earliest of the date on which the old note

          - is exchanged for a new note in the Exchange Offer that is entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act,

          - has been disposed of in accordance with the Shelf Registration Statement, or

          - is disposed of by a broker-dealer pursuant to the "Plan of Distribution," and distributed to the public pursuant to Rule 144 under the Securities Act. See "Plan of Distribution."

     Further Obligations of the Company. If a Shelf Registration Statement is required, the Company must:

          - file the Shelf Registration Statement within 30 days after the Company receives the required notice from by a Note holder,

          - use its best efforts to cause the SEC to declare the Shelf Registration Statement effective within 120 days after the obligation to file a Shelf Registration Statement arises, and

          - use its best efforts to keep the Shelf Registration Statement continuously effective for at least two years after the SEC initially declares it effective.

     If the Company files a Shelf Registration Statement, the Company will:

     - provide to each named selling Note holder copies of the prospectus which is part of the Shelf Registration Statement, and any amendments and supplements, and

     - provide notice for the Registration Statement or Prospectus until after the holders have five days to object to any such documents.

     Obligations of Selling Note Holders. A holder selling Notes under the Shelf Registration Statement generally:

     - would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers,

     - will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and

     - will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations).


SPECIAL INTEREST

In the Registration Rights Agreement, the Company and the Guarantors agree to pay to each Holder of Transfer Restricted Securities affected by a Registration Default, the following special interest ("Special Interest"):

     - a per annum rate of 0.25% for the first 90 days after February 25, 2000,

     - a per annum rate of 0.50% for the second 90 days after February 25, 2000,

     - a per annum rate of 0.75% for the third 90 days after February 25, 2000,

     - a per annum rate of 1.0% for periods after the third 90 days after February 25, 2000.

Following the cure of all Registration Defaults, the accrual of Special Interest will cease. All accrued Special Interest will be paid in the same manner and on the same dates as interest payments are paid on the Notes. Special Interest, if determined to be a penalty, may be limited or unenforceable under applicable law.

    Registration Default

     "Registration Default" means the occurrence of any of the following events:

     - the Exchange Offer is not consummated on or before the Consummation Deadline, (which is 45 days after the Registration Statement becomes effective),

     - the Company or the Guarantors fail to file the Registration Statement, if required, with the SEC by the applicable filing deadline,

     - the SEC does not declare the Registration Statement, if required, to be effective by the applicable effectiveness deadline, or

     - the Shelf Registration Statement, if required, is declared effective but thereafter ceases to be effective or useable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective.

INDEMNIFICATION

     The Company agrees in the Registration Rights Agreement to indemnify selling Note holders against certain liabilities, including certain liabilities under the Securities Act.

                              CERTAIN INDEBTEDNESS

    The following summary of our senior credit facility and other debt, including the 1998 Senior Notes, does not purport to be complete and is qualified in its entirety by reference to the agreements described, including the definitions of certain capitalized terms used in this section, copies of which are available upon request. Any terms not defined in this section are defined in the senior credit facility. See "Available Information."

    On September 30, 1999, our debt structure consisted primarily of $5.6 billion outstanding under the Senior Credit Facility, $1.7 billion of the 1998 Senior Notes, $2.0 billion of the 1999 Notes and $1.3 billion of senior debt acquired in connection with the BFI acquisition. As of September 30, 1999, we had aggregate availability under the revolving senior credit facility of approximately $1.1 billion to be used for working capital, letters of credit, acquisitions and other general corporate purposes.

    The following chart shows Allied's principal debt structure giving effect to the acquisition of BFI, including the BFI Dispositions, assuming they were completed as of September 30, 1999, as well as the related financings:

                                                                PRO FORMA
                                                                  AS OF
                                                            SEPTEMBER 30, 1999
                                                            ------------------
                                                              (IN MILLIONS)
                   Senior Credit Facility........               $4,181.0
                   Assumed BFI debt..............                1,218.4
                   1998 Senior Notes.............                1,698.2
                   1999 Notes....................                2,008.3
                   Capital leases and other notes                  136.4
                   Current portion of long-term debt                24.0
                                                                --------
                        Total indebtedness.......               $9,266.3
                                                                ========

THE SENIOR CREDIT FACILITY

    In connection with the acquisition of BFI, we entered into a new credit agreement with a bank group led by The Chase Manhattan Bank for $7.5 billion in financing under a senior credit facility. The senior credit facility provides for an aggregate of $7.0 billion of senior secured facilities and $.5 billion of senior subordinated borrowings. The senior credit facility consist of the following facilities with each maturing the number of years after July 30, 1999, the date of the acquisition of BFI, indicated below:

     - a $1.5 billion six-year Revolving Credit Facility, including letters of credit and Swingline Loans;

     -    a $1.0 billion two-year Asset Sale Term Loan facility;

     -    a $1.75 billion six-year amortizing Tranche A Term Loan facility;

     -    a $1.25 billion seven-year amortizing Tranche B Term Loan facility;

     -    a $1.5 billion eight-year amortizing Tranche C Term Loan facility; and

     -    a $.5 billion Tranche D Subordinated Term Loan.

    ASSET SALES REDUCTIONS

    We may reduce amounts borrowed under the Asset Sale Term Loan (and thereafter the other senior secured facilities and the Tranche D Subordinated Term Loan) through sales of non-core assets at any time whether before or after the acquisition or from equity issuances, subject to the limitations of availability of net proceeds resulting therefrom. After the acquisition, the senior secured facilities and the Tranche D Subordinated Term Loan also may be subject to mandatory prepayment. After the acquisition of BFI, we entered into definitive agreements to divest certain non-core and non-integrated assets including: (1) the medical waste operations of BFI to Stericycle, Inc. for approximately $410.5 million, which was completed in November 1999, (2) the Canadian operations of BFI to Waste Management, Inc. for approximately $225.0 million, (3) certain assets of BFI Gas Services, Inc. to Gas Recovery Systems, Inc. for approximately $63.0 million and (4) certain government mandated and other identified non-core or non-integrated operations for an aggregate of approximately $700.5 million. Each of these transactions is subject to certain customary closing conditions. We cannot assure you whether these transactions will be completed or the timing of the closing of these transactions. Upon closing of these transactions, net proceeds from the transactions will be used to reduce indebtedness under our senior credit facility.

    AMORTIZATION OF TERM LOANS

    The schedule of amortization for the term loans and the maturity date represented by the number of years after the acquisition upon which any principal amounts remaining outstanding is as follows:

                                  ASSET SALE            TRANCHE A       TRANCHE B      TRANCHE C       TRANCHE D
            DATE                   TERM LOAN            TERM LOAN       TERM LOAN      TERM LOAN       TERM LOAN
                                                                    (IN THOUSANDS)
     September 30, 2000.........  No amortization    $     75,000    $      5,000   $      5,000     No amortization
                                   requirements                                                        requirements
     September 30, 2001.........                          100,000           5,000          5,000
     September 30, 2002.........                          250,000           5,000          5,000
     September 30, 2003.........                          350,000           5,000          5,000
     September 30, 2004.........                          450,000           5,000          5,000
     September 30, 2005.........                              --            5,000          5,000
     September 30, 2006.........                              --               --          5,000
     Maturity...................      Second             Sixth          Seventh         Eighth            Eighth
                                     Anniversary      Anniversary     Anniversary    Anniversary       Anniversary

INTEREST RATE CALCULATIONS

    Interest will be payable quarterly, or at the end of the relevant interest period, if earlier, at a per annum rate equal to Alternate Base Rate for ABR Borrowings, or an Adjusted LIBO Rate for Eurodollar (LIBOR) Borrowings, plus in each case, the relevant Applicable Margin based upon our leverage ratio.

    The Alternate Base Rate is a fluctuating rate calculated on a daily basis at the higher of:

     - the rate of interest publicly announced by The Chase Manhattan Bank for the date of determination; and

     - 0.5% over the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System as arranged by Federal Funds brokers on the date of determination.

    The Tranche D Subordinated Term Loan will pay interest at a rate per annum equal to the three month Adjusted LIBOR plus the relevant Applicable Margin. If the Tranche D Subordinated Term Loan is not repaid in whole within 12 months, the spread will increase by 50 points; and, thereafter, it will increase by 50 basis points at the end of each three month period up to a maximum spread of 525 basis points.

    The Adjusted LIBO Rate is the per annum rate determined by the administrative agent to be the product of the rate that appears on the Telerate British Bankers Association Interest Settlement Rates Page 3750 and the Statutory Reserve Rate (as defined and which is as adjusted for reserve requirements).

    The credit agreement requires us to pay the following fees:

     -    a quarterly commitment fee based upon our Leverage Ratio;

     - a fee to each lender based upon our Leverage Ratio in proportion to the lender's standby letter of credit liability;

     -    an issuing fee on the face amount of each letter of credit; and

     - an administrative fee to The Chase Manhattan Bank for its services as administrative agent under our senior credit facility.

COVENANTS

    In addition to certain customary covenants, the credit agreement includes covenants that restrict our ability and our subsidiaries' ability to:

     -    dispose of assets;

     -    incur additional indebtedness;

     -    incur liens on property or assets;

     -    repay other indebtedness;

     -    pay dividends;

     -    enter into certain investments or transactions;

     -    repurchase or redeem capital stock;

     -    engage in mergers or consolidations; or

     - engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities.

    In addition, we may not prepay, redeem, defease or repurchase any subordinated indebtedness or the notes except for regularly scheduled mandatory payments of interest and certain other exceptions.

FINANCIAL COVENANTS

    The senior credit facility contains financial covenants including the following:

     -    an Interest Coverage Ratio;

     -    a Leverage Ratio; and

     -    a limitation on Capital Expenditures.

CERTAIN PREPAYMENTS

    We will be required to make prepayments on our senior credit facility under certain circumstances, including upon certain asset sales and issuances of debt or equity securities. We must make mandatory prepayments based on a relevant percentage of the net proceeds of any debt incurrence or equity issuance (other than the notes). The relevant percentage begins at 100% and decreases as our Leverage Ratio declines; provided, however, that the relevant percentage will be 100% so long as any Asset Sale Term Loan commitment is outstanding. Commencing on December 31, 2000 we must make mandatory prepayments equal to 75% of excess cash flow. The mandatory prepayments shall be allocated as described below.

    (1) On or prior to the closing of the senior credit facility, if the notes are outstanding, the Net Available Proceeds of an issuance of permitted debt or equity shall be applied: first, to reduce commitments under the Tranche D Subordinated Term Loan; second, to reduce commitments under the Asset Sale Term Loan; and third, to reduce the commitments under the Tranche A, B and C Term Loans, pro rata.

    (2) If any Asset Sales are completed, then the Net Available Proceeds shall be applied: first, to reduce borrowings and commitments under the Asset Sale Term Loan; and second, to reduce the borrowings and commitments under the Tranche A, B and C Term Loans, pro rata. Notwithstanding, if Net Available Proceeds from Asset Sales are received and there are no outstanding Asset Sale Term Loan commitments and the Tranche D Subordinated Term Loan have been reduced below $500.0 million, then the Net Available Proceeds may be applied to reduce borrowings under the Tranche D Subordinated Term Loan.

    (3) If a mandatory prepayment arises from the issuance of the notes or other subordinated debt or equity securities after the closing of the senior credit facility, then the Net Available Proceeds shall be applied: first, to repay borrowings under the Tranche D Subordinated Term Loan; second, to repay outstanding borrowings under Asset Sale Term Loan; and third, to reduce borrowings and commitments under the Tranche A, B and C Term Loan, pro rata; provided that once the Asset Sale Term Loan has been repaid, all proceeds of the sale of capital stock may be retained by us.

    The Tranche D Subordinated Term Loan contains a mandatory prepayment provision that provides for the repayment of the Tranche D Subordinated Term Loan from the proceeds of any permitted subordinated debt offering or equity issuance, other than the senior convertible preferred stock.

    Additionally, in the case of certain other asset sales, incurrences of debt and issuances of equity securities we may apply the proceeds within one year to make acquisitions, certain investments, acquire property and/or equipment or assets.

SECURITY

    Allied NA's obligations as the principal borrower under the credit facility and those of BFI, as a wholly-owned subsidiary, under the senior secured facilities will be (1) secured by a first priority lien on (a) all of our equity interests in Allied NA and substantially all of our domestic subsidiaries and 65% of the equity interests in all of our foreign subsidiaries and (b) all tangible and intangible assets (other than certain landfill properties) owned by Allied NA and substantially all of our domestic subsidiaries and (2) guaranteed by us and substantially all of Allied NA's domestic subsidiaries, in each case, subject to the prior consent of any unaffiliated minority equity holders to the extent that consent is required. The holders of the 1998 Senior Notes and specified debt of BFI will also be granted equal and ratable security interests in the stock of BFI's subsidiaries and assets of BFI and its subsidiaries to the extent granted as collateral for the senior secured facilities.

EVENTS OF DEFAULT

    The senior credit facility contains customary events of default, which include a default in the payment of principal or interest on debt aggregating $50.0 million or more. If any event of default occurs, our obligations under the credit agreement could be accelerated and the lenders could foreclose on the collateral securing these obligations, with material adverse results to the holders of the notes. Notwithstanding the forgoing, in the event of a failure to comply with the Interest Coverage Ratio or the Leverage Ratio, we have the right within ten business days of the date required to certify compliance to issue securities for cash or otherwise receive cash contributions to Allied's capital, and contribute such cash to our capital to cure the default. We are in compliance with all applicable covenants under our existing credit facilities at September 30, 1999.

THE 1998 SENIOR NOTES

    In December 1998, Allied NA issued an aggregate of $1.7 billion of the 1998 Senior Notes consisting of $225.0 million 7 3/8% senior notes due 2004 (the "Five Year Notes"), $600.0 million 7 5/8% senior notes due 2006 (the "Seven Year Notes"), and $875.0 million 7 7/8% senior notes due 2009 (the "Ten Year Notes") without giving effect to any unamortized discount. We used the net proceeds from the 1998 Senior Notes to fund the purchase of the 10.25% senior subordinated notes due 2006 and the 11.30% senior discount notes due 2007 pursuant to tender offers we commenced in November 1998 and completed in December 1998, to repay borrowings outstanding under the existing senior credit facility and certain capital lease obligations, and for general corporate purposes.

    We can redeem the Five Year Notes and Seven Year Notes, at our option, in whole or in part, at any time, in cash, at a redemption price equal to the greater of (1) 100% of their principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity at a semi-annual basis at the treasury yield plus 50 basis points, plus in each case accrued but unpaid interest to but excluding the date of redemption. We can redeem the Ten Year Notes at our option, in whole or in part, at any time on or after January 1, 2004 in cash at redemption prices, which begin at 103.9375% in the first year and decline annually, plus accrued and unpaid interest to but excluding the date of redemption. Prior to January 1, 2004, we can redeem the Ten Year Notes, at our option, in whole or in part, at any time, in cash, at a redemption price equal to the greater of (1) 100% of their principal amount or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis at the treasury yield plus 50 basis points, plus accrued but unpaid interest to but excluding the date of redemption. In addition, at any time prior to January 1, 2002, we may on any one or more occasions redeem up to 33 1/3% of the aggregate principal amount of Ten Year Notes originally issued at a redemption price equal to 107.9% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, with the net cash proceeds of one or more public equity offerings, to the extent permitted under our senior credit facility. The 1998 Senior Notes are guaranteed by Allied and substantially all of Allied NA's current and future subsidiaries. The holders of the 1998 Senior Notes and specified debt of BFI have been granted equal and ratable security interests in the stock of BFI's subsidiaries and assets of BFI and its subsidiaries to the extent granted as collateral for the senior secured facilities. The indenture relating to the 1998 Senior Notes contains operating covenants and restrictions on Allied NA and its subsidiaries, which are substantially the same as in the covenants in the indenture for the notes.

ASSUMED BFI DEBT

    The following table outlines indebtedness of BFI, substantially all of which has been unconditionally and fully guaranteed by us at the time of the acquisition:

                                                                     AS OF
                                                              SEPTEMBER 30, 1999
                                                              ------------------
                                                                 (IN MILLIONS)
                  6.08% MVPs due 2002...................        $      248.8
                  6.10% Senior Notes due 2003...........               145.1
                  6.375% Senior Notes due 2008..........               134.9
                  7.875% Senior Notes due 2005..........                66.1
                  7.40% Debentures due 2035.............               277.9
                  9.25% Debentures due 2021.............                94.7
                  Solid Waste Revenue Bonds(1)..........               250.9
                                                                ------------
                       Total Existing BFI Debt..........        $    1,218.4
                                                                ============

------------

(1) Weighted average interest rate is 6.73% with various maturity dates through the year 2027.

6.08% MARKET VALUE PUT SECURITIES

    In January 1999, BFI issued $250.0 million of 6.08% MVPs due January 18, 2002. The 6.08% MVPs have a mandatory put on January 18, 2000. First National Bank of Chicago holds an option to purchase the 6.08% MVPs and, if BFI so chooses, to remarket the 6.08% MVPs on that date for an additional two year term. If First National Bank of Chicago does not exercise its option to purchase the 6.08% MVPs on January 18, 2000, the 6.08% MVPs will be purchased by BFI on that date. The 6.08% MVPs are secured by the assets of BFI and are guaranteed by Allied and Allied NA and will be effectively subordinated to our senior credit facility to the extent of the value of the assets of Allied NA and each of its domestic subsidiaries, excluding BFI.

6.10% AND 6.375% SENIOR NOTES

    In January 1996, BFI issued $200.0 million of 6.10% Senior Notes due January 15, 2003 and $200.0 million of 6.375% Senior Notes due January 15, 2008. The notes are not redeemable prior to maturity and are not subject to any sinking fund. The notes rank equal in right of payment with our senior credit facility. The notes are secured by the assets of BFI and are guaranteed by Allied and Allied NA and are effectively subordinated to our senior credit facility to the extent of the value of the assets of Allied NA and each of its domestic subsidiaries, excluding BFI.

7.875% SENIOR NOTES

    In March 1995, BFI issued $300.0 million of 7.875% Senior Notes which mature on March 15, 2005. The notes rank equal in right of payment with our senior credit facility. The notes are secured by the assets of BFI and are guaranteed by Allied and Allied NA and are effectively subordinated to our senior credit facility to the extent of the value of the assets of Allied NA and each of its domestic subsidiaries, excluding BFI.

7.40% DEBENTURES

    In September 1995, BFI issued $400.0 million of 7.40% Debentures due September 15, 2035. These debentures are not subject to any sinking fund and may be redeemed as a whole or in part, at the option of BFI at any time. The redemption price is equal to the greater of (1) the principal amount of the debentures and (2) the present value of future principal and interest payments discounted to maturity on a semiannual basis at the Treasury Yield plus 20 basis points, plus in each case, accrued but unpaid interest. The debentures rank equal in right of payment with our senior credit facility. The debentures are secured by the assets of BFI and are guaranteed by Allied and Allied NA and are effectively subordinated to our senior credit facility to the extent of the value of the assets of Allied NA and each of its domestic subsidiaries, excluding BFI.

9.25% DEBENTURES

    In May 1991, BFI issued $100.0 million of 9.25% Debentures which mature on May 1, 2021. The debentures may not be redeemed prior to maturity and are not subject to any sinking fund. The debentures rank equal in right of payment with our senior credit facility. The debentures are secured by the assets of BFI and are guaranteed by Allied and Allied NA and are effectively subordinated to our senior credit facility to the extent of the value of the assets of Allied NA and each of its domestic subsidiaries, excluding BFI.

SOLID WASTE REVENUE BONDS

    Some subsidiaries of BFI have entered into agreements under which they receive proceeds from the sale of solid waste revenue bonds by government authorities. These subsidiaries are obligated to make payments sufficient to pay the interest and retire the bonds. The weighted average interest rate of these issues is approximately 5.63%. These issues mature at various dates from 2006 through the year 2027. The Solid Waste Revenue Bonds of the subsidiaries are either guaranteed by BFI or supported by letters of credit issued by commercial banks.

                          DESCRIPTION OF THE NEW NOTES

     As used below in this "Description of the New Notes" (unless the context indicates otherwise), references to the "notes" refer to the old notes and the new notes, which are described in the future tense for convenience only. You can find the definitions of certain terms used in this description under the caption "Certain Definitions." In this description, the word "Allied" refers only to Allied Waste North America, Inc. and not to any of its subsidiaries, and the term "AWI" refers only to Allied Waste Industries, Inc. and not to any of its subsidiaries. In addition, the word "notes" refers to the notes offered hereby and do not include any other debt securities that Allied may issue from time to time pursuant to a separate supplement to the same indenture governing these notes.

THE NOTES

     The Company issued the old notes to the Initial Purchasers on July 30, 1999. The Initial Purchasers sold the old notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act. The terms of the new notes are substantially identical to the terms of the old notes. However, the new notes are not subject to transfer restrictions or registration rights unless held by certain broker-dealers, affiliates of the Company or certain other persons. See "The Exchange Offer -- Resale of the New Notes." In addition, the Company does not plan to list the new notes on any securities exchange or seek quotation on any automated quotation system. The old notes are listed on Nasdaq's PORTAL system.

         The following chart summarizes the basic terms of the notes:

Principal Amount at Maturity:...........     $2 billion of 10% series B senior
                                             subordinated notes due 2009.

Maturity Date:..........................     The 10% series B senior
                                             subordinated notes will mature on
                                             August 1, 2009.

Interest Payments Dates:................     The 10% series B senior
                                             subordinated notes will bear
                                             interest at the rate of 10%
                                             compounded semi-annually on May 1
                                             and November 1 of each year,
                                             commencing November 1, 1999.

Ranking:................................     The notes and the guarantees are
                                             general unsecured obligations of
                                             the Company and:

                                             -    are subordinate in right of
                                                  payment to all of our and the
                                                  guarantors' existing and
                                                  future senior debt;

                                             -    are subordinate to
                                                  indebtedness under
                                                  our senior credit
                                                  facility, except for the
                                                  Tranche D Subordinated Term
                                                  Loan under the senior credit
                                                  facility;

                                             -    are equal in right of
                                                  payment to our and the
                                                  guarantors' other existing and
                                                  future senior subordinated
                                                  indebtedness; and

                                             -    are senior to our senior
                                                  convertible preferred stock.

                                             As of September 30, 1999, on a pro
                                             forma basis after giving effect the
                                             BFI Dispositions, the notes and the
                                             guarantees would have been
                                             subordinated to $6,758.0 million of
                                             senior debt and approximately
                                             $1,056.9 million would have been
                                             available for borrowing as
                                             additional senior debt under our
                                             revolving senior credit facility.
                                             We will be permitted to borrow
                                             substantial additional
                                             indebtedness, including senior
                                             debt, in the future under the terms
                                             of the indenture. The terms
                                             "indebtedness" and subordinated
                                             indebtedness" are defined in the
                                             "Description of the New Notes --
                                             Subordination" and "Description of
                                             the New Notes -- Certain
                                             Definitions" sections of this
                                             Prospectus.

Global Note:............................     The new notes will be issued as a
                                             single, global note that will be
                                             deposited with The Depository Trust
                                             Company in New York, New York
                                             ("DTC"). Individual note holders
                                             will not receive certificates for
                                             the new notes, except in certain
                                             limited circumstances.

Payment
Procedures:.............................     The Company will make all payments
                                             on the notes (including principal,
                                             premium, if any, interest and
                                             Special Interest, if any) in
                                             immediately available same day
                                             funds, at the office or agency of
                                             the Company maintained for such
                                             purpose, which office or agency
                                             shall be maintained in the Borough
                                             of Manhattan, The City of New York,
                                             except that:

                                             -    Payments on notes
                                                  represented by the Global
                                                  Notes will be payable by wire
                                                  transfer to the accounts
                                                  specified by the holder of
                                                  interests in such Global Note.

                                             -    Payments on Certificated
                                                  Notes, if any, will be payable
                                                  by wire transfer to the
                                                  accounts specified by the Note
                                                  holders or, if no such account
                                                  is specified, by mailing a
                                                  check to each Senior Note
                                                  holder's registered address.


REGISTRATION RIGHTS AGREEMENT

     The Company has filed the Registration Statement to comply with its obligation under the Registration Rights Agreement to register the issuance of the new notes. See "The Exchange Offer - Registration Rights Agreement."

THE INDENTURE

     The old notes were issued, and the new notes will be issued, pursuant to a Series Supplement dated as of July 30, 1999 to an Indenture, (the "Indenture"), among the Company, Allied, as a Guarantor, the Subsidiary Guarantors and U.S. Bank Trust, N.A., as Trustee (the "Trustee"). The following summarizes certain provisions of the Indenture. This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Indenture. Wherever this summary refers to a particular provision of the Indenture, such provision is incorporated by reference as a part of the statements made, and such statements are qualified in their entirety by such reference. References to the "Indenture" in this Description of the New Notes include the Series Supplement relating to the notes. All references in this section to the "Company" refer solely to Allied Waste North America, Inc., the issuer of the notes, and to "Allied" refer solely to Allied Waste Industries, Inc., and not to their respective subsidiaries.

     The definitions of many capitalized terms used in this section are summarized in "- Certain Definitions", below. Capitalized terms that are not defined below have the meanings set forth in the Indenture.


BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

THE NOTES

These notes:

     -    are general unsecured obligations of Allied;

     - are subordinated in right of payment to all existing and future Senior Debt of Allied;

     -    rank equally in right of payment with each other;

     - rank equally in right of payment with any future senior subordinated Indebtedness of Allied;

     - are senior in right of payment to any future subordinated Indebtedness of Allied; and

     -    are unconditionally guaranteed by the Guarantors.

THE GUARANTEES

The Guarantees of these notes:

     -    are general unsecured obligations of each Guarantor;

     - are subordinated in right of payment to all existing and future Senior Debt of each Guarantor;

     - rank equally in right of payment with all future senior subordinated Indebtedness of each Guarantor; and

     - are senior in right of payment to any future subordinated Indebtedness of each Guarantor.

    Assuming we had completed the BFI Dispositions and applied the net proceeds as intended, as of September 30, 1999, Allied and the Guarantors would have had total Senior Debt of approximately $6,758.0 million. As indicated above and as discussed in detail below under the caption "Subordination," payments on these notes and under the Guarantees will be subordinated to the payment of Senior Debt. The indenture will permit us and the Guarantors to incur additional Senior Debt.

    The notes will be fully and unconditionally guaranteed on a senior subordinated unsecured basis by AWI (in such capacity, the "Parent Guarantor," and such guarantees, the "Parent Guarantees").

    The notes will also be fully and unconditionally guaranteed on a senior subordinated unsecured basis by the Restricted Subsidiaries of Allied, including BFI and its subsidiaries other than BFI's foreign subsidiaries, and Allied will cause any Restricted Subsidiary acquired or created in the future that guarantees the Bank Agreement to fully and unconditionally guarantee the notes on a senior subordinated unsecured basis (such guarantors, the "Subsidiary Guarantors" and together with the Parent Guarantor, the "Guarantors"; such guarantees, the "Subsidiary Guarantees" and, together with the Parent Guarantees, the "Guarantees").

    As of the date of the indenture, all of our subsidiaries (including BFI and its subsidiaries, but excluding Insurance Subsidiaries) will be "Restricted Subsidiaries." However, under the circumstances described below under the caption "Certain Covenants -- Limitation on Restricted Payments," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the indenture. Unrestricted Subsidiaries and foreign subsidiaries of BFI will not guarantee these notes. The non-guarantor subsidiaries represent in the aggregate approximately 1% of our combined company revenues and assets.

    The notes will be effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables and capital lease obligations, of Allied's Subsidiaries, if any, that are Unrestricted Subsidiaries and thus not Subsidiary Guarantors. In addition, the notes would be effectively subordinated to all existing and future indebtedness of the Subsidiary Guarantors if the Subsidiary Guarantees were avoided or subordinated in favor of the Subsidiary Guarantors' other creditors or if the Subsidiary Guarantors are released from their Subsidiary Guarantees as described below under the subheading "Guarantees." See "Risk Factors -- Federal and state statutes may allow courts to further subordinate or void the guarantees. Federal and state statutes allow courts, under specific circumstances, to void or subordinate guarantees and require noteholders to return payments received from guarantors."

INTEREST AND PAYMENTS

     Summary: The notes will bear interest at the rate of 10% per annum compounded semi-annually on May 1 and November 1 of each year, commencing November 1, 1999.


    The notes will have a maximum aggregate principal amount of $2.0 billion and will mature on August 1, 2009. Interest on the notes will accrue at a rate of 10% per annum.

    Interest on the notes will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing on November 1, 1999. Allied will make each interest payment to the Holders of record on the immediately preceding April 15 and October 15. The notes will bear interest on overdue principal and premium, if any, and, to the extent permitted by law, overdue interest at the rates of interest referred to in the preceding paragraph plus 2%. Interest on the notes accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

    Allied will issue notes in denominations of $1,000 and integral multiples of $1,000. Additional notes may be issued from time to time after the date of the supplement for each series of notes under the indenture, subject to the provisions of the indenture, including those in the covenant described below under the caption "Certain Covenants -- Limitation on Consolidated Debt." Additional notes may be part of the same class and series, including with respect to voting, as the notes issued in this offering.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

    If a Holder has given wire transfer instructions to Allied at least ten business days prior to the applicable payment date, Allied will make all principal, premium, if any, and interest, including Special Interest (as defined below), payments on that Holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar for the notes within the City and State of New York unless Allied elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

    Allied initially will act as paying agent and registrar. Allied may change the paying agent or registrar without prior notice to the Holders of the notes, and any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will not be required to pay a service charge for any registration of a transfer or exchange of notes, but Holders may be required to pay taxes and other governmental charges due on transfer or exchange of the notes. Allied is not required to transfer or exchange any note selected for redemption. Also, Allied is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

    The registered Holder of a note will be treated as its owner for all purposes.

GUARANTEES

    Summary: The Company's payment obligations under the notes will be fully guaranteed on a senior unsecured basis (the "Parent Guarantees") by Allied and, so long as the Company's senior credit facility is similarly guaranteed, all of the Company's existing and future Restricted Subsidiaries (as defined herein) (such subsidiary guarantors, the "Subsidiary Guarantors" and, together with Allied, the "Guarantors" and the guarantees of such Subsidiary Guarantors the "Subsidiary Guarantees" and together with the Parent Guarantees, the "Guarantees"). The

Guarantors will, jointly and severally, on a senior unsecured basis, unconditionally guarantee the due and punctual payment of principal of (and premium, if any) and interest (including Special Interest) on each issue of the notes, when and as the same shall become due and payable, whether at the maturity date, by declaration of acceleration, call of redemption or otherwise.

    The Guarantors will jointly and severally guarantee Allied's obligations under the notes. Each Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Federal and state statutes may allow courts to further subordinate or void the guarantees. Federal and state statutes allow courts, under specific circumstances, to void or subordinate guarantees and require noteholders to return payments received from guarantors."

    The Guarantees of each Guarantor will remain in effect with respect to each issue of notes until the entire principal of, premium, if any, and interest on the notes shall have been paid in full or otherwise discharged in accordance with the provisions of the indenture; provided, however, that if:

     (1) with respect to each Guarantor, an issue of notes is defeased and discharged as described under clause (1) under the caption "Defeasance," or

     (2)  with respect to each Subsidiary Guarantor, such Subsidiary Guarantor:

          (a)  ceases to be a Restricted Subsidiary, or

          (b) all or substantially all of the assets of such Subsidiary Guarantor or all of the Capital Stock of such Subsidiary Guarantor is sold (including by issuance, merger, consolidation or otherwise) by Allied or any of its Subsidiaries in a transaction constituting an Asset Disposition and the Net Available Proceeds from such Asset Disposition are used in accordance with the provisions described below under the caption "Repurchase at the Option of Holders -- Asset Dispositions," or

          (c) ceases to be a guarantor under, or to pledge any of its assets to secure obligations under, the Bank Agreement,

then in each case of (1) and (2) above, such Guarantor or, in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, the corporation acquiring such assets shall be released and discharged of its Guarantee obligations.

SUBORDINATION

    The payment of principal, premium and interest, if any, on the notes will be subordinated to the prior payment in full of all Senior Debt of Allied.

    The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of notes will be entitled to receive any payment with respect to the notes (except that Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described below under the caption "Defeasance"), in the event of any distribution to creditors of Allied:

     (1)  in a liquidation or dissolution of Allied;

     (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Allied or its property;

     (3)  in an assignment for the benefit of creditors; or

     (4)  in any marshalling of Allied's assets and liabilities.

    In the event that the Trustee or the Holder of a note shall have received any payments on the Notes upon the occurrence of an event described in (1)-(4) above before all Senior Debt of the Company or the Guarantor, as applicable, is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, then and in such event such payment shall be paid over or delivered to the holders of Senior Debt for application to the payment of such Senior Debt remaining unpaid, to the extent necessary to pay such Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

    Allied also may not make any payment in respect of the notes, except in Permitted Junior Securities or from the trust described below under the caption "Defeasance," if:

     (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

     (2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from Allied or the holders of any Designated Senior Debt.

    Payments on the notes may and shall be resumed:

     (1) in the case of a payment default, upon the date on which such default is cured or waived; and

     (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

    No new Payment Blockage Notice may be delivered unless and until:

     (1) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

     (2) all scheduled payments of principal, premium and interest on the notes that have come due have been paid in full in cash.

    No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured for a period of not less than 90 days.

    Allied must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Allied, Holders of these notes may recover less ratably than trade creditors and other creditors of Allied that are holders of Senior Debt. See "Risk Factors -- Holders of senior indebtedness will be paid before holders of the notes are paid."


OPTIONAL REDEMPTION

SUMMARY:

1. Before August 1, 2004, we may redeem the notes at any time, at the redemption price equal to the greater of

     -    100% of their principal amount or

     - the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points,

     -    plus in each case accrued but unpaid interest (including Special
          Interest).

2. On or after August 1, 2004, we may redeem all or part of the notes, at redemption prices that decline over time until the maturity date.

3. We also may redeem the following amount of the notes on the occasion of a public equity offering:

     - Before August 1, 2002, we may redeem on any one or more occasions up to 33 1/3% of the aggregate principal amount of the notes with the net proceeds of one or more public equity offerings at a price equal to 110.0% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any.

     Prior to August 1, 2004, the notes will be subject to redemption, at the option of the Company, in whole or in part, at any time, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Ten Year Notes to be redeemed at such Holder's address appearing in the applicable Note Register, in amounts of $1,000 or an integral multiple of $1,000, at a Redemption Price equal to the greater of

     -    100% of their principal amount or

     - the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest (including Special Interest) to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

     During the first 36 months following the date that the notes are first issued, Allied may redeem up to 33 1/3% in aggregate principal amount of the notes originally issued under the indenture at a redemption price equal to 110.0% of the principal amount of the notes redeemed, together with accrued but unpaid interest (including Special Interest) to the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date) with the net proceeds of one or more Public Offerings of Capital Stock (other than Redeemable Interests); provided that the notice of redemption with respect to any such redemption is mailed within 30 days following the closing of the corresponding public offering.

    On or after August 1, 2004, the notes will be subject to redemption, in whole or in part, at the option of Allied at any time prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of notes to be redeemed at such Holder's address appearing in the register of Holders, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices, expressed as percentages of principal amount, plus accrued but unpaid interest (including Special Interest) to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the twelve-month period beginning on August 1 of each of the years indicated below:

                          YEAR                           PERCENTAGE
                          ----                           ----------
                          2004.......................     105.0000%
                          2005.......................     103.3333%
                          2006.......................     101.6667%
                          2007 and thereafter........     100.0000%

MANDATORY REDEMPTION

      Except as described below under the captions "Repurchase at the Option of Holders -- Asset Dispositions" and "Repurchase at the Option of Holders -- Change of Control," the notes will not have the benefit of any mandatory redemption or sinking fund obligations of Allied.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

--------------------------------------------------------------------------------
Summary: If Allied experiences a Change of Control, the holder of notes will have the right to require Allied to repurchase the notes for:

            -     101% of the principal amount thereof; and

            -     accrued and unpaid interest on that principal.
--------------------------------------------------------------------------------

      If a Change of Control occurs, within 30 days of that event Allied will commence an Offer to Purchase all outstanding notes, at a purchase price equal to 101% of their aggregate principal amount plus accrued interest, if any, to the date of purchase, subject to the rights of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the date of purchase. Such obligation will not continue after a discharge of Allied or defeasance from its obligations with respect to the notes. See "Defeasance."

      A "Change of Control" will be deemed to have occurred in the event that, after the date of the indenture,

            (1)   so long as Allied is a Subsidiary of AWI:

                  (a) any Person, or any Persons (other than a Permitted AWI Successor) acting together that would constitute a "group" for purposes of Section 13(d) of the Exchange Act (an "AWI Group"), together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan), beneficially own 50% or more of the total voting power of all classes of Voting Stock of AWI,

                  (b) any Person or AWI Group, together with any Affiliates or Related Persons thereof, succeeds in having sufficient of its nominees that have not been approved by the Continuing Directors elected to the board of directors of AWI such that such nominees, when added to any existing director remaining on the board of directors of AWI after such election that is an Affiliate or Related Person of such Person or AWI Group, will constitute a majority of the board of directors of AWI, or

                  (c) there occurs any transaction or series of related transactions, other than a merger, consolidation or other transaction with a Related Business in which the shareholders of AWI immediately prior to such transaction (or series) receive:

                        (i) solely Voting Stock of AWI (or its successor or parent, as the case may be),

                        (ii) cash, securities and other property in an amount that could be paid by Allied as a Restricted Payment under the indenture after giving pro forma effect to such transaction, or

                        (iii) a combination of (1) and (2), and the beneficial
                              owners of the Voting Stock of AWI immediately prior to such transaction (or series) do not, immediately after such transaction (or series), beneficially own Voting Stock representing more than 50% of the total voting power of all classes of Voting Stock of AWI or in the case of a transaction (or series) in which another entity becomes a successor to, or parent of, AWI, of the successor or parent entity,

            (2)   if Allied is not a Subsidiary of AWI:

                  (a) any Person, or any Persons (other than a Permitted Allied Successor), acting together that would constitute a "group" for purposes of Section 13(d) of the Exchange Act (an "Allied Group"), together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan) beneficially own 50% or more of the total voting power of all classes of Voting Stock of Allied,

                  (b) any Person or Allied Group, together with any Affiliates or Related Persons thereof, succeeds in having sufficient of its nominees who have not been approved by the Continuing Directors elected to the board of directors of Allied such that such nominees, when added to any existing director remaining on the board of directors of Allied after such election who is an Affiliate or Related Person of such Person or Allied Group, will constitute a majority of the board of directors of Allied, or

                  (c) there occurs any transaction or series of related transactions other than a merger, consolidation or other transaction with a Related Business in which the shareholders of Allied immediately prior to such transaction (or series) receive:

                        (i) solely Voting Stock of Allied (or its successor or parent, as the case may be),

                        (ii) cash, securities and other property in an amount which could be paid by Allied as a Restricted Payment under the indenture after giving pro forma effect to such transaction, or

                        (iii) a combination of (1) and (2), and the beneficial
                              owners of the Voting Stock of Allied immediately prior to such transaction (or series) do not, immediately after such transaction (or series), beneficially own Voting Stock representing more than 50% of the total voting power of all classes of Voting Stock of Allied (or in the case of a transaction (or series) in which another entity becomes a successor to Allied, of the successor entity).

      A "Permitted AWI Successor" means (i) an issuer, other than AWI, of Voting Securities issued to the shareholders of AWI in a merger, consolidation or other transaction permitted by clause (1)(c) of the definition of Change of Control,
(ii) Apollo and (iii) Blackstone.

      A "Permitted Allied Successor" means an issuer, other than Allied, of Voting Securities issued to the shareholders of Allied in a merger, consolidation or other transaction permitted by clause (2)(c) of the definition of Change of Control.

      Allied will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes resulting from a Change of Control.

      Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, Allied will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. Allied will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      Within 30 days of a Change of Control, an Offer to Purchase required by the provisions described above containing the written terms and conditions of such Offer to Purchase will be sent, by first class mail, to Holders of each issue of the notes, accompanied by such information regarding Allied and its Subsidiaries as Allied in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase, which at a minimum will include or incorporate by reference:

            (1) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the trustee pursuant to the provisions of the covenant described below under the caption "Certain Covenants
                  --

                  Provision of Financial Information," which requirements may be satisfied by delivery of such documents together with the Offer to Purchase; and

            (2) any other information required by applicable law to be included in such offer document.

      Each offer document will contain all instructions and materials necessary to enable Holders of the applicable notes to tender such notes pursuant to the Offer to Purchase. Each offer document will also state:

            (1) that a Change of Control or an Asset Disposition, as applicable, has occurred and that Allied will offer to purchase the Holder's notes;

            (2) the Expiration Date of the Offer to Purchase, which will be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of the Offer to Purchase;

            (3) the purchase date for the tendered notes which will be within five business days after the Expiration Date;

            (4) the aggregate principal amount of notes to be purchased, and, if the offer is to purchase less than all of the notes, the manner in which tendered notes will be selected for purchase pursuant to the indenture;

            (5)   the purchase price; and

            (6) a description of the procedure that a Holder must follow to tender all or any portion of the notes.

      To tender any note, a Holder must surrender that note at the place or places specified in the Offer to Purchase prior to the close of business on the Expiration Date. If Allied or the trustee so requires, each tendered note must be duly endorsed by, or accompanied by a written instrument or transfer in form satisfactory to Allied and the trustee duly executed by, the Holder of the tendered note or that Holder's attorney duly authorized in writing. Holders will be entitled to withdraw all or any portion of notes tendered if Allied or its paying agent receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the note tendered, the certificate number of the note tendered and a statement that such Holder is withdrawing all or a portion of the tendered note. Any portion of a note tendered must be tendered in an integral multiple of $1,000 principal amount.

ASSET DISPOSITIONS

      Allied may not make, and may not permit any Restricted Subsidiary to make, any Asset Disposition unless:

            (1) Allied, or such Restricted Subsidiary, as the case may be, receives consideration at the time of such disposition at least equal to the fair market value of the shares or the assets disposed of, as determined in good faith by the board of directors of Allied for any transaction or series of transactions involving in excess of $25 million and not involving the sale of equipment or other assets specifically contemplated by Allied's capital expenditure budget previously approved by its board of directors;

            (2) at least 75% of the consideration received by Allied or such Restricted Subsidiary consists of:

                  (a)   cash or readily marketable cash equivalents,

                  (b) the assumption of Debt or other liabilities reflected on the consolidated balance sheet of Allied and its Restricted Subsidiaries in accordance with generally accepted accounting principles (excluding Debt or any other liabilities subordinate in right of payment to the notes) and release from all liability on such Debt or other liabilities assumed,

                  (c) assets used in, or stock or other ownership interests in a Person that upon the consummation of such Asset Disposition becomes a Restricted Subsidiary and will be principally engaged in, the business of Allied or any of its Restricted Subsidiaries as such business is conducted immediately prior to such Asset Disposition,

                  (d) any securities, notes or other obligations received by Allied or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by Allied or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of cash and Cash Equivalents received),

                  (e) any Designated Noncash Consideration received pursuant to this clause (e) that is at the time outstanding, not to exceed 15% of Consolidated Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), or

                  (f)   any combination thereof; and

            (3) 100% of the Net Available Proceeds from such Asset Disposition (including from the sale of any marketable cash equivalents received in such Asset Disposition) are applied by Allied or a Restricted Subsidiary as follows:

                  (a) first, within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Proceeds, to Senior Debt of Allied or its Restricted Subsidiaries then outstanding that would require such application or which would prohibit payments pursuant to clause (b) below or Tranche D Subordinated Term Loans;

                  (b) second, to the extent Net Available Proceeds are not required to be applied as specified in clause (a) above, to purchases of outstanding notes pursuant to an Offer to Purchase (to the extent such an offer is not prohibited by the terms of the Bank Agreement then in effect) at a purchase price equal to 100% of their principal amount plus accrued interest to the date of purchase (subject to the rights of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the purchase date); and

                  (c) third, to the extent of any remaining Net Available Proceeds following completion of such Offer to Purchase, to any other use as determined by Allied that is not otherwise prohibited by the indenture;

                  provided further that the 75% limitation referred to in clause
                  (2) above will not apply to any Asset Disposition if the consideration received from the Asset Disposition, as determined in good faith by Allied's board of directors, is equal to or greater than what the after-tax proceeds would have been had the Asset Disposition complied with the aforementioned 75% limitation.

      Notwithstanding the foregoing, Allied will not be required to comply with the provisions of the indenture described in clause (3) of the preceding paragraph:

            (1) if the Net Available Proceeds are invested or committed to be invested within one year from the later of the date of the related Asset Disposition or the receipt of such Net Available Proceeds in assets that will be used in the business of Allied or any of its Restricted Subsidiaries as such business is conducted prior to such Asset Disposition (determined by the board of directors of Allied in good faith); or

            (2) to the extent Allied elects to redeem the notes with the Net Available Proceeds pursuant to any of the provisions described above under the caption "Optional Redemption."

      Notwithstanding the foregoing, Allied will not be required to comply with the requirements described in clause (2) of the second preceding paragraph if the Asset Disposition is an Excepted Disposition.

      Any Offer to Purchase required by the provisions described above will be effected by the sending of the offer document, by first class mail, to Holders of the notes within 30 days after the date that is one year after the later of the date of such Asset Disposition or the receipt of the related Net Available Proceeds. The form of the Offer to Purchase and the requirements that a Holder must satisfy to tender any note pursuant to such Offer to Purchase are substantially the same as those described above under the subheading " -- Change of Control."

      The agreements governing Allied's outstanding Senior Debt currently prohibit Allied from purchasing any notes, and also provide that certain change of control or asset sale events with respect to Allied would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which Allied becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when Allied is prohibited from purchasing notes, Allied could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Allied does not obtain such a consent or repay such borrowings, Allied will remain prohibited from purchasing notes. In such case, Allied's failure to purchase tendered notes would constitute an Event of Default under the indenture which in some cases would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders of notes.

SELECTION AND NOTICE

      If less than all of the notes are to be redeemed, the trustee will select notes to be redeemed from the outstanding notes not previously called for redemption. The trustee will make its selection by such method as the trustee deems fair and appropriate, but in no event will the trustee make its selection more than 60 days prior to the redemption date. Such method may provide for the selection for redemption of portions of the principal amount of the notes.

      No notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of notes to be redeemed at its registered address. Notice of redemption may not be conditional.

      If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of the note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of the original note upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS
--------------------------------------------------------------------------------

Summary: The Indenture contains certain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

      -     incur additional indebtedness or issue preferred equity interests;

      - pay certain dividends, redeem capital stock or make certain other restricted payments or investments;

      -     create liens on assets;

      -     enter into certain transactions with affiliates or related persons;
            or

      -     merge, consolidate or sell all or substantially all of its assets.

      The indenture contains a number of covenants, including the following:

LIMITATION ON CONSOLIDATED DEBT

      Allied will not incur any Debt and will not permit its Restricted Subsidiaries to Incur any Debt or issue Preferred Stock unless, immediately after giving effect to the Incurrence of such Debt or issuance of such Preferred Stock and the receipt and application of the proceeds thereof, the Consolidated EBITDA Coverage Ratio of Allied for the four full fiscal quarters immediately preceding the Incurrence of such Debt or issuance of such Preferred Stock, calculated on a pro forma basis as if such Debt had been Incurred or such Preferred Stock had been issued and the proceeds thereof had been received and so applied at the beginning of the four full fiscal quarters, would be greater than 2.0 to 1.0.

      Without regard to the preceding limitations, Allied or any restricted Subsidiary of Allied may Incur the following Debt:

            (1) Debt under the Bank Agreement in an aggregate principal amount at any one time outstanding not to exceed the amount permitted to be borrowed thereunder;

            (2)   Debt evidenced by the notes and the Guarantees;

            (3) Debt owed by Allied to any Restricted Subsidiary or Debt owed by a Restricted Subsidiary to Allied or to a Restricted Subsidiary; provided, however, that in the event that either:

                  (a) Allied or the Restricted Subsidiary to which such Debt is owed transfers or otherwise disposes of such Debt to a Person other than Allied or another Restricted Subsidiary or

                  (b) such Restricted Subsidiary ceases to be a Restricted Subsidiary,

      the provisions of this clause (3) shall no longer be applicable to such Debt and such Debt shall be deemed to have been incurred at the time of such transfer or other disposition or at the time such Restricted Subsidiary ceases to be a Restricted Subsidiary;

            (4)   Debt outstanding on the date of the indenture;

            (5) Debt incurred in connection with an acquisition, merger or consolidation transaction permitted under the provisions of the indenture described below under the subheading " -- Mergers, Consolidations and Certain Sales of Assets," which
                  Debt:

                  (a) was issued by a Person prior to the time such Person becomes a Restricted Subsidiary in such transaction, including by way of merger or consolidation with Allied or another Restricted Subsidiary, and was not issued in contemplation of such transaction, or

                  (b) is issued by Allied or a Restricted Subsidiary to a seller in connection with such transaction,

      in an aggregate amount for all such Debt issued pursuant this clause (5) and then outstanding not to exceed 7.5% of the Consolidated Total Assets of Allied at the time of such Incurrence;

            (6) Debt consisting of Permitted Interest Rate or Currency Protection Agreements;

            (7) Debt Incurred to renew, extend, refinance or refund any outstanding Debt permitted in the preceding paragraph or in clauses (1) through (5) above or Incurred pursuant to this clause (7); provided, however, that such Debt does not exceed the principal amount of Debt so renewed, extended, refinanced or refunded (plus the amount of any premium and accrued interest, plus customary fees, consent payments, expenses and costs relating to the Debt so renewed, extended, refinanced or refunded); and

            (8) Debt not otherwise permitted to be Incurred pursuant to clauses (1) through (7) above, which, in aggregate amount, together with the aggregate amount of all other Debt previously Incurred pursuant this clause (8) then outstanding, does not exceed 7.5% of the Consolidated Total Assets of Allied at the time of such Incurrence.

LIMITATION ON RESTRICTED PAYMENTS

      Allied will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

            (1) declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of the Capital Stock of Allied or any Restricted Subsidiary or to the holders of such Capital Stock in their capacity as such, excluding:

                  (a) any dividends or distributions to the extent payable in shares of the Capital Stock of Allied (other than Redeemable Interests) or in options, warrants or other rights to acquire the Capital Stock of Allied (other than Redeemable Interests),

                  (b) dividends or distributions by a Restricted Subsidiary to Allied or another Wholly Owned Restricted Subsidiary, and

                  (c) the payment of pro rata dividends by a Restricted Subsidiary to holders of both minority and majority interests in such Restricted Subsidiary;

            (2)   purchase, redeem or otherwise acquire or retire for value:

                  (a) any Capital Stock of Allied or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of Allied, or

                  (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of Allied or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of Allied,

      excluding, in each case of (a) and (b) of this clause (2), the purchase, redemption, acquisition or retirement by any Restricted Subsidiary of any of its Capital Stock, other ownership interests or options, warrants or rights to purchase such Capital Stock or other ownership interests, in each case, owned by Allied or a Wholly Owned Restricted Subsidiary;

            (3)   make any Investment that is not a Permitted Investment; or

            (4) redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of Allied that is subordinate in right of payment to the notes,

      (each of the transactions described in clauses (1) through (4) above being a "Restricted Payment"), if:

            (1) a Default or an Event of Default shall have occurred and be continuing; or

            (2) Allied would, at the time of such Restricted Payment and after giving pro forma effect to such Restricted Payment as if it had been made at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Restricted Payment, not have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph of the covenant described above under the subheading "-- Limitation on Consolidated Debt"; or

            (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments (excluding Restricted Payments permitted by clauses (2), (3), (4), (5) and (7) of the next succeeding paragraph) from the date of the indenture (the amount so expended, if other than in cash, determined in good faith by the Board of Directors) exceeds the sum, without duplication, of:

                  (a) 50% of the aggregate Consolidated Net Income (or, in case Consolidated Net Income shall be negative, less 100% of such deficit) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of Allied's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment;

                  (b) 100% of the aggregate net cash proceeds from the issuance and sale to AWI of Capital Stock (other than Redeemable Interests) of Allied and options, warrants or other rights to acquire Capital Stock (other than Redeemable Interests and Debt convertible into Capital Stock) of Allied and the principal amount of Debt and Redeemable Interests of Allied that has been converted into Capital Stock (other than Redeemable Interests) of Allied after the date of the indenture, provided that any such net proceeds received by Allied from an employee stock ownership plan financed by loans from Allied or a Subsidiary of Allied shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination;

                  (c) 50% of any dividends received by Allied or a Wholly Owned Restricted Subsidiary after the date of the indenture from an Unrestricted Subsidiary of Allied; and

                  (d)   $300.0 million.

      The preceding provisions will not prohibit:

            (1) the payment of any dividend within 60 days after declaration of such dividend if at the declaration date such payment would have complied with this covenant;

            (2) any refinancing or refunding of Debt permitted if such refinancing or refunding is permitted pursuant to clause (7) of the second paragraph of the covenant described above under the subheading " -- Limitation on Consolidated Debt";

            (3) the purchase, redemption or other acquisition or retirement for value of any Debt or Capital Stock of Allied or any options, warrants or rights to purchase or acquire shares of Capital Stock of Allied in exchange for, or out of the net cash proceeds of, the substantially concurrent issuance or sale (other than to a Restricted Subsidiary of Allied) of Capital Stock (other than Redeemable Interests) of Allied; provided that the amount of any such net cash proceeds that are utilized for any such purchase, redemption or other acquisition or retirement for value shall be excluded from clause (3)(b) in the preceding paragraph;

            (4) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any subordinated Debt or Capital Stock through the issuance of new subordinated Debt or Capital Stock of Allied;

            (5) the purchase or redemption of any Debt from Net Available Proceeds to the extent permitted by the covenant described above under the caption "Repurchase at the Option of Holders -- Asset Dispositions";

            (6)   payments pursuant to the Intercompany Agreements; and

            (7) so long as no default or Event of Default has occurred or is continuing, the payment of cash dividends on the Senior Convertible Preferred Stock outstanding on the date of the indenture or issued as dividends thereon to the extent not prohibited by the Bank Agreement in effect from time to time.

      Upon the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, an amount equal to the greater of the book value and the fair market value of all assets of such Restricted Subsidiary at the end of Allied's most recently ended fiscal quarter for which internal financial statements are available prior to such designation will be deemed to be a Restricted Payment at the time of such designation for purposes of calculating the aggregate amount of Restricted Payments (including the Restricted Payment resulting from such designation) permitted under provisions described in the second preceding paragraph.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

      Allied will not, and will not permit any Restricted Subsidiary to, suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary:

            (1) to pay, directly or indirectly, dividends or make any other distributions in respect to its Capital Stock or other ownership interests or pay any Debt or other obligation owed to Allied or any other Restricted Subsidiary;

            (2) to make loans or advances to Allied or any other Restricted Subsidiary; or

            (3) to sell, lease or transfer any of its property or assets to Allied or any Wholly Owned Restricted Subsidiary.

      The preceding restrictions will not apply to any encumbrance or restriction existing pursuant to:

            (1) the notes, the indenture, the Guarantees or any other agreement in effect on the date of the indenture;

            (2) the Bank Agreement, including any Guarantees of or Liens securing the Debt Incurred under the Bank Agreement;

            (3) an agreement relating to any Debt Incurred by such Subsidiary prior to the date on which such Subsidiary was acquired by Allied and outstanding on such date and not incurred in anticipation of becoming a Subsidiary;

            (4) an agreement that has been entered into for the pending sale or disposition of all or substantially all of the Capital Stock, other ownership interests or assets of such Subsidiary, provided that such restriction terminates upon consummation or abandonment of such disposition and upon termination of such agreement;

            (5) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business;

            (6) any security agreement (including a capital lease) securing Debt permitted to be Incurred under the indenture that impose restrictions of the nature described in clause (3) of the preceding paragraph on the property subject to the Lien of such security agreement;

            (7) an agreement effecting a renewal, extension, refinancing or refunding of Debt incurred pursuant to an agreement referred to in clause (1), (2) or (6) of this paragraph; provided, however, that the provisions relating to such encumbrance or restriction contained in such renewal, extension, refinancing or refunding agreement are no more restrictive in any material respect than the provisions contained in the agreement it replaces, as determined in good faith by Allied's board of directors; or

            (8) applicable corporate law or regulation relating to the payment of dividends or distributions.

LIMITATION ON LIENS

      Each of AWI and Allied will not, and Allied will not permit any of its Restricted Subsidiaries to, create, Incur, assume or otherwise cause or suffer to exist or become effective any Lien securing Debt that is pari passu or subordinated in right of payment to the notes (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired to secure Debt of AWI, Allied or any of its Restricted Subsidiaries.

TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS

      Allied will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Allied (each of the preceding, an "Affiliate Transaction"), unless:

            (1) such Affiliate Transaction is on terms that are no less favorable to Allied or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by Allied or such Restricted Subsidiary with an unrelated Person and

            (2) Allied delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50,000,000, either:

                  (a) a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; or

                  (b) an opinion as to the fairness to Allied or such Restricted Subsidiary, as the case may be, of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

      The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the previous paragraph:

            (1) customary directors' fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by Allied or any of its Restricted Subsidiaries in the ordinary course of business, including ordinary course loans to employees not to exceed:

                  (a) $50,000,000 outstanding in the aggregate at any time, and

                  (b)   $5,000,000 to any one employee,

      and consistent with the past practice of Allied or such Restricted Subsidiary;

                  (2) loans by Allied and its Restricted Subsidiaries to employees of AWI or any of its Subsidiaries in connection with management incentive plans not to exceed $50,000,000 at any time outstanding; provided that such limitation shall not apply to loans the proceeds of which are used to purchase common stock of:

                        (a)   Allied from Allied, or

                        (b) AWI from AWI if and to the extent that AWI utilizes the proceeds of such loan to acquire Capital Stock (other than Redeemable Interests) of Allied;

                  (3) transactions between or among Allied and/or its Restricted Subsidiaries;

                  (4) payments of customary fees by Allied or any of its Restricted Subsidiaries to investment banking firms and financial advisors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the Board of Directors in good faith;

                  (5) any agreement as in effect on the date of the indenture or any amendment thereto (so long as such amendment is not disadvantageous to the Holders of the notes in any material respect) or any transaction contemplated thereby; and

                  (6) Restricted Payments that are permitted by the provisions of the indenture described above under the subheading "-- Limitation on Restricted Payments."


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
NO SENIOR SUBORDINATED DEBT

      Allied will not incur, create, issue, assume, guarantee or otherwise become liable for any Debt that is subordinate or junior in right of payment to any Debt of Allied and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Debt that is subordinate or junior in right of payment to the Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Guarantee.

PROVISION OF FINANCIAL INFORMATION

      Whether or not AWI is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, Allied (or AWI for so long as Allied is a Wholly-Owned Subsidiary of AWI) will file with the SEC the annual reports, quarterly reports and other documents that Allied (or AWI for so long as Allied is a Wholly-Owned Subsidiary of AWI) would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if Allied (or AWI for so long as Allied is a Wholly-Owned Subsidiary of AWI) were so required. Such documents shall be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which Allied would have been required so to file such documents if Allied were so required. Allied shall also in any event:

            (1) within 15 days of each Required Filing Date file with the trustee copies of the annual reports, quarterly reports and other documents which Allied (or AWI for so long as Allied is a Wholly-Owned Subsidiary of AWI) filed with the SEC pursuant to such Section 13(a) or 15(d) or any successor provisions thereto or would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if Allied (or AWI for so long as Allied is a Wholly-Owned Subsidiary of AWI) were required to comply with such Sections, and

            (2) if filing such documents by Allied (or AWI for so long as Allied is a Wholly-Owned Subsidiary of AWI) with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder.

DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

      Allied at any time may designate any Person that is a Subsidiary of Allied, or that becomes a Subsidiary of Allied after the date of the indenture as an "Unrestricted Subsidiary." Upon such designation and until such Person ceases to be an Unrestricted Subsidiary, such Person and each other Person that is then or thereafter becomes a Subsidiary of such Person will be deemed to be an Unrestricted Subsidiary. In addition, Allied may at any time terminate the status of any Unrestricted Subsidiary as an Unrestricted Subsidiary. Upon such termination, such Subsidiary and each other Subsidiary of Allied, if any, of which such Subsidiary is a Subsidiary will be a Restricted Subsidiary.

      Notwithstanding the foregoing, no change in the status of a Subsidiary of Allied from a Restricted Subsidiary to an Unrestricted Subsidiary or from an Unrestricted Subsidiary to a Restricted Subsidiary will be effective, and no Person may otherwise become a Restricted Subsidiary, if:

            (1) in the case of any change in status of a Restricted Subsidiary to an Unrestricted Subsidiary, the Restricted Payment resulting from such change would violate the provisions of the indenture described under clause (3) of the first paragraph of the covenant described above under the subheading " -- Limitation on Restricted Payments"; or

            (2) such change or other event would otherwise result in a Default or an Event of Default.

      In addition and notwithstanding the foregoing, no Restricted Subsidiary of Allied may become an Unrestricted Subsidiary, and the status of any Unrestricted Subsidiary as an Unrestricted Subsidiary will be deemed to have been immediately terminated, when:


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
            (1)   such Subsidiary:

                  (a)   has outstanding Debt that is Unpermitted Debt, or

                  (b) owns or holds any Capital Stock of or other ownership interests in, or a Lien on any property or other assets of, Allied or any of its Restricted Subsidiaries; or

            (2)   Allied or any other Restricted Subsidiary:

                  (a) provides credit support for, or a Guarantee of, any debt of such Subsidiary, including any undertaking, agreement or instrument evidencing such Debt, or

                  (b) is directly or indirectly liable on any Debt of such Subsidiary.

      Any termination of the status of an Unrestricted Subsidiary as an Unrestricted Subsidiary pursuant to the preceding sentence will be deemed to result in a breach of this covenant in any circumstance in which Allied would not be permitted to change the status of such Unrestricted Subsidiary to the status of a Restricted Subsidiary pursuant to the provision described in the preceding paragraph.

      "Unpermitted Debt" means any Debt of a Subsidiary of Allied if:

            (1) a default under such Debt (or under any instrument or agreement pursuant to or by which such Debt is issued, secured or evidenced) or any right that the holders of such Debt may have to take enforcement action against such Subsidiary or its property or other assets would permit (whether or not after the giving of notice or the lapse of time or both) the holders of any Debt of Allied or any other Restricted Subsidiary to declare the same due and payable prior to the date on which it otherwise would have become due and payable or otherwise to take any enforcement action against Allied or any such other Restricted Subsidiary, or

            (2) such Debt is secured by a Lien on any property or other assets of Allied and any of its other Restricted Subsidiaries.

      Each Person that is or becomes a Subsidiary of Allied will be deemed to be a Restricted Subsidiary at all times when it is a Subsidiary of Allied that is not an Unrestricted Subsidiary. Each Person that is or becomes a Wholly Owned Subsidiary of Allied shall be deemed to be a Wholly Owned Restricted Subsidiary at all times when it is a Wholly Owned Subsidiary of Allied that is not an Unrestricted Subsidiary.

MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

      Allied:

            (1)   may not consolidate with or merge into any Person;

            (2) may not permit any Person other than a Restricted Subsidiary to consolidate with or merge into Allied; and

            (3) may not, directly or indirectly, in one or a series of transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of the properties and assets of Allied and its Subsidiaries on a consolidated basis, unless, in each case (1), (2) and (3) above:

            (1) immediately before and after giving effect to such transaction (or series) and treating any Debt Incurred by Allied or a Subsidiary of Allied as a result of such transaction (or series) as having been incurred by Allied of such Subsidiary at the time of the transaction (or series), no Default or Event of Default shall have occurred and be continuing;


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
            (2) in a transaction (or series) in which Allied does not survive or in which Allied transfers, conveys, sells, leases or otherwise disposes of all or substantially all of its properties and assets, the successor entity is a corporation, partnership, limited liability company or trust and is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the trustee in form satisfactory to the trustee, all Allied's obligations under the indenture;

            (3)   if either:

                  (a) Allied or the successor entity would, at the time of such transaction (or series) and after giving pro forma effect to such transaction (or series) as if it had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph of the covenant described above under the subheading " -- Limitation on Consolidated Debt," or

                  (b) the Consolidated EBITDA Coverage Ratio of Allied or the successor entity for the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), calculated on a pro forma basis as if such transaction (or series) had occurred at the beginning of such four full fiscal quarter period, would be no less than such Consolidated EBITDA Coverage Ratio, calculated without giving effect to such transaction or series or any other transactions (or series) that is subject to the provisions of the indenture described in this paragraph and that occurred after the date that is twelve months before the date of such transaction (or series);

            (4) if, as a result of any such transaction, property or assets of Allied or any Restricted Subsidiary of Allied would become subject to a Lien prohibited by the covenant described above under the subheading " -- Limitation on Liens," Allied or the successor entity will have secured the notes as required by such covenant; and

            (5) Allied has delivered to the trustee an Officers' Certificate and an Opinion of Counsel as specified in the indenture.

EVENTS OF DEFAULT

      Each of the following is an Event of Default:

            (1) failure to pay any interest on any note issued under the indenture when due, continued for 30 days, whether or not prohibited by the subordination provisions of the indenture;

            (2) failure to pay principal of or premium, if any, on any note issued under the indenture when due, whether or not prohibited by the subordination provisions of the indenture;

            (3) failure to perform or comply with the provisions described above under the caption "Mergers, Consolidations and Certain Sales of Assets" or the provisions described above under the caption "Repurchase at the Option of Holders -- Asset Dispositions" and "Repurchase at the Option of Holders -- Change of Control";

            (4) failure to perform any other covenant or warranty of Allied or any Guarantor in the indenture or the notes issued under the indenture, continued for 60 days after written notice from Holders of at least 10% in principal amount of the outstanding notes issued under the indenture as provided in the indenture;


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
            (5) a default or defaults under any bonds, debentures, notes or other evidences of, or obligations constituting, Debt by Allied, any Guarantors or any Restricted Subsidiary or under any mortgages, indentures, instruments or agreements under which there may be issued or existing or by which there may be secured or evidenced any Debt of Allied, the Guarantor or any Restricted Subsidiary with a principal or similar amount then outstanding, individually or in the aggregate, in excess of $50 million (whether such Debt now exists or is hereafter created) which default or defaults constitute a failure to pay any portion of the principal or similar amount of such Debt when due and payable after the expiration of any applicable grace period with respect to such Debt, or will have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable;

            (6) the rendering of a final judgment or judgments, not subject to appeal, against Allied, the Parent Guarantor or any of its Restricted Subsidiaries in an aggregate amount in excess of $50 million that remains unstayed, undischarged or unbonded for a period of 60 days after such rendering; and

            (7) certain events of bankruptcy, insolvency or reorganization affecting Allied, AWI or any Restricted Subsidiary of Allied.

      Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the Holders of notes issued under the indenture, unless such Holders have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee and certain other conditions provided in the indenture, the Holders of a majority in aggregate principal amount of the outstanding notes of any issue will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to such issue of notes or exercising any trust or power conferred on the trustee with respect to such issue of notes.

      If an Event of Default (other than an Event of Default of the type described in clause (7) above) occurs and is continuing, either the trustee or the Holders of at least 25% in aggregate principal amount of the outstanding notes may accelerate the maturity of all such notes. If an Event of Default of the type described in clause (7) above occurs, the principal of and any accrued interest on the notes then outstanding will become immediately due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see "Modification and Waiver."

      No Holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such Holder has previously given to the trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding notes have made a written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee has not received from the Holders of a majority in aggregate principal amount of outstanding notes a direction inconsistent with such request and has failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a note for enforcement of payment of the principal of and premium, if any, or interest on such note on or after the respective due dates expressed in such note.

      In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Allied with the intention of avoiding payment of the premium that Allied would have had to pay if Allied then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable upon the acceleration of the notes.

      Allied will be required to furnish to the trustee annually a statement regarding Allied's performance of its obligations under the indenture. Allied will be required to deliver to the trustee, as soon as possible and in any event within 30 days after Allied becomes aware of the occurrence of a Default or an Event of Default, an officers' certificate setting forth the details of such Default or Event of Default, and the action which Allied proposes to take with respect to such Default or Event of Default.


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
DEFEASANCE

            (1) If applicable, Allied will be discharged from any and all obligations in respect of the outstanding notes; or

            (2) If applicable, Allied may omit to comply with certain restrictive covenants, and that such omission will not be deemed to be an Event of Default under the indenture with respect to the notes, in either case upon irrevocable deposit with the trustee, in trust, of money and/or U.S. Government Obligations that will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, of the outstanding notes. With respect to clause (2), the obligations under the indenture with respect to the notes other than with respect to such covenants and the Events of Default other than the Event of Default relating to such covenants above will remain in full force and effect.

      Such trust may only be established if, among other things:

            (1)   with respect to:

                  (a) clause (1) of the previous paragraph, Allied has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, that in the opinion of counsel provides that Holders of the notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, or

                  (b) clause (2) of the previous paragraph, Allied has delivered to the trustee an opinion of counsel to the effect that the Holders of the notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

            (2) no Default or Event of Default shall have occurred or be continuing;

            (3) Allied has delivered to the trustee an Opinion of Counsel to the effect that such deposit shall not cause the trustee or the trust so created to be subject to the Investment Company Act of 1940; and

            (4)   certain other customary conditions precedent are satisfied.

      In the event Allied omits to comply with its remaining obligations under the indenture and the notes after a defeasance of the indenture with respect the notes as described under the clause (2) of the second preceding paragraph and the notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the trustee may be insufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, Allied will remain liable in respect of such payments.

MODIFICATION AND WAIVER

      Modifications and amendments of the indenture with respect to the notes may be made by Allied and the trustee with the consent of the Holders of a majority in aggregate principal amount of outstanding notes; provided, however, that without the consent of the Holder of each such outstanding note affected by such modification or amendment, no modification or amendment may:

            (1) change the Stated Maturity of the principal of, or any installment of interest on, any note;

            (2) reduce the principal amount of or the premium, if any, or interest on, any note;

            (3) change the place or currency of payment of principal of, or premium, if any, or interest on, any note;

            (4) impair the right to institute suit for the enforcement of any payment on or with respect to any note;

            (5) reduce the above stated percentage of outstanding notes necessary to modify or amend the indenture;

            (6) reduce the percentage of aggregate principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults under the indenture; or

            (7) modify any provisions of the indenture relating to the modification and amendment of the indenture or the waiver of past defaults or covenants with respect to the notes, except as otherwise specified.

      The Holders of a majority in aggregate principal amount of the outstanding notes may waive compliance by Allied with certain restrictive provisions of the indenture. The Holders of a majority in aggregate principal amount of the outstanding notes may waive any past default under the indenture with respect to the notes, except a default in the payment of principal, premium, if any, or interest.

      In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the notes will require the consent of the Holders of at least 75% in aggregate principal amount of notes then outstanding.

CERTAIN DEFINITIONS

      Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms, as well as any other terms used in this description of notes for which no definition is provided.

"Acquired Business" means:

            (1) any Person at least a majority of the capital stock or other ownership interests of which is acquired after the date hereof by Allied or a Subsidiary of Allied and

            (2) any assets constituting a discrete business or operating unit acquired on or after the date hereof by Allied or a Subsidiary of Allied.

      "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Allied Waste Group" means, collectively, AWI, Allied and their respective subsidiaries, and a "member" of the Allied Waste Group means AWI, Allied and each of their respective subsidiaries.

      "Apollo" means Apollo Management IV, L.P. or its Permitted Transferees (exclusive of the Allied Waste Group).

      "Asset Disposition" by any Person that is Allied or any Restricted Subsidiary means any transfer, conveyance, sale, lease or other disposition by Allied or any of its Restricted Subsidiaries, including a consolidation or merger or other sale of any Restricted Subsidiary with, into or to another Person in a transaction in which the Restricted Subsidiary ceases to be a Restricted Subsidiary of such Person, of:


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
            (1) shares of Capital Stock, other than directors' qualifying shares, or other ownership interests of a Restricted Subsidiary;

            (2) the property or assets of such Person or any Restricted Subsidiary representing a division or line or business; or

            (3) other assets or rights of such Person or any Restricted Subsidiary outside of the ordinary course of business.

      Notwithstanding the preceding, the following items shall not be deemed to be an Asset Disposition:

            (1) a disposition by a Subsidiary of such Person to such Person or a Restricted Subsidiary or by such Person to a Restricted Subsidiary;

            (2) the disposition of all or substantially all of the assets of Allied in a manner permitted pursuant to the provisions described above under the caption "Certain Covenants -- Mergers, Consolidations and Certain Sales of Assets"; and

            (3) any disposition that constitutes a Restricted Payment or Permitted Investment that is permitted pursuant to the provisions described above under the caption "Certain Covenants -- Limitation on Restricted Payments."

      "Bank Agreement" means the credit agreement of Allied dated July 21, 1999, as amended, among Allied, AWI, certain lenders party thereto, and The Chase Manhattan Bank, DLJ Capital Funding, Inc. and Citicorp USA, Inc., as agents, or any bank credit agreement that replaces, amends, supplements, restates or renews such credit agreement.

      "Blackstone" means the collective reference to (i) Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners III L.P., a Cayman Islands limited partnership, Blackstone Offshore Capital Partners II L.P., a Cayman Islands limited partnership, Blackstone Family Investment Partnership III L.P., a Delaware limited partnership, and Blackstone Family Investment Partnership II L.P., a Cayman Islands limited partnership (each of the foregoing, a "Blackstone Fund") and (ii) each Affiliate of any Blackstone Fund that is not an operating company or Controlled by an operating company and each general partner of any Blackstone Fund or any Blackstone Affiliate who is a partner or employee of The Blackstone Group L.P.

      "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of, or other arrangements conveying the right to use, real or personal property of such Person that is required to be classified and accounted for as a capital lease or a liability on a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount of such obligation that would appear on a balance sheet of such Person in accordance with generally accepted accounting principles.

      "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents, however designated, of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

      "Common Stock" of any Person means Capital Stock of such Person that does not rank prior to the payment of dividends or as of the distribution of assets upon any voluntary liquidation dissolution or winding up of such Person, to shares of Capital Stock or any other class of such Person.

      "Comparable Treasury Issue" means, on any date the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes on such date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity comparable to the remaining term of the notes on such date, "Independent Investment Banker" means Donaldson, Lufkin & Jenrette Securities Corporation or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

      "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day: (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

      "Consolidated EBITDA" of any Person means for any period the Consolidated Net Income for such period increased by the sum of, without duplication:

            (1)   Consolidated Interest Expense of such Person for such period;
                  plus

            (2) Consolidated Income Tax Expense of such Person for such period; plus

            (3) the consolidated depreciation and amortization expense deducted in determining the Consolidated Net Income of such Person for such period; plus

            (4) the aggregate amount of letter of credit fees accrued during such period; plus

            (5) all non-cash or non-recurring charges during such period, including charges for costs related to acquisitions, it being understood that:

                  (a) non-cash non-recurring charges shall not include accruals for closure and post-closure liabilities, and

                  (b) charges shall be deemed non-cash charges until the period during which cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges; provided that, for purposes of this clause (b), Allied shall be required to monitor the actual cash disbursements only for those non-cash charges that exceed $1,000,000 individually or that exceed $10,000,000 in the aggregate in any fiscal year); plus

            (6) all cash charges attributable to the execution, delivery and performance of the indenture or the Bank Agreement; plus

            (7) all non-recurring cash charges related to acquisitions and financings, including amendments thereto; and minus

            (8) all non-cash non-recurring gains during such period, to the extent included in determining net operating income for such period.

      Notwithstanding the preceding, the Consolidated Interest Expense, Consolidated Income Tax Expense and consolidated depreciation and amortization expense of a Consolidated Subsidiary of such Person shall be added to the Consolidated Net Income pursuant to the foregoing:

            (1) only to the extent and in the same proportion that the Consolidated Net Income of such Consolidated Subsidiary was included in calculating the Consolidated Net Income of such Person, and

            (2) only to the extent that the amount specified in clause (1) is not subject to restrictions that prevent the payment of dividends or the making of distributions of such Person.

      "Consolidated EBITDA Coverage Ratio" of any Person means for any period the ratio of:

            (1)   Consolidated EBITDA of such Person for such period to

            (2)   the sum of:

                  (a) Consolidated Interest Expense of such Person for such period, plus

                  (b) the annual interest expense, including the amortization of debt discount, with respect to any Debt incurred or proposed to be Incurred by such Person or its Consolidated Subsidiaries since the beginning of such period to the extent not included in clause (2)(a), minus

                  (c) Consolidated Interest Expense of such Person which respect to any Debt that is no longer outstanding or that will no longer be outstanding as a result of the transaction with respect to which the Consolidated EBITDA Coverage Ratio is being calculated, to the extent included within clause (2)(a);

provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period.

      Notwithstanding the foregoing, in the event such Person or any of its Consolidated Subsidiaries has made acquisitions or dispositions of assets not in the ordinary course of business (including any other acquisitions of any other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, the computation of the Consolidated EBITDA Coverage Ratio (and for the purpose of such computation, the calculation of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated EBITDA) shall be made on a pro forma basis as if the acquisitions or dispositions had taken place on the first day of such period.

      In determining the pro forma adjustments to Consolidated EBITDA to be made with respect to any Acquired Business for periods prior to the acquisition date of such Acquired Business, actions taken by Allied and its Restricted Subsidiaries prior to the first anniversary of the related acquisition date that result in cost savings with respect to such Acquired Business will be deemed to have been taken on the first day of the period for which Consolidated EBITDA is being determined (with the intent that such cost savings be effectively annualized by extrapolation from the demonstrated cost savings since the related acquisition date).

      "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles.

      "Consolidated Interest Expense" of any Person means for any period the consolidated interest expense included in a consolidated income statement, net of interest income, of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of):

            (1) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles;

            (2)   the amortization of Debt discounts;

            (3) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;

            (4) the net amount due and payable, or minus the net amount receivable, with respect to any interest rate swap or similar agreement or foreign currency hedge, exchange or similar agreement;

            (5) any Preferred Stock dividends declared and paid or payable in cash; and

            (6) any interest capitalized in accordance with generally accepted accounting principles.

      "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles; provided that the following shall be excluded:

            (1) for purposes solely of calculating Consolidated Net Income for purposes of clause (3)(a) of the second half of the first paragraph under the caption "Certain Covenants --Limitation on Restricted Payments" the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, to the extent such net income was distributed to shareholders of such Person or used to purchase equity securities of such Person prior to the date of such transaction;

            (2) the net income (but not net loss) of any Consolidated Subsidiary of such Person that is subject to restrictions that prevent the payment of dividends or the making of distributions to such Person to the extent of such restrictions;

            (3) the net income (or loss) of any Person that is not a Consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period;

            (4) gains or losses on asset dispositions by such Person or its Consolidated Subsidiaries;

            (5) any net income (loss) of a Consolidated Subsidiary that is attributable to a minority interest in such Consolidated Subsidiary;

            (6) all extraordinary gains and extraordinary losses that involve a present or future cash payment;

            (7) all non-cash non-recurring charges during such period, including charges for acquisition related costs, it being understood that:

                  (a) non-cash recurring charges shall not include accruals for closure and post closure liabilities, and

                  (b) charges, other than charges for the accruals referred to in clause (a) above, shall be deemed non-cash charges until the period that cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges; and

            (8) the tax effect of any of the items described in clauses (1) through (7) above.

      "Consolidated Subsidiaries" of any Person means all other Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with generally accepted accounting principles; provided, however, that, for any particular period during which any Subsidiary of such person was an Unrestricted Subsidiary, "Consolidated Subsidiaries" will exclude such Subsidiary for such period or portion of such period during which it was an Unrestricted Subsidiary.

      "Consolidated Total Assets" of any Person at any date means the consolidated total assets of such Person and its Restricted Subsidiaries at such date as determined on a consolidated basis in accordance with generally accepted accounting principles.

      "Continuing Directors" means, as of any date of determination with respect to any Person, any member of the board of directors of such Person that:

            (1) was a member of such board of directors on the date of the supplement to the indenture with respect to each series of notes; or

            (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors that were members of such board of directors at the time of such nomination or election.

      "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person:

            (1)   every obligation of such Person for money borrowed;

            (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

            (3) every reimbursement obligation of such Person with respect to letters of credits, bankers' acceptances or similar facilities issued for the account of such Person;

            (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

            (5)   every Capital Lease Obligation of such Person;

            (6) the maximum fixed redemption or repurchase price of Redeemable Interests of such Person at the time of determination;

            (7) every net payment obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination; and

            (8) every obligation of the type referred to in clauses (1) through (7) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor, Guarantor or otherwise.

      "Default" means an event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Designated Noncash Consideration" means:

            (1) the fair market value of non-cash consideration received by Allied or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of Allied, minus

            (2) the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

      "Designated Senior Debt" means:

            (1)   any Indebtedness outstanding under the Bank Agreement; and

            (2) after payment in full of all Obligations under the Bank Agreement, any other Senior Debt permitted under the indenture the principal amount of which is $100.0 million or more and that has been designated by Allied as "Designated Senior Debt."

      "Excepted Disposition" means a transfer, conveyance, sale, lease or other disposition by Allied or any Restricted Subsidiary of any asset of Allied or any Restricted Subsidiary the fair market value of which itself does not exceed 2.5% of Consolidated Total Assets of Allied and which, when aggregated with all other assets disposed of in Excepted Dispositions in any fiscal year, does not exceed 5% of Consolidated Total Assets of Allied.

      "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt, or dividends or distributions on any equity security, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person:

            (1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Debt or to purchase, or to advance or supply funds for the purchase of, any security for the payment of such Debt;

            (2) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt; or

            (3) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt.

"Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing; provided, however, that the Guarantee by any Person shall not include endorsements for such Person for collection or deposit, in either case, in the ordinary course of business.

      "Incur" means, with respect to any Debt of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt, or the taking of any other action which would cause such Debt, in accordance with generally accepted accounting principles, to be recorded on the balance sheet of such Person. "Incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the preceding. Notwithstanding the foregoing, the Debt of any other Person becoming a Restricted Subsidiary of such Person will be deemed for this purpose to have been Incurred by such Person at the time other Person becomes a Restricted Subsidiary of such Person, provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an incurrence of Debt.

      "Insurance Subsidiaries" means Reliant Insurance Company and Indemnity Corporation, a Vermont corporation and a Subsidiary of Allied, Global Indemnity Assurance, a Vermont corporation and a Subsidiary of BFI and Commercial Reassurance Limited, a corporation organized under the laws of the Republic of Ireland and a Subsidiary of BFI.

      "Intercompany Agreements" means the Management Agreements between AWI and Allied dated November 15, 1996.

      "Interest Rate or Currency Protection Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements), and/or other types of interest hedging agreements and any currency protection agreement (including foreign exchange contracts, currency swap agreements or other currency hedging arrangements).

      "Investment" by any Person in any other Person means:

            (1) any direct or indirect loan, advance or other extension of credit or capital contribution to or for the account of such other Person by means of any transfer of cash or other property to any Person or any payment for property or services for the account or use of any Person, or otherwise;

            (2) any direct or indirect purchase or other acquisition of any Capital Stock, bond, note, debenture or other debt or equity security or evidence of Debt, or any other ownership interest, issued by such other Person, whether or not such acquisition is from such or any other Person;

            (3) any direct or indirect payment by such Person on a Guarantee of any obligation of or for the account of such other Person or any direct or indirect issuance by such Person of such a Guarantee; or

            (4) any other investment of cash or other property by such Person in or for the account of such other Person.

      "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement or title exception, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets, including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

      "Net Available Proceeds" from any Asset Disposition by any Person that is Allied or any Restricted Subsidiary means cash or readily marketable cash equivalent received, including by way of sale or discounting of a note, installment receivable, or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form, from such Asset Disposition by such Person, net of:

            (1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

            (2) all payments made by such Person or its Restricted Subsidiaries on any Debt that is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or that must, by the terms of such Debt or such Lien, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

            (3) amounts provided as a reserve by such Person or its Restricted Subsidiaries, in accordance with generally accepted accounting principles, against liabilities under any indemnification obligations to the buyer in such Asset Disposition (except that, to the extent and at the time any such amounts are released from any such reserve, such amounts shall constitute Net Available Proceeds); and

            (4) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

      "pari passu" when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person means that each such Debt:

            (1)   either:

                  (a) is not subordinated in right of payment to any other Debt of such Person, or

                  (b) is subordinate in right of payment to the same Debt of such Person as is the other Debt and is so subordinate to the same extent; and

            (2) is not subordinate in right of payment to the other Debt or to any Debt of such Person as to which the other Debt is not so subordinate.

      "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt incurred and that shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby.

      "Permitted Investment" means:

            (1) Investments in Allied or any Person that is, or as a consequence of such investment becomes, a Restricted Subsidiary;

            (2) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than one year;

            (3) time deposits and certificates of deposit, demand deposits and banker's acceptances having maturities of not more than one year from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million;

            (4) demand deposits made in the ordinary course of business and consistent with Allied's customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof;

            (5) insured deposits issued by commercial banks of the type described in clause (4) above;

            (6) mutual funds whose investment guidelines restrict such funds' investment primarily to those satisfying the provisions of clauses (1) through (3) above;

            (7) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clauses
                  (2) and (3) above entered into with any bank meeting the qualifications specified in clause (3) above;

            (8) commercial paper (other than commercial paper issued by an Affiliate or Related Person) rated A-1 or the equivalent of such rating by Standard & Poor's Ratings Group or P-1 or the equivalent of such rating by Moody's Investors Services, Inc., and in each case maturing within 360 days;

            (9) receivables owing to Allied or a Restricted Subsidiary of Allied if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and extensions of trade credit in the ordinary course of business;

           (10) any Investment consisting of loans and advances to employees of Allied or any Restricted Subsidiary for travel, entertainment, relocation or other expenses in the ordinary course of business;

           (11) any Investment consisting of loans and advances by Allied or any Restricted Subsidiary to employees, officers and directors of Allied or AWI, in connection with management incentive plans not to exceed $50,000,000 at any time outstanding; provided, however, that to the extent the proceeds thereof are used to purchase Capital Stock (other than Redeemable Interests) of:

                  (a)   Allied from Allied, or

                  (b) AWI from AWI if AWI uses the proceeds thereof to acquire Capital Stock (other than Redeemable Interests) of Allied, such limitation on the amount of such Investments at any time outstanding shall not apply with respect to such Investments;

           (12) any Investment consisting of a Permitted Interest Rate or Currency Protection Agreement;

           (13)   any Investment acquired by Allied or any of its Restricted
                  Subsidiaries:

                  (a) in exchange for any other Investment or accounts receivables held by Allied or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or

                  (b) as a result of a foreclosure by Allied or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

           (14) any Investment that constitutes part of the consideration from any Asset Disposition made pursuant to, and in compliance with, the covenant described above under the caption "Repurchase at the Option of Holders -- Asset Dispositions";

           (15) Investments the payment for which consists exclusively of Capital Stock exclusive of Redeemable Interests of Allied; and

           (16) other Investments in an aggregate amount not to exceed 15% of the Consolidated Total Assets of Allied outstanding at any time.

      "Permitted Junior Securities" means:

            (1) Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock) of Allied or any Guarantor; or

            (2) debt securities of Allied or any Guarantor that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the notes are subordinated to Senior Debt pursuant to Article 15 of the indenture.

      "Permitted Liens" means:

            (1) Liens incurred after the date of the indenture securing Debt of Allied that ranks pari passu in right of payment to the notes, if the notes are secured equally and ratably with such Debt;

            (2)   Liens in favor of Allied or any Restricted Subsidiary;

            (3) Liens on property of, or shares of Stock or evidences of Debt of, a Person existing at the time such Person is merged into or consolidated with Allied or any Restricted Subsidiary of Allied, provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Allied or any Restricted Subsidiary;

            (4) Liens on property existing at the time of acquisition of such property by Allied or any Restricted Subsidiary of Allied, provided that such Liens were not incurred in contemplation of such acquisition;

            (5)   Liens existing on the date of the indenture;

            (6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

            (7) Liens securing Permitted Refinancing Debt where the Liens securing the Permitted Refinancing Debt were permitted under the indenture;

            (8) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or the like Liens arising by contract or statute in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

            (9)   pledges or deposits made in the ordinary course of business
                  (A) in connection with leases, performance bonds and similar obligations, or (B) in connection with workers' compensation, unemployment insurance and other social security legislation;

           (10) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Allied or such Restricted Subsidiary;

           (11) any attachment or judgment Lien that does not constitute an Event of Default;

           (12) Liens in favor of the trustee for its own benefit and for the benefit of the Holders;

           (13) any interest or title of a lessor pursuant to a lease constituting a Capital Lease Obligation;

           (14) pledges or deposits made in connection with acquisition agreements or letters of intent entered into in respect of a proposed acquisition;

           (15) Liens in favor of prior holders of leases on property acquired by Allied or of sublessors under leases on Allied property;

           (16) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, banker's acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

           (17) Liens, including extensions and renewals thereof, upon real or personal property acquired after the date of the indenture; provided that:

                  (a) any such Lien is created solely for the purpose of securing Debt incurred, in accordance with the "Limitation on Consolidated Debt" covenant:

                        (i) to finance the cost (including the cost of improvement or construction) of the item, property or assets subject to such Lien, and such Lien is created prior to, at the time of or within three months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, or

                        (ii)  to refinance any Debt previously so secured,

                  (b) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost, and

                  (c) any such Lien shall not extend to or cover any property or asset other than such item of property or assets and any improvements on such item;

           (18) leases or subleases granted to others that do not materially interfere with the ordinary course of business of Allied and its Restricted Subsidiaries, taken as a whole;

           (19) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

           (20) Liens on property of, or on shares of stock or Debt of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary, provided that such Liens do not extend to or cover any property or assets of Allied or any Restricted Subsidiary other than the property or assets acquired;

           (21) Liens encumbering deposits securing Debt under Permitted Interest Rate Currency or Commodity Price Agreements;

           (22) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Allied or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of Allied and its Restricted Subsidiaries;

           (23) any renewal of or substitution of any Liens permitted by any of the preceding clauses, provided that:

                  (a) the Debt secured is not increased other than by the amount of any premium and accrued interest, plus customary fees, consent payments, expenses and costs related to such renewal or substitution of Liens or the incurrence of any related refinancing of Debt, and

                  (b) the Liens are not extended to any additional assets other than proceeds and accessions;

           (24) Liens incurred in the ordinary course of business of Allied or any Restricted Subsidiary of Allied with respect to obligations that do not exceed $50 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Allied or such Restricted Subsidiary; and

           (25) Liens on assets of Unrestricted Subsidiaries that secure non-recourse Debt of Unrestricted Subsidiaries.

This definition does not authorize the incurrence of any Debt not otherwise permitted by the covenant described above under the caption "Certain Covenants -- Limitation on Consolidated Debt."

      "Permitted Transferee" means, with respect to any Person: (a) any Affiliate of such Person; (b) any investment manager, investment advisor, or constituent general partner of such Person; or (c) any investment fund, investment account, or investment entity that is organized by such Person or its Affiliates and whose investment manager, investment advisor, or constituent general partner is such Person or a Permitted Transferee of such Person.

      "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

      "Public Offering" means any underwritten public offering of Common Stock pursuant to a registration statement filed under the Securities Act.

      "Redeemable Interest" of any Person means any equity security of or other ownership interest in such Person that:

            (1)   by its terms;

            (2) by the terms of any security into which it is convertible or for which it is exchangeable; or

            (3) otherwise (including upon the occurrence of an event), matures or is required to be redeemed, pursuant to any sinking fund obligation or otherwise, or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the notes.

      "Reference Treasury Dealer", means Donaldson, Lufkin & Jenrette Securities Corporation and its successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), Allied shall substitute therefor another Primary Treasury Dealer.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

      "Related Business" means a business substantially similar to the business engaged in by Allied and its Subsidiaries on the date of the indenture.

      "Related Person" of any Person means, without limitation, any other Person owning:

            (1)   5% or more of the outstanding Common Stock of such Person or

            (2)   5% or more of the Voting Stock of such Person.

      "Restricted Subsidiary" means:

            (1) at any date, a Subsidiary of Allied that is not an Unrestricted Subsidiary as of such date and

            (2) for any period, a Subsidiary of Allied that for any portion of such period is not an Unrestricted Subsidiary, provided that such terms shall mean such Subsidiary only for such portion of such period.

      "Senior Convertible Preferred Stock" means the senior convertible preferred stock with an initial liquidation preference of $1.0 billion issued pursuant to a Certificate of Designations of AWI as such Certificate of Designations is in effect on the date of the indenture as modified from time to time; provided that such modifications do not increase the amount of dividends paid or payable in respect thereof.

      "Senior Debt" means:

            (1) all Indebtedness of Allied or any Guarantor outstanding under the Bank Agreement and all Permitted Interest Rate or Currency Protection Agreements with respect thereto, unless the instrument under which such Indebtedness is incurred expressly provides that it is on parity with or subordinated in right of payment to the notes or any Guarantee or subordinated to any other Debt of Allied or any Guarantor;

            (2) any other Indebtedness of Allied or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on parity with or subordinated in right of payment to the notes or any Guarantee or subordinated to any other Debt of Allied or any Guarantor; and

            (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

      Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

            (1) any liability for federal, state, local or other taxes owed or owing by Allied;

            (2) any Indebtedness of Allied to any of its Subsidiaries or other Affiliates;

            (3)   any trade payables; or

            (4) the portion of any Indebtedness that is incurred in violation of the indenture.

      "Subsidiary" of any Person means:

            (1) a corporation of which more than 50% of the combined voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof,

            (2) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs or

            (3) any other Person, other than a corporation, in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership interest and power to direct the policies, management and affairs thereof.

      "Tranche D Subordinated Term Loans" means the Tranche D Term Loans issued under the Bank Agreement as in effect on the date of the indenture in an aggregate principal amount not in excess of $500 million.

      "Treasury Yield" means with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

      "U.S. Government Obligations" means securities that are:

            (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or

            (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt. Notwithstanding the foregoing, such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

      "Unrestricted Subsidiary" means:

            (1) at any date, a Subsidiary of Allied that is an Unrestricted Subsidiary in accordance with the provisions of the indenture described under the caption "Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries"; and

            (2) for any period, a Subsidiary of Allied that for any portion of such period is an Unrestricted Subsidiary in accordance with the provisions of the indenture as described under the caption "Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," provided that such term shall mean such Subsidiary only for such portion of such period.


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
"Voting Stock" of any Person means Capital Stock of such Person that ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.


FORM, DENOMINATION, TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

      Exchange Notes will be issued only in registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof. The Exchange Notes generally will be represented by one or more fully-registered global notes (collectively, the "Global Exchange Note"). Notwithstanding the foregoing, Notes held in certificated form will be exchanged solely for Exchange Notes in certificated form, as discussed below. The Global Exchange Note will be deposited upon issuance with The Depository Trust Company ("DTC") and registered in the name of DTC or a nominee of DTC (the "Global Exchange Note Registered Owner"). Except as set forth below, the Global Exchange Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

      A holder may transfer or exchange Exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. We are not required to transfer or exchange any Exchange Notes selected for redemption. Also, we are not required to transfer or exchange an Exchange Note for a period of 15 days before a selection of Exchange Notes to be redeemed.

      The registered holder of an Exchange Note will be treated as the owner of such Exchange Note for all purposes.

EXCHANGES OF BOOK-ENTRY EXCHANGE NOTES FOR CERTIFICATED EXCHANGE NOTES

      A beneficial interest in a Global Exchange Note may not be exchanged for an Exchange Note in certificated form unless

      - DTC (a) notifies us that it is unwilling or unable to continue as Depositary for the Global Exchange Note or (b) has ceased to be a clearing agency registered under the Exchange Act, and in either case we thereupon fails to appoint a successor Depositary,

      - we may, at our option, notify the Trustee in writing that it elects to cause the issuance of the Exchange Notes in certificated form or

      - there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Exchange Notes. In all cases, certificated Exchange Notes delivered in exchange for any Global Exchange Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary, in accordance with its customary procedures. Any such exchange will be effected through the DWAC System and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant Global Exchange Note.

CERTAIN BOOK-ENTRY PROCEDURES FOR GLOBAL EXCHANGE NOTES

      The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

      DTC has advised us as that it is:

      - a limited purpose trust company organized under the laws of the State of New York,

      -     a member of the Federal Reserve System,

      - a "clearing corporation" within the meaning of the Uniform Commercial Code and

      - a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Holders who are not participants may beneficially own securities held by or on behalf of the Depository only through participants or indirect participants.

      We expect, pursuant to procedures established by DTC, that

      - upon deposit of the Global Exchange Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with an interest in the Global Exchange Note and

      - ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interest of participants), the participants and the indirect participants. Investors may hold their interests in the Global Exchange Note directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are participants in such system. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interest in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer notes or to pledge the notes as collateral will be limited to such extent.

      So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Global Exchange Note for all purposes under the Indentures. Except as described above under "--Exchanges of Book-Entry Exchange Notes for Certificated Notes," owners of beneficial interests in a Global Exchange Note will not be entitled to have Notes represented by such Global Exchange Note registered in their names, will not receive or be entitled to receive physical delivery of certificated securities (the "Certificated Securities"), and will not be considered the owners or holders thereof under the Indentures or Exchange Notes for any purpose, including with respect to giving of any directions, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in notes represented by a Global Exchange Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system or to otherwise take action with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

      Payments of the principal of, premium, if any, and interest on Global Exchange Notes will be made to DTC or its nominee as the registered owner thereof. We, the Trustee and any of its respective agents will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Exchange Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Exchange Note representing any Exchange Notes held by it or its nominee, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Exchange Note for such Exchange Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Exchange Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants. We or the Trustee will not be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Exchange Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Exchange Notes for all purposes.


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
      Interests in the Global Exchange Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

      Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Exchange Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the DTC settlement date. Cash received in Euroclear or CEDEL as a result of sales of interests in a Global Exchange Note by or through a Euroclear or CEDEL participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following the DTC settlement date.

      DTC has advised us that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more participants to whose accounts with DTC interests in the Global Exchange Notes are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default (as defined below) under the Exchange Notes, DTC reserves the right to exchange the Global Exchange Notes for Exchange Notes in certificated form, and to distribute such Exchange Notes to its participants.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Exchange Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. We, the Trustee and its respective agents will have no responsibility for the performance by DTC, or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Exchange Notes.

                     UNITED STATES FEDERAL TAX CONSEQUENCES

      The following summary describes the material U.S. federal income tax consequences and, in the case of Non-U.S. Holders, U.S. federal estate tax consequences, of the acquisition, ownership and disposition of new notes by investors that acquire new notes in the Exchange Offer. We do not discuss all of the aspects of U.S. federal income and estate taxation which may be relevant to investors in light of their particular investment or other circumstances. In addition, we do not discuss any U.S. state or local income or foreign income or other tax consequences. This summary is based upon the provisions of the Internal Revenue Code, Treasury Regulations and administrative and judicial interpretations thereof, all as in effect as of the date of this Prospectus and all of which are subject to change or differing interpretation, possibly with retroactive effect. The discussion below deals only with new notes held as capital assets which is generally, property held for investment, and does not address holders of new notes that may be subject to special rules, including, without limitation, certain U.S. expatriates, financial institutions, insurance companies, tax-exempt entities, dealers in securities or currencies, traders in securities that elect mark-to-market accounting treatment, and persons who hold new notes as part of a straddle, hedge, conversion or other integrated transaction. You should consult your own tax advisor regarding the particular U.S. federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the new notes that may be applicable to you.

FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

      The exchange of old notes for new notes in the Exchange Offer will not be a taxable exchange for federal income tax purposes and, accordingly, for such purposes a holder will not recognize any taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the new notes as it had in the old notes immediately before the exchange.

      FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

      For purposes of the following discussion, a "U.S. Holder" means a beneficial owner of a new note that is, for U.S. federal income tax purposes,

      (1)   a citizen or individual resident of the United States,

      (2) a corporation or partnership (unless the Internal Revenue Service provides otherwise) created or organized in or under the laws of the United States or of any political subdivision thereof,

      (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or

      (4) a trust if, in general, the trust is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Internal Revenue Code.

      TAXATION OF STATED INTEREST. In general, stated interest paid on a new note will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes.

      MARKET DISCOUNT AND BOND PREMIUM. If a U.S. Holder purchases a new note, or purchased the old note for which the new note was exchanged, as the case may be, at a price that is less than its principal amount, the excess of the principal amount over the U.S. Holder's purchase price will be treated as "market discount." However, such market discount will be considered to be zero if it is less than 1/4 of 1% of the principal amount multiplied by the number of complete years to maturity from the date the U.S. Holder purchased such new note or old note. Under the market discount rules of the Code, a U.S. Holder generally will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a new note as ordinary income, which is generally treated as interest income, to the extent of the market discount which accrued but was not previously included in income. In addition, the U.S. Holder may be required to defer, until the maturity of the new note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness


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
incurred or continued to purchase or carry such new note or the old note for which the new note was exchanged, as the case may be.

      In general, market discount will be considered to accrue ratably during the period from the date of acquisition of the new note or old note for which the new note was exchanged, as the case may be, to the maturity date of the new note, unless the U.S. Holder makes an irrevocable election, on an instrument-by-instrument basis, to accrue market discount under a constant yield method. A U.S. Holder may elect to include market discount in income currently as it accrues, under either a ratable or constant yield method, in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the new note and upon the receipt of certain payments and the deferral of interest deductions will not apply. The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service.

      If a U.S. Holder purchases a new note or purchased the old note for which the new note was exchanged, as the case may be, for an amount in excess of the amount payable at maturity of the new note, such holder will be considered to have purchased the new note or old note with "bond premium" equal to the excess of the U.S. Holder's purchase price over the amount payable at maturity or on an earlier call date if it results in a smaller amortizable bond premium. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the new note or until an earlier call date if it resulted in a smaller amortizable bond premium. The amortized amount of such premium for a taxable year generally will be treated first as a reduction of interest on such new note included in such taxable year to the extent thereof, then as a deduction allowed in that taxable year to the extent of the U.S. Holder's prior interest inclusions on such new note, and finally as a carryforward allowable against the U.S. Holder's future interest inclusions on such new note. Such election, once made, is irrevocable without the consent of the Internal Revenue Service and applies to all taxable bonds held during the taxable year for which the election is made or subsequently acquired.

      DISPOSITIONS. Upon the sale, exchange or retirement of a new note, a U.S. Holder generally will recognize taxable gain or loss in an amount equal to the difference, if any, between the amount realized on such sale, exchange or retirement and such holder's adjusted tax basis in the new note. A U.S. Holder's adjusted tax basis in a new note will generally equal the cost of such new note or, in the case of a new note acquired in exchange for an old note in the Exchange Offer, the tax basis of such old note, as discussed above under "Certain Federal Income Tax Consequences of the Exchange Offer", increased by the amount of any market discount previously included in the U.S. Holder's gross income, and reduced by the amount of any amortizable bond premium applied to reduce, or allowed as a deduction against, interest with respect to such new note. Gain or loss recognized by a U.S. Holder on the sale, exchange or retirement of a new note generally will be capital gain or loss, except with respect to amounts received upon a disposition attributable to accrued but unpaid interest or accrued market discount not previously included in income, which in either case will be taxable as ordinary income. Such capital gain or loss will be long-term capital gain or loss if the new note has been held for more than one year at the time of the disposition, taking into account for this purpose, in the case of a new note received in exchange for an old note in the Exchange Offer, the period of time that the old note was held. Long-term capital gain recognized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 20%. Subject to certain limited exceptions, capital losses cannot be used to offset ordinary income.

      BACKUP WITHHOLDING. In general, "backup withholding" at a rate of 31% may apply to payments of principal and interest made on a new note, and to the proceeds of a sale or exchange of a new note before maturity, that are made to a non-corporate U.S. Holder if such holder fails to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a U.S. Holder's U.S. federal income tax liability, provided that correct information is provided to the Internal Revenue Service.

      U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

      For purposes of the following discussion, a "Non-U.S. Holder" is a beneficial owner of a new note that is not, for U.S. federal income tax purposes, a U.S. Holder. An individual may, subject to certain exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by virtue of being present in the United States on at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year. Resident aliens are subject to U.S. federal tax as if they were U.S. citizens.

      Under present U.S. federal income and estate tax law and subject to the discussion of backup withholding below:

            - payments of principal, premium, if any, and interest on a new note by us or any of our agents to any Non-U.S. Holder will not be subject to withholding of U.S. federal income tax, provided that in the case of interest

                        (1) the Non-U.S. Holder does not directly or indirectly, actually or constructively, own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote,

                        (2)   the Non-U.S. Holder is not

                              (x) a controlled foreign corporation that is related to us through sufficient stock ownership, or

                              (y)   a bank receiving interest described in
                                    Section 881(c)(3)(A) of the Internal Revenue
                                    Code, and

                        (3)   either

                              (A)   the beneficial owner of the new note
                                    certifies to us or our agent, under
                                    penalties of perjury, that it is not a
                                    "United States person", as defined in the Internal Revenue Code and provides its name and address, or

                              (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the new note on behalf of the beneficial owner certifies to us or our agent under penalties of perjury that such statement has been received from the beneficial owner by it or by the financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

            - a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain or income realized on the sale, exchange, redemption, retirement at maturity or other disposition of a new note; provided that, in the case of proceeds representing accrued interest, the conditions described in the preceding bullet paragraph above are met, unless

                        (1) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, or

                        (2) such gain is effectively connected with the conduct of a U.S. trade or business by such Non-U.S. Holder, or if an income tax treaty applies, is generally attributable to a U.S. "permanent establishment" maintained by such Non-U.S. Holder; and

            - a new note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to U.S. federal estate tax as a result of such individual's death if, at the time of such death,

                        (1) the individual did not directly or indirectly, actually or constructively, own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, and


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                        (2)   the income on the new note would not have been
                              effectively connected with the conduct of a trade or business by the individual in the United States.

      If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the new note is effectively connected with the conduct of such trade or business or, if an income tax treaty applies, and the Non-U.S. Holder maintains a U.S. "permanent establishment" to which the interest is generally attributable, the Non-U.S. Holder, although exempt from the withholding tax discussed in first bullet paragraph above, provided that such holder furnishes a properly executed United States Internal Revenue Service Form W-8ECI or successor form on or before any payment date to claim such exemption, may be subject to U.S. federal income tax on such interest, as well as on gain or income discussed in the second bullet paragraph above, on a net basis in the same manner as if it were a U.S. Holder.

      In addition, a foreign corporation that is a holder of a new note may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to some adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a new note or gain recognized on the disposition of a new note will be included in earnings and profits if such interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

      Recently finalized Treasury Regulations generally effective for payments made after December 31, 2000 will provide alternative methods for satisfying the certification requirement described in clause (3) of the first bullet paragraph above and may also require a Non-U.S. Holder claiming the benefit of an income tax treaty, to also provide its U.S. taxpayer identification number. These regulations generally also will require, in the case of a new note held by a foreign partnership, that

            (1) the certification described in clause (3) of the first bullet paragraph above be provided by the partners and

            (2) the partnership provide certain information, including a U.S. taxpayer identification number.

            A look-through rule will apply in the case of tiered partnerships.

      Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by us or any agent of ours, in its capacity as such, to a Non-U.S. Holder of a new note if such holder has provided the required certification that it is not a United States person as set forth in the first bullet paragraph above, provided that neither us nor our agent has actual knowledge that the holder is a United States person. We or our agent may, however, report payments of interest on the new notes. Payments of the proceeds from a disposition by a Non-U.S. Holder of a new note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting may apply to such payments if the broker is

      (1)   a United States person,

      (2) a controlled foreign corporation for U.S. federal income tax purposes,

      (3) a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, or

      (4) with respect to payments made after December 31, 2000, a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, such foreign partnership is engaged in a U.S. trade or business.

      Payments of the proceeds from a disposition by a Non-U.S. Holder of a new note made to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

      You should consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations and the Treasury regulations that will become effective after December 31, 2000. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder would be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

      Each broker-dealer that receives new notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will, for a period of 90 days after the consummation of the Exchange Offer, make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

      We will not receive any proceeds from any sale of new notes by broker-dealers. new notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      For a period of 90 days after the consummation of the Exchange Offer, we will promptly send additional copies of the Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such document in the Letter of Transmittal. We have agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the new notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

      Following consummation of the Exchange Offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of old notes who did not exchange their old notes for new notes in the Exchange Offer on terms which may differ from those contained in the Registration Agreement. This Prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any such additional exchange offers. Such additional exchange offers will take place from time to time until all outstanding old notes have been exchanged for new notes pursuant to the terms and conditions contained herein.

                            VALIDITY OF THE NEW NOTES

      The validity of the new notes will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York.

                                     EXPERTS

      The consolidated financial statements of Allied as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, and are incorporated by reference in reliance upon the authority of said firm as experts in giving such reports.

      The consolidated financial statements of BFI as of September 30, 1998 and 1997 and for each of the three years in the period ended September 30, 1998 incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, and are incorporated by reference in reliance upon the authority of such firm as experts in giving such reports.

      ====================================================================



                                     [LOGO]








                        ALLIED WASTE NORTH AMERICA, INC.


                                    OFFER FOR
                                 ALL OUTSTANDING
                 10% SERIES A SENIOR SUBORDINATED NOTES DUE 2009

                                 IN EXCHANGE FOR

                 10% SERIES B SENIOR SUBORDINATED NOTES DUE 2009

                                       OF

                        ALLIED WASTE NORTH AMERICA, INC.






                                 ---------------

                                   PROSPECTUS






                                     , 1999

      ====================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no such person shall have been adjudged liable to the corporation except as claim was brought. In any type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

   The statute does permit indemnification unless the person seeking indemnification has acted in good faith and in a manner be reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

   The Company's Certificate of Incorporation and Bylaws require the Company to indemnify its directors to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by the Company with its executive officers and certain other key employees, the Company must indemnify such officers and employees in the same manner and to the same extent that, the Company is required to indemnify its directors under the Company's Bylaws. The Company's Certificate limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

   The Company has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws. The Company has entered into indemnification agreements to indemnify its directors to the extent permitted under Delaware law.

ITEM 21. EXHIBITS AND FINANCIAL DATA SCHEDULES.

    (A) EXHIBITS

    The following is a list of all the exhibits filed as part of the Registration Statement.

NUMBER                              DESCRIPTION
-------      -------------------------------------------------------------------
   *3.1      Amended Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Report on Form
             10-K for the fiscal year ended December 31, 1996).

   *3.2      Amended and Restated Bylaws of the Company as of May 13, 1997.
             Exhibit 3.2 to the Company's Report on Form 10-Q for the quarter ended June 30, 1997 is incorporated herein by reference.

   *3.3 Amendment to Amended Certificate of Incorporation of the Company dated October 15, 1998. Exhibit 3.4 to the Company's Report on
             Form 10-Q for the quarter ended September 30, 1998 is incorporated herein by reference.

  **4.1 Indenture relating to the 10% Senior Subordinated Notes due 2009, dated as of July 30, 1999, by and among the Company and U.S. Bank
             Trust National Association, as Trustee, with respect to the Notes and Exchange Notes.

  **4.2      Series Supplement Indenture relating to the 10% Senior Subordinated
             Notes due 2009, dated July 30, 1999 (Incorporated by Reference to
             Exhibit 4.1 to Allied's Form 8-K dated September 14, 1999).

  **4.3 Form of 10% Series B Senior Subordinated Notes due 2009 (included in Exhibit 4.2).

 ***5.1      Opinion of Fried, Frank, Harris, Shriver & Jacobson, as to the
             legality of the securities, dated November   , 1999.

  *10.1 Registration Rights Agreement, dated as of July 30, 1999, by and among the Company, the Guarantors and the initial purchasers, relating to the $2 billion 10% Senior Subordinated Notes due 2009.
             Exhibit 10.3 to Allied's Current Report on Form 8-K dated August
             10, 1999 is incorporated herein by reference.

  *10.2      Purchase Agreement dated December 14, 1998, by and among the
             Company, the Guarantors and the initial purchasers, with respect to the $2 billion 10% Senior Subordinated Notes due 2009. Exhibit
             10.4 to Allied's Registration Statement on Form S-4 (No.
             333-70709) is incorporated herein by reference.

  *12.1 Ratio of earnings to fixed charges. (Incorporated by Reference to Exhibit 12 to Allied's Form 10-Q dated September 30, 1999).

***23.1      Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
             Exhibit 5.1).

 **23.2      Consent of Arthur Andersen LLP, Houston.

 **23.3      Consent of Arthur Andersen, Phoenix.

 **24.1 Powers of Attorney (included in the signature pages to this Registration Statement).

 **25.1 Statement of Eligibility and Qualification of Trustee on Form T-1 of U.S. Bank Trust National Association under the Trust Indenture
             Act of 1939.

***99.1      Letter of Transmittal, with respect to old notes and Exchange
             Notes.

***99.2 Notice of Guaranteed Delivery, with respect to old notes and Exchange Notes.

***99.3 Instructions to Registered Holders from Beneficial Owners, with respect to the old notes and Exchange Notes.

***99.4      Letter to Registered Holders.

***99.5      Letter to Our Clients.

----------

     *        Previously Filed.
    **        Filed Herewith.
   ***        To be filed by amendment.

    (B) FINANCIAL STATEMENT SCHEDULES

    Schedules are omitted since the information required to be submitted has been included in the Supplemental Consolidated Financial Statements of the Company or the notes thereto, or the required information is not applicable.

ITEM 22. UNDERTAKINGS

The Registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

      (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      (6) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Allied Waste Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                          Allied Waste Industries, Inc.

                         By: /s/ Henry L. Hirvela
                            -------------------------------
                            Vice President and
                            Chief Financial Officer



                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Thomas H. Van Weelden, Henry L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                                                                   Chairman of the Board of Directors, President and
                 /s/ Thomas H. Van Weelden                         Chief Executive Officer
             -----------------------------------
                   Thomas H. Van Weelden                              (Principal Executive Officer)

                   /s/ Henry L. Hirvela                            Vice President - Chief Financial Officer
             -----------------------------------
                     Henry L. Hirvela                                 (Principal Financial Officer)

                     /s/ James S. Eng                              Corporation Controller
             -----------------------------------
                       James S. Eng                                   (Principal Accounting Officer)

                     /s/ Nolan Lehmann                             Director
             -----------------------------------
                       Nolan Lehmann

                     /s/ Michael Gross                             Director
             -----------------------------------
                       Michael Gross

                    /s/ David B. Kaplan                            Director
             -----------------------------------
                      David B. Kaplan

                   /s/ Antony P. Ressler                           Director
             -----------------------------------
                    Antony P. Ressler


                   /s/ Howard A. Lipson                            Director
             -----------------------------------
                      Howard A. Lipson

                    /s/ Dennis Hendrix                             Director
             -----------------------------------
                      Dennis Hendrix

                    /s/ Roger A. Ramsey                            Director
             -----------------------------------
                      Roger A. Ramsey

                   /s/ Warren B. Rudman                            Director
             -----------------------------------
                     Warren B. Rudman

                     /s/ Vincent Tese                              Director
             -----------------------------------
                       Vincent Tese

                     /s/ David Blitzer                             Director
             -----------------------------------
                       David Blitzer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Allied Waste North America, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                        Allied Waste North America, Inc.

                         By: /s/ Henry L. Hirvela
                            -------------------------------
                            Henry L. Hirvela
                            Vice President and
                            Chief Financial Officer


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Thomas H. Van Weelden, Henry L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                 /s/ Thomas H. Van Weelden                         Director, President and Chief Executive Officer
             -----------------------------------
                   Thomas H. Van Weelden                              (Principal Executive Officer)

                   /s/ Henry L. Hirvela                            Director, Vice President and Chief Financial Officer
             -----------------------------------
                     Henry L. Hirvela                                 (Principal Financial Officer)

                     /s/ James S. Eng                              Corporation Controller
             -----------------------------------
                       James S. Eng                                   (Principal Accounting Officer)

                    /s/ Steven M. Helm                             Director, Vice President-Legal and Corporate Secretary
             -----------------------------------
                      Steven M. Helm

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule A hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                    On behalf of each
                                    Subsidiary Guarantor listed
                                    on Schedule A hereto.

                                    By:    /s/Donald W. Slager
                                       -----------------------------------------
                                              Donald W. Slager
                                              Executive Vice President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr., James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                   /s/ Donald W. Slager                            Director and Executive Vice President
             ----------------------------------
                     Donald W. Slager                                 (Principal Executive Officer)

                /s/ G. Thomas Rochford, Jr.                        Director and Treasurer
             ----------------------------------
                  G. Thomas Rochford, Jr.                             (Principal Financial Officer and Principal Accounting Officer)

                     /s/ James S. Eng                              Director
             ----------------------------------
                       James S. Eng

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule B hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                    On behalf of each
                                    Subsidiary Guarantor listed
                                    on Schedule B hereto.

                                    By:    /s/Donald W. Slager
                                       -----------------------------------------
                                              Donald W. Slager
                                              President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr., James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                   /s/ Donald W. Slager                            Director and President
             ----------------------------------
                     Donald W. Slager                                 (Principal Executive Officer)

                /s/ G. Thomas Rochford, Jr.                        Director and Treasurer
             ----------------------------------
                  G. Thomas Rochford, Jr.                             (Principal Financial Officer and Principal Accounting Officer)

                     /s/ James S. Eng                              Director
             ----------------------------------
                       James S. Eng

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule C hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                    On behalf of each
                                    Subsidiary Guarantor listed
                                    on Schedule C hereto.

                                    By:  /s/Peter S. Hathaway
                                       -----------------------------------------
                                            Peter S. Hathaway
                                            President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Peter S. Hathaway, G. Thomas Rochford, Jr., Steven M. Helm and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.


                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                   /s/ Peter S. Hathaway                           Director and President
             ----------------------------------
                     Peter S. Hathaway                                (Principal Executive Officer)

                /s/ G. Thomas Rochford, Jr.                        Treasurer
             ----------------------------------
                  G. Thomas Rochford, Jr.                             (Principal Financial Officer and Principal Accounting Officer)

                    /s/ Steven M. Helm                             Director and Secretary
             ----------------------------------
                      Steven M. Helm

                   /s/ Michael G. Hannon                           Director
             ----------------------------------
                     Michael G. Hannon

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule D hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                 On behalf of each
                                 Subsidiary Guarantor listed
                                 on Schedule D hereto.

                                 By:   /s/Larry D. Henk
                                    --------------------------------------------
                                          Larry D. Henk
                                          President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Larry D. Henk, Steven M. Helm and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                     /s/ Larry D. Henk                             Director and President
             ----------------------------------
                       Larry D. Henk                                  (Principal Executive Officer)

                /s/ G. Thomas Rochford, Jr.                        Treasurer
             ----------------------------------
                  G. Thomas Rochford, Jr.                             (Principal Financial Officer and Principal Accounting Officer)

                    /s/ Steven M. Helm                             Director
             ----------------------------------
                      Steven M. Helm

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule E hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                   On behalf of each
                                   Subsidiary Guarantor listed
                                   on Schedule E hereto.

                                   By: /s/Henry L. Hirvela
                                      ------------------------------------------
                                          Henry L. Hirvela
                                          President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Henry L. Hirvela, G. Thomas Rochford, Jr. and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                   /s/ Henry L. Hirvela                            Director and President
             ----------------------------------
                     Henry L. Hirvela                                 (Principal Executive Officer)

                /s/ G. Thomas Rochford, Jr.                        Treasurer
             ----------------------------------
                  G. Thomas Rochford, Jr.                             (Principal Financial Officer and Principal Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule F hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                 On behalf of each
                                 Subsidiary Guarantor listed
                                 on Schedule F hereto.

                                 By:  /s/James S. Eng
                                    --------------------------------------------
                                         James S. Eng
                                         President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr., James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                     /s/ James S. Eng                              Director and President
             ----------------------------------
                       James S. Eng                                   (Principal Executive Officer)

                /s/ G. Thomas Rochford, Jr.                        Director and Treasurer
             ----------------------------------
                  G. Thomas Rochford, Jr.                             (Principal Financial Officer and Principal Accounting Officer)

                   /s/ Donald W. Slager                            Director and Vice President
             ----------------------------------
                     Donald W. Slager

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule G hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                On behalf of each
                                Subsidiary Guarantor listed
                                on Schedule G hereto.

                                By:  /s/Donald W. Slager
                                   ---------------------------------------------
                                         Donald W. Slager
                                         Executive Vice President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr., James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                   /s/ Donald W. Slager                            Executive Vice President
             ----------------------------------
                     Donald W. Slager                                 (Principal Executive Officer)

                                                                   Treasurer
                /s/ G. Thomas Rochford, Jr.
             ----------------------------------
                  G. Thomas Rochford, Jr.                             (Principal Financial Officer and Principal Accounting Officer)

                                                                   Director, President and Chief Executive Officer of Allied Waste
                 /s/ Thomas H. Van Weelden                         North America, Inc. as Managing Member
             ----------------------------------
                   Thomas H. Van Weelden

                                                                   Director, Vice President and Chief Financial Officer of Allied
                   /s/ Henry L. Hirvela                            Waste North America, Inc. as Managing Member
             ----------------------------------
                     Henry L. Hirvela

                                                                   Director, Vice President - Legal and Corporate Secretary of
                    /s/ Steven M. Helm                             Allied Waste North America, Inc. as Managing Member
             ----------------------------------
                      Steven M. Helm

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule H hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                  On behalf of each
                                  Subsidiary Guarantor listed
                                  on Schedule H hereto.

                                  By: /s/ Donald W. Slager
                                     -------------------------------------------
                                          Donald W. Slager
                                          President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr. and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                   /s/ Donald W. Slager                            Director and President
             ----------------------------------
                     Donald W. Slager                                 (Principal Executive Officer)

                /s/ G. Thomas Rochford, Jr.                        Director and Treasurer
             ----------------------------------
                  G. Thomas Rochford, Jr.                             (Principal Financial Officer and Principal Accounting Officer)

                     /s/ James S. Eng                              Director
             ----------------------------------
                       James S. Eng

                   /s/ Douglas W. Borro                            Director
             ----------------------------------
                     Douglas W. Borro

                                                                   Director
             ----------------------------------
                        Ward Herst

                     /s/ Jo Lynn White                             Director
             ----------------------------------
                       Jo Lynn White

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule I hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                 On behalf of each
                                 Subsidiary Guarantor listed
                                 on Schedule I hereto.

                                 By: Allied Waste Landfill Holdings, Inc.
                                 General Partner

                                 By: /s/ James S. Eng
                                    --------------------------------------------
                                         James S. Eng
                                         Attorney-in-fact


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Thomas H. Van Weelden, Henry L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                     /s/ James S. Eng                              Director of Allied Waste Landfill Holdings, Inc.
             ----------------------------------
                       James S. Eng

                   /s/ Donald W. Slager                            Director of Allied Waste Landfill Holdings, Inc.
             ----------------------------------
                     Donald W. Slager

                /s/ G. Thomas Rochford, Jr.                        Director of Allied Waste Landfill Holdings, Inc.
             ----------------------------------
                   Thomas Rochford, Jr.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule J hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                               On behalf of each
                               Subsidiary Guarantor listed
                               on Schedule J hereto.

                               By: /s/ Donald W. Slager
                                  ----------------------------------------------
                                       Donald W. Slager
                                       President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr. and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                   /s/ Donald W. Slager                            President
             ----------------------------------
                     Donald W. Slager                                 (Principal Executive Officer)

                /s/ G. Thomas Rochford, Jr.                        Treasurer
             ----------------------------------
                  G. Thomas Rochford, Jr.                             (Principal Financial Officer and Principal Accounting Officer)

                 /s/ Thomas H. Van Weelden                         Director, President and Chief Executive Officer of Allied Waste
             ----------------------------------
                   Thomas H. Van Weelden                           North America, Inc. as Managing Member

                   /s/ Henry L. Hirvela                            Director,Vice  President and Chief Executive Financial Officer of
             ----------------------------------
                     Henry L. Hirvela                              Allied Waste North America, Inc. as Managing Member

                    /s/ Steven M. Helm                             Director, Vice President - Legal and Corporate Secretary of
             ----------------------------------
                      Steven M. Helm                               Allied Waste North America, Inc. as Managing Member

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule K hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                    On behalf of each
                                    Subsidiary Guarantor listed
                                    on Schedule K hereto.

                                    By: /s/ Donald W. Slager
                                       -----------------------------------------
                                            Donald W. Slager
                                            President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr. and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23rd, 1999.

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                   /s/ Donald W. Slager                            President and Director
             ----------------------------------
                    Donald W. Slager                                 (Principal Executive Officer)

                /s/ G. Thomas Rochford, Jr.                        Director and Treasurer
             ----------------------------------
                  G. Thomas Rochford, Jr.                             (Principal Financial Officer and Principal Accounting Officer)

                      /s/ Doug Borro                               Director
             ----------------------------------
                        Doug Borro

                     /s/ Jo Lynn White                             Director
             ----------------------------------
                       Jo Lynn White

                                                                   Director
             ----------------------------------
                       Ronald Poland

                       /s/ James Eng                               Director
             ----------------------------------
                         James Eng

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule L hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                On behalf of each
                                Subsidiary Guarantor listed
                                on Schedule L hereto.

                                By:  Allied Waste Landfill Holdings, Inc.
                                General Partner

                                By: /s/ James S. Eng
                                   ---------------------------------------------
                                    James S. Eng
                                    Attorney-in-fact

                                On behalf of each
                                Subsidiary Guarantor listed
                                on Schedule L hereto.

                                By:  Allied Waste North America, Inc.
                                General Partner

                                By: /s/ James S. Eng
                                   ---------------------------------------------
                                    James S. Eng
                                    Attorney-in-fact


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr. and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.



                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                     /s/ James S. Eng                              Director of Allied Waste Landfill Holdings, Inc.
             ----------------------------------
                       James S. Eng

                   /s/ Donald W. Slager                            Director of Allied Waste Landfill Holdings, Inc.
             ----------------------------------
                     Donald W. Slager

               /s/ G. Thomas Rochford, Jr.                         Director of Allied Waste Landfill Holdings, Inc.
             ----------------------------------
                  G. Thomas Rochford, Jr.

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                 /s/ Thomas H. Van Weelden                         Director of Allied Waste North America, Inc.
             ----------------------------------
                   Thomas H. Van Weelden

                 /s/ Thomas H. Van Weelden                         Director of Allied Waste North America, Inc.
             ----------------------------------
                     Henry L. Hirvela

                    /s/ Steven M. Helm                             Director of Allied Waste North America, Inc.
             ----------------------------------
                      Steven M. Helm

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule M hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                   On behalf of each
                                   Subsidiary Guarantor listed
                                   on Schedule M hereto.

                                   By: /s/ Donald W. Slager
                                      ------------------------------------------
                                           Donald W. Slager
                                           President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Thomas H. Van Weelden, Henry L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.

                         SIGNATURE                                                    TITLE
             ----------------------------------            -----------------------------------------------------------------
                   /s/ Donald W. Slager                    President
             ----------------------------------
                     Donald W. Slager                          (Principal Executive Officer)

                /s/ G. Thomas Rochford, Jr.                Treasurer
             ----------------------------------
                  G. Thomas Rochford, Jr.                      (Principal Financial Officer and Principal Accounting Officer)

                 /s/ Thomas H. Van Weelden                 Director, President and Chief Executive Officer of Allied Waste
             ----------------------------------
                   Thomas H. Van Weelden                        North America, Inc. as Managing Member

                   /s/ Henry L. Hirvela                    Director, Vice President - Chief Financial Officer of Allied
             ----------------------------------
                     Henry L. Hirvela                           Waste North America, Inc. as Managing Member

                    /s/ Steven M. Helm                     Director, Vice President - Legal and Corporate Secretary of Allied
             ----------------------------------
                      Steven M. Helm                             Waste North America, Inc. as Managing Member

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule N hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                           On behalf of each
                           Subsidiary Guarantor listed
                           on Schedule N hereto.

                           By: Liberty Waste Services of Illinois, L.L.C Managing Member

                           By:  Liberty Waste Services Limited, L.L.C
                                Managing Member

                           By: American Disposal Services of Illinois, Inc. Managing Member


                           By: /s/ Donald W. Slager
                              ---------------------------------------------
                                   Donald W. Slager
                                   Executive Vice President


                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                   /s/ Donald W. Slager                            Director and Executive Vice President of American Disposal
             ----------------------------------
                     Donald W. Slager                                   Services of Illinois, Inc.

                /s/ G. Thomas Rochford, Jr.                        Director and Treasurer of American Disposal Services of
             ----------------------------------
                  G. Thomas Rochford, Jr.                              Illinois, Inc.

                     /s/ James S. Eng                              Director of American Disposal Services of
             ----------------------------------
                       James S. Eng                                     Illinois, Inc.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule O hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                 On behalf of each
                                 Subsidiary Guarantor listed
                                 on Schedule O hereto.

                                 By:  Draw Enterprises Real Estate, Inc.
                                      General Partner

                                 By: /s/ Donald W. Slager
                                    --------------------------------------------
                                         Donald W. Slager
                                         Executive Vice-President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr. and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.



                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                   /s/ Donald W. Slager                            Director and Executive Vice President of Draw Enterprises
             ----------------------------------
                     Donald W. Slager                                   Real Estate, Inc.

                /s/ G. Thomas Rochford, Jr.                        Director and Treasurer of Draw Enterprises Real Estate, Inc.
             ----------------------------------
                  G. Thomas Rochford, Jr.

                     /s/ James S. Eng                              Director of Draw Enterprises Real Estate, Inc.
             ----------------------------------
                       James S. Eng

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule P hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                            On behalf of each
                            Subsidiary Guarantor listed
                            on Schedule P hereto.

                            By:  Liberty Waste Services Limited, L.L.C.
                                  Managing Member

                            By: American Disposal Services of Illinois, Inc. Managing Member



                            By: /s/Donald W. Slager
                               ---------------------------------------------
                                   Donald W. Slager
                                   Executive Vice President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr. and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                    /s/Donald W. Slager                            Director and Executive Vice President of American Disposal
             ----------------------------------
                     Donald W. Slager                                   Services of Illinois, Inc.

                /s/G. Thomas Rochford, Jr.                         Director and Treasurer of American Disposal Services of
             ----------------------------------
                  G. Thomas Rochford, Jr.                                Illinois, Inc.

                      /s/James S. Eng                              Director of American Disposal Services of Illinois, Inc.
             ----------------------------------
                       James S. Eng

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule Q hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                            On behalf of each
                            Subsidiary Guarantor listed
                            on Schedule Q hereto.

                            By: American Disposal Services of Illinois, Inc. Managing Member


                            By: /s/Donald W. Slager
                               -------------------------------------------------
                                   Donald W. Slager
                                   Executive Vice President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr. and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.


                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                    /s/Donald W. Slager                            Director and Executive Vice President of American Disposal
             ----------------------------------
                     Donald W. Slager                                  Services of Illinois, Inc.

                /s/G. Thomas Rochford, Jr.                         Director and Treasurer of American Disposal Services of
             ----------------------------------
                  G. Thomas Rochford, Jr.                               Illinois, Inc.

                      /s/James S. Eng                              Director of American Disposal Services of Illinois, Inc.
             ----------------------------------
                       James S. Eng

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule R hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                           On behalf of each
                           Subsidiary Guarantor listed
                           on Schedule R hereto.

                           By: Rabanco Recycling, Inc.
                                 General Partner


                           By: /s/Donald W. Slager
                              --------------------------------------------------
                                  Donald W. Slager
                                  Executive Vice-President

                           By: Paper Fibers, Inc.
                               General Partner


                           By: /s/Donald W. Slager
                              --------------------------------------------------
                                  Donald W. Slager
                                  Executive Vice-President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr. and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.



                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                    /s/Donald W. Slager                            Director and Executive Vice President of Rabanco Recycling, Inc.
             ----------------------------------
                     Donald W. Slager

                /s/G. Thomas Rochford, Jr.                         Director and Treasurer of Rabanco Recycling, Inc.
             ----------------------------------
                  G. Thomas Rochford, Jr.

                                                                   Director of Rabanco Recycling, Inc.
                      /s/James S. Eng
             ----------------------------------
                       James S. Eng


                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------

                    /s/Donald W. Slager                            Director and Executive Vice President of Paper Fibers, Inc.
             ----------------------------------
                     Donald W. Slager

                /s/G. Thomas Rochford, Jr.                         Director and Treasurer of Paper Fibers, Inc.
             ----------------------------------
                  G. Thomas Rochford, Jr.

                      /s/James S. Eng                              Director of Paper Fibers, Inc.
             ----------------------------------
                       James S. Eng

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule S hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                    On behalf of each
                                    Subsidiary Guarantor listed
                                    on Schedule S hereto.


                                    By: /s/Donald W. Slager
                                       -----------------------------------------
                                           Donald W. Slager
                                           Executive Vice-President



         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr. and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                    /s/Donald W. Slager                            President and Director
             ----------------------------------
                     Donald W. Slager                                 (Principal Executive Officer)

                /s/G. Thomas Rochford, Jr.                         Director and Treasurer
             ----------------------------------
                  G. Thomas Rochford, Jr.                             (Principal Financial Officer and Principal Accounting Officer)

                       /s/Doug Borro                               Director
             ----------------------------------
                        Doug Borro

                     /s/Jo Lynn White                              Director
             ----------------------------------
                       Jo Lynn White

                                                                   Director
             ----------------------------------
                       Bob Hawthorne

                       /s/James Eng                                Director
             ----------------------------------
                         James Eng

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule T hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                            On behalf of each
                            Subsidiary Guarantor listed
                            on Schedule T hereto.

                            By: ECDC Holdings, Inc.
                                Managing Member


                            By: /s/Donald W. Slager
                               -------------------------------------------------
                                   Donald W. Slager
                                   Executive Vice-President

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                    /s/Donald W. Slager                            Director and Executive Vice-President of ECDC Holdings, Inc.
             ----------------------------------
                     Donald W. Slager

                /s/G. Thomas Rochford, Jr.                         Director and Treasurer of ECDC Holdings, Inc.
             ----------------------------------
                  G. Thomas Rochford, Jr.

                      /s/James S. Eng                              Director of ECDC Holdings, Inc.
             ----------------------------------
                       James S. Eng

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule U hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                            On behalf of each
                            Subsidiary Guarantor listed
                            on Schedule U hereto.

                            By: Allied Waste Systems, Inc.
                                Managing Member


                            By: /s/Donald W. Slager
                               -------------------------------------------------
                                   Donald W. Slager
                                   President


                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                    /s/Donald W. Slager                            Director and President of Allied Waste Systems, Inc.
             ----------------------------------
                     Donald W. Slager

                /s/G. Thomas Rochford, Jr.                         Director and Treasurer of Allied Waste Systems, Inc.
             ----------------------------------
                  G. Thomas Rochford, Jr.

                      /s/James S. Eng                              Director of Allied Waste Systems, Inc.
             ----------------------------------
                       James. S. Eng

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule V hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                          On behalf of each
                          Subsidiary Guarantor listed
                          on Schedule V hereto.

                          By: Rabanco Recycling, Inc.
                              Managing General Partner


                          By: /s/Donald W. Slager
                             ---------------------------------------------------
                                 Donald W. Slager
                                 Executive Vice-President

                          By:  Rabanco, Ltd.

                          By: /s/Donald W. Slager
                             ---------------------------------------------------
                                 Donald W. Slager
                                 Executive Vice-President


                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                    /s/Donald W. Slager                            Director and Executive Vice President of Rabanco Recycling, Inc.
             ----------------------------------
                     Donald W. Slager

                /s/G. Thomas Rochford, Jr.                         Director and Treasurer of Rabanco Recycling, Inc.
             ----------------------------------
                  G. Thomas Rochford, Jr.

                      /s/James S. Eng                              Director of Rabanco Recycling, Inc.
             ----------------------------------
                       James S. Eng

                    /s/Donald W. Slager                            Director and Executive Vice President of Rabanco, Ltd.
             ----------------------------------
                     Donald W. Slager

                /s/G. Thomas Rochford, Jr.                         Director and Treasurer of Rabanco, Ltd.
             ----------------------------------
                  G. Thomas Rochford, Jr.

                      /s/James S. Eng                              Director of Rabanco, Ltd.
             ----------------------------------
                       James S. Eng

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule W hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                               On behalf of each
                               Subsidiary Guarantor listed
                               on Schedule W hereto.

                               By: United Waste Control Corp.
                                   Managing General Partner


                               By: /s/Donald W. Slager
                                  ----------------------------------------------
                                      Donald W. Slager
                                      Executive Vice-President


                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                    /s/Donald W. Slager                            Director and Executive Vice President of United Waste
             ----------------------------------
                     Donald W. Slager                              Control Corp.

                /s/G. Thomas Rochford, Jr.                         Director and Treasurer of United Waste Control Corp.
             ----------------------------------
                  G. Thomas Rochford, Jr.

                      /s/James S. Eng                              Director of United Waste Control Corp.
             ----------------------------------
                       James S. Eng

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule X hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                            On behalf of each
                            Subsidiary Guarantor listed
                            on Schedule X hereto.

                            By: Paper Fibres Company
                                General Partner

                            By: Rabanco Recycling, Inc.
                                General Partner

                            By: /s/Donald W. Slager
                               -------------------------------------------------
                                   Donald W. Slager
                                   Executive Vice-President

                             By: Paper Fibers, Inc.
                                 General Partner

                             By: /s/Donald W. Slager
                                ------------------------------------------------
                                    Donald W. Slager
                                    Executive Vice-President

                             By:  CCAI, Inc.
                                  General Partner

                             By: /s/Donald W. Slager
                                ------------------------------------------------
                                    Donald W. Slager
                                    Executive Vice-President

                             By:  SSWI, Inc.
                                  General Partner

                             By: /s/Donald W. Slager
                                ------------------------------------------------
                                    Donald W. Slager
                                    Executive Vice-President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr. and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.


                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                    /s/Donald W. Slager                            Director and Executive Vice-President of Rabanco Recycling, Inc.
             ----------------------------------
                     Donald W. Slager

                /s/G. Thomas Rochford, Jr.                         Director and Treasurer of Rabanco Recycling, Inc.
             ----------------------------------
                  G. Thomas Rochford, Jr.

                      /s/James S. Eng                              Director of Rabanco Recycling, Inc.
             ----------------------------------
                       James S. Eng



                    /s/Donald W. Slager                            Director and Executive Vice-President of Paper Fibers, Inc.
             ----------------------------------
                     Donald W. Slager

                /s/G. Thomas Rochford, Jr.                         Director and Treasurer of Paper Fibers, Inc.
             ----------------------------------
                  G. Thomas Rochford, Jr.

                      /s/James S. Eng                              Director of Paper Fibers, Inc.
             ----------------------------------
                       James S. Eng

                    /s/Donald W. Slager                            Director and Executive Vice-President of CCAI, Inc.
             ----------------------------------
                     Donald W. Slager

                /s/G. Thomas Rochford, Jr.                         Director and Treasurer of CCAI, Inc.
             ----------------------------------
                  G. Thomas Rochford, Jr.

                      /s/James S. Eng                              Director of CCAI, Inc.
             ----------------------------------
                       James S. Eng

                    /s/Donald W. Slager                            Director and Executive Vice-President of SSWI, Inc.
             ----------------------------------
                     Donald W. Slager

                /s/G. Thomas Rochford, Jr.                         Director and Treasurer of SSWI, Inc.
             ----------------------------------
                  G. Thomas Rochford, Jr.

                      /s/James S. Eng                              Director of SSWI, Inc.
             ----------------------------------
                       James S. Eng

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule Y hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                 On behalf of each
                                 Subsidiary Guarantor listed
                                 on Schedule Y hereto.

                                 By: WJR Environmental, Inc.
                                     Managing General Partner


                                 By: /s/Donald W. Slager
                                    --------------------------------------------
                                        Donald W. Slager
                                        President

         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr. and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.



                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                    /s/Donald W. Slager                            Director and Vice-President of WJR Environmental, Inc.
             ----------------------------------
                     Donald W. Slager

                /s/G. Thomas Rochford, Jr.                         Director and Treasurer or WJR Environmental, Inc.
             ----------------------------------
                  G. Thomas Rochford, Jr.

                       James S. Eng                                Director of WJR Environmental, Inc.
             ----------------------------------
                       James S. Eng

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule Z hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                    On behalf of each
                                    Subsidiary Guarantor listed
                                    on Schedule Z hereto.


                                    By: /s/Donald W. Slager
                                       -----------------------------------------
                                           Donald W. Slager
                                           President

         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr. and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.



                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                    /s/Donald W. Slager                            Director and President
             ----------------------------------
                     Donald W. Slager                              (Principal Executive Officer)

                /s/G. Thomas Rochford, Jr.                         Director and Treasurer
             ----------------------------------
                  G. Thomas Rochford, Jr.                          (Principal Financial Officer and Principal Accounting Officer)

                       /s/James Eng                                Director
             ----------------------------------
                       James S. Eng

                   /s/Peter S. Hathaway
             ----------------------------------
                     Peter S. Hathaway                             Director

                     /s/Steven M. Helm
             ----------------------------------
                      Steven M. Helm                               Director


             ----------------------------------
                     Edward S. Contant                             Director

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule AA hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                  On behalf of each
                                  Subsidiary Guarantor listed
                                  on Schedule AA hereto.


                                  By: /s/Michael Stone
                                     -------------------------------------------
                                         Michael Stone
                                         President and Sole Director

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule BB hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                 On behalf of each
                                 Subsidiary Guarantor listed
                                 on Schedule BB hereto.


                                 By: /s/Donald W. Slager
                                    --------------------------------------------
                                        Donald W. Slager
                                        Vice President

         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr. and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.



                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                    /s/Donald W. Slager                            Director and Executive Vice President
             ----------------------------------
                     Donald W. Slager                              (Principal Executive Officer)

                /s/G. Thomas Rochford, Jr.                         Director and Treasurer
             ----------------------------------
                  G. Thomas Rochford, Jr.                          (Principal Financial Officer and Principal Accounting Officer)

                      /s/James S. Eng                              Director
             ----------------------------------
                       James S. Eng


             ----------------------------------
                       Steve Forney                                Director

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule CC hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                                  On behalf of each
                                  Subsidiary Guarantor listed
                                  on Schedule CC hereto.


                                  By: /s/Roger A. Ramsey
                                     -------------------------------------------
                                         Roger A. Ramsey
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr. and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.


                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                    /s/Roger A. Ramsey                             Director and Executive Vice President
             ----------------------------------
                      Roger A. Ramsey                              (Principal Executive Officer)

                    /s/Henry L. Hirvela                            Director and Vice President- Finance
             ----------------------------------
                     Henry L. Hirvela                              (Principal Financial Officer and Principal Accounting Officer)

                 /s/Thomas H. Van Weelden                          Director
             ----------------------------------
                   Thomas H. Van Weelden

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule DD hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 23rd day of November, 1999.

                           On behalf of each
                           Subsidiary Guarantor listed
                           on Schedule DD hereto.

                           By: Allied Waste North America, Inc.
                               General Partner

                           By: /s/Donald W. Slager
                              --------------------------------------------------
                                  Donald W. Slager
                                  Executive Vice-President

                           By: Browning-Ferrris Industries of Tennessee, Inc.
                               General Partner

                           By: /s/Donald W. Slager
                              --------------------------------------------------
                                  Donald W. Slager
                                  Executive Vice-President


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Thomas H. Van Weelden, Henry L. Hirvela, James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                 /s/Thomas H. Van Weelden                          Director, President and Chief Executive Officer of Allied Waste
             ----------------------------------                       North America, Inc.
                   Thomas H. Van Weelden                              (Principal Executive Officer)

                    /s/Henry L. Hirvela                            Director, Vice President and Chief Financial Officer of Allied
             ----------------------------------                       Waste North America, Inc.
                     Henry L. Hirvela                                 (Principal Financial Officer)

                      /s/James S. Eng                              Corporation Controller of Allied Waste North America, Inc.
             ----------------------------------
                       James S. Eng                                   (Principal Accounting Officer)

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                     /s/Steven M. Helm                             Director, Vice President-Legal and Corporate Secretary of Allied
             ----------------------------------                        Waste North America, Inc.
                      Steven M. Helm

                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Donald W. Slager, G. Thomas Rochford, Jr., James S. Eng and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 23, 1999.

                         SIGNATURE                                                            TITLE
             ----------------------------------                    -----------------------------------------------------------------
                    /s/Donald W. Slager                            Director and Executive Vice President of Browning-Ferrris
             ----------------------------------                       Industries of Tennessee, Inc.
                     Donald W. Slager                                 (Principal Executive Officer)

                /s/G. Thomas Rochford, Jr.                         Director and Treasurer of Browning-Ferrris Industries of
             ----------------------------------                       Tennessee, Inc.
                  G. Thomas Rochford, Jr.                             (Principal Financial Officer and Principal Accounting Officer)

                      /s/James S. Eng                              Director of Browning-Ferris Industries of Tennessee, Inc.
             ----------------------------------
                       James S. Eng

                                  EXHIBIT INDEX

  NUMBER                                                         DESCRIPTION
-----------      -------------------------------------------------------------------------------------------------------------------
     *3.1        Amended Certificate of Incorporation of the Company
                 (incorporated herein by reference to Exhibit 3.1 to the
                 Company's Report on Form 10-K for the fiscal year ended
                 December 31, 1996).
     *3.2        Amended and Restated Bylaws of the Company as of May 13, 1997.
                 Exhibit 3.2 to the Company's Report on Form 10-Q for the
                 quarter ended June 30, 1997 is incorporated herein by
                 reference.
     *3.3        Amendment to Amended Certificate of Incorporation of the
                 Company dated October 15, 1998. Exhibit 3.4 to the Company's
                 Report on Form 10-Q for the quarter ended September 30, 1998 is incorporated herein by reference.
    **4.1        Indenture relating to the 10% Senior Subordinated Notes due
                 2009, dated as of July 30, 1999, by and among the Company and
                 U.S. Bank Trust National Association, as Trustee, with respect to the Notes and Exchange Notes.
    **4.2        Series Supplement Indenture relating to the 10% Senior
                 Subordinated Notes due 2009, dated July 30, 1999 (Incorporated by Reference to Exhibit 4.1 to Allied's Form 8-K dated
                 September 14, 1999).
    **4.3        Form of 10% Series B Senior Subordinated Notes due 2009
                 (included in Exhibit 4.2).
   ***5.1        Opinion of Fried, Frank, Harris, Shriver & Jacobson, as to the
                 legality of the securities, dated November   , 1999.
    *10.1        Registration Rights Agreement, dated as of July 30, 1999, by and among the Company, the Guarantors and the initial
                 purchasers, relating to the $2 billion 10% Senior Subordinated
                 Notes due 2009. Exhibit 10.3 to Allied's Current Report on Form
                 8-K dated August 10, 1999 is incorporated herein by reference.
    *10.2        Purchase Agreement dated December 14, 1998, by and among the
                 Company, the Guarantors and the initial purchasers, with
                 respect to the $2 billion 10% Senior Subordinated Notes due
                 2009. Exhibit 10.4 to Allied's Registration Statement on Form
                 S-4 (No. 333-70709) is incorporated herein by reference.
    *12.1        Ratio of earnings to fixed charges.  (Incorporated by Reference to Exhibit 12 to Allied's Form 10-Q dated September 30, 1999).
  ***23.1        Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1).
   **23.2        Consent of Arthur Andersen LLP, Houston.
   **23.3        Consent of Arthur Andersen, Phoenix.
   **24.1        Powers of Attorney (included in the signature pages to this
                 Registration Statement).
   **25.1        Statement of Eligibility and Qualification of Trustee on
                 Form T-1 of U.S. Bank Trust National Association under the
                 Trust Indenture Act of 1939.
  ***99.1        Letter of Transmittal, with respect to old notes and Exchange
                 Notes.
  ***99.2        Notice of Guaranteed Delivery, with respect to old notes and
                 Exchange Notes.
  ***99.3        Instructions to Registered Holders from Beneficial Owners, with respect to the old notes and Exchange Notes.
  ***99.4        Letter to Registered Holders.
  ***99.5        Letter to Our Clients.

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      *          Previously Filed.
     **          Filed Herewith.
    ***          To be filed by amendment.